Exhibit 2.1

MASTER REORGANIZATION AGREEMENT

by and among

LINN ENERGY, INC.,

ROAN HOLDINGS, LLC,

and

ROAN RESOURCES LLC

Dated as of September 17, 2018

i

APPENDIX:

Appendix A	-	Definitions

EXHIBITS:

Exhibit A	-	Form of Registration Rights Agreement
Exhibit B	-	Form of Roan Resources Second A&R LLCA
Exhibit C	-	Form of Stockholders’ Agreement
Exhibit D	-	Form of New LINN Merger Agreement
Exhibit E	-	Form of Roan Holdco Merger Agreement

ii

Exhibit F	-	Form of New LINN Subsidiaries’ Formation Documents
Exhibit G	-	Form of Roan Holdco Formation Documents
Exhibit H	-	Form of Roan Resources Assignment
Exhibit I	-	Form of Roan Resources LLCA Addendum
Exhibit J	-	Form of Governing Document Voting Agreement
Exhibit K	-	Representations and Assumptions (Section 351 Tax Opinion)
Exhibit L	-	Form of Amended and Restated Roan Inc. Certificate of Incorporation
Exhibit M	-	Form of Amended and Restated Roan Inc. Bylaws

iii

MASTER REORGANIZATION AGREEMENT

This Master Reorganization Agreement (this “Agreement”) is dated as of September 17, 2018 (the “Execution Date”), by and among Linn Energy, Inc., a Delaware corporation (“New LINN”), Roan Holdings, LLC, a Delaware limited liability company (“Roan Holdings”), and Roan Resources LLC, a Delaware limited liability company (“Roan Resources”). Each of New LINN, Roan Holdings and Roan Resources is sometimes referred to herein individually as a “Party” and, collectively, they are referred to herein as the “Parties.”

RECITALS:

WHEREAS, Linn Energy Holdings, LLC, a Delaware limited liability company and an indirect subsidiary of Linn Energy, Inc., a Delaware corporation (“LINN”) and predecessor-in-interest to New LINN, Linn Operating, LLC, a Delaware limited liability company and an indirect subsidiary of LINN, and Citizen Energy II, LLC, an Oklahoma limited liability company and the predecessor-in-interest to Roan Holdings, established Roan Resources for the purposes of acquiring, exploring and developing oil and gas interests in an agreed area of mutual interest within the Merge, SCOOP and STACK resource plays in Oklahoma;

WHEREAS, prior to the Execution Date, LINN consummated a series of restructuring transactions intended to separate LINN’s interest in Roan Resources from the other assets of LINN, and in connection therewith, LINN caused the formation of New LINN, the reorganization of LINN into New LINN and the assignment to New LINN of 100% of the interest in Roan Resources originally held, indirectly, by LINN (collectively, the “LINN Reorganization”);

WHEREAS, prior to the Execution Date, New LINN completed the Spinoff (as defined below);

WHEREAS, in connection with the Spinoff, New LINN entered into that certain Tax Matters Agreement, dated August 7, 2018 (the “Tax Matters Agreement”);

WHEREAS, New LINN and Roan Holdings wish to reorganize their respective interests in Roan Resources under Roan Inc. (as defined below) on the terms and subject to the conditions set forth herein;

WHEREAS, the Parties intend that such reorganization under Roan Inc. shall qualify under Section 351 of the Code and that the transfer by the stockholders of New Linn shall also qualify under Section 368(a) of the Code;

WHEREAS, it is the intention of the Parties hereto that this Agreement is, and is hereby adopted as, a “plan of reorganization” under Section 368 of the Code and that the transactions consummated pursuant to this Agreement shall constitute a single transfer for purposes of Section 351 of the Code; and

WHEREAS, (i) the Board of Directors of New LINN has approved this Agreement, and declared this Agreement and the transactions contemplated hereby to be in the best interests of New LINN and its stockholders, (ii) the Board of Managers of Roan Holdings has approved this

Agreement, and declared this Agreement and the transactions contemplated hereby to be in the best interests of Roan Holdings and its members and (iii) the Board of Managers of Roan Resources has approved this Agreement, and declared this Agreement and the transactions contemplated hereby to be in the best interests of Roan Resources and its members.

NOW, THEREFORE, in consideration of the premises and mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Section 1.1    Defined Terms. In addition to the terms defined in the introductory paragraph of this Agreement, for purposes hereof, capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A.

Section 1.2    References and Rules of Construction. All references in this Agreement to Exhibits, Schedules, Appendices, Articles, Sections, subsections, clauses and other subdivisions refer to the corresponding Exhibits, Schedules, Appendices, Articles, Sections, subsections, clauses and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Exhibits, Schedules, Appendices, Articles, Sections, subsections, clauses and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection, clause or other subdivision unless expressly so limited. The words “this Article,” “this Section,” “this subsection,” “this clause” and words of similar import refer only to the Article, Section, subsection and clause hereof in which such words occur. The words “including” and “includes” (in their various forms) means “including without limitation” and corresponding derivative expressions. The words “shall” and “will” are used interchangeably and have the same meaning. All references to “$” or “dollars” shall be deemed references to United States dollars. Each accounting term not defined herein will have the meaning given to it under GAAP as interpreted as of the date of this Agreement. Unless expressly provided to the contrary, the word “or” is not exclusive. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Appendices, Exhibits and Schedules referred to herein are attached to and by this reference incorporated herein for all purposes. Reference herein to any federal, state, local or foreign Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and reference herein to any agreement, instrument or Law means such agreement, instrument or Law as from time to time amended, modified or supplemented, including, in the case of agreements or instruments, by waiver or consent and, in the case of Laws, by succession of comparable successor Laws. References to a Person are also to its permitted successors and permitted assigns.

ARTICLE 2

THE REORGANIZATION; CLOSING

Section 2.1    Reorganization Transactions. Upon the terms and subject to the conditions of this Agreement, each of New LINN, Roan Resources and Roan Holdings hereby agrees to take, or cause to be taken, all of the actions and to consummate, or cause to be consummated, the transactions set forth in this Section 2.1 (the “Reorganization Transactions”) that are applicable to such Person, in each case effective as of the respective times set forth below.

(a)    Formation of New LINN Subsidiaries. Prior to the Closing, New LINN shall cause the formation of (i) Roan Resources Inc., a Delaware corporation and wholly owned subsidiary of New LINN (“Roan Inc.”), (ii) Linn Merger Sub #2, LLC, a Delaware limited liability company and wholly owned subsidiary of Roan Inc. (“Linn Merger Sub #2”), and (iii) Linn Merger Sub #3, LLC, a Delaware limited liability company and wholly owned subsidiary of Roan Inc. (“Linn Merger Sub #3” and, together with Linn Merger Sub #2, the “Linn Merger Subs”), in each case, pursuant to the formation documents attached hereto as Exhibit F.

(b)    Formation of Roan Holdco. Prior to the Closing, Roan Holdings shall cause the formation of Roan Holdings Holdco, LLC, a Delaware limited liability company and wholly owned subsidiary of Roan Holdings (“Roan Holdco”), pursuant to the formation documents attached hereto as Exhibit G.

(c)    Assignment of Roan Resources Interests. At the Closing, immediately prior to the New LINN Merger, Roan Holdings shall irrevocably assign, transfer, deliver, contribute and convey to Roan Holdco 100% of the member interest in Roan Resources held by Roan Holdings (the “Roan Resources Interests” and, such assignment in the form attached hereto as Exhibit H, the “Roan Resources Assignment”).

(d)    New LINN Merger. At the Closing, immediately after the Roan Resources Assignment, Linn Merger Sub #2, pursuant to the New LINN Merger Agreement, shall merge with and into New LINN, with New LINN continuing as the surviving entity in such merger pursuant to Section 251 of the DGCL and Section 18-209 of the Act (such transaction, the “New LINN Merger”).

(e)    Roan Holdco Merger. At the Closing, immediately after the New LINN Merger, Linn Merger Sub #3, pursuant to the Roan Holdco Merger Agreement, shall merge with and into Roan Holdco, with Roan Holdco continuing as the surviving entity in such merger pursuant to Section 18-209 of the Act (such transaction, the “Roan Holdco Merger”), whereupon Roan Holdings will be issued shares of Roan Inc. Common Stock that will represent, immediately after the Roan Holdco Merger, 50% (the “Consideration Share Threshold”) of all outstanding securities and any securities issued or issuable pursuant to options, restricted stock units, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Roan Inc. Common Stock (or other securities of Roan Inc.) as of immediately after the Roan Holdco Merger, but excluding any such securities, convertible securities or other rights issued or issuable in connection with the MIP Conversion (as defined below) (including any increases in the number of shares of Roan Inc. Common Stock issuable in connection with the

MIP Conversion); provided that, if it is determined following the Closing that the issuance of the Consideration Shares did not satisfy the Consideration Share Threshold, Roan Holdings will be issued shares of Roan Inc. Common Stock after the Closing in an amount sufficient to satisfy the Consideration Share Threshold.

(f)    Replacement of Roan Resources Management Incentive Plan. At the Closing, immediately after the Roan Holdco Merger, Roan Inc. shall amend and restate the Roan Resources Management Incentive Plan into the Roan Inc. Management Incentive Plan and all outstanding equity awards under the existing Roan Resources management incentive plan will be converted into awards under the Roan Inc. Management Incentive Plan (the “MIP Conversion”).

(g)    Amendment and Restatement of the Roan Resources A&R LLCA. At the Closing, immediately after the Roan Holdco Merger, Roan Holdings and New LINN shall amend and restate the Roan Resources A&R LLCA substantially in the form attached hereto as Exhibit B.

(h)    Transaction Agreements. Pursuant to the applicable provisions of Section 2.3, Section 2.4 and Section 2.5, each of the Parties shall execute and deliver each of the following documents that are applicable to such Person: the Roan Resources Assignment, the New LINN Merger Agreement and each other document contemplated thereby, the Roan Holdco Merger Agreement and each other document contemplated thereby, the Stockholders’ Agreement, the Registration Rights Agreement, the Governing Document Voting Agreement and the Roan Resources Second A&R LLCA (together with this Agreement, the “Transaction Documents”).

Section 2.2    Time and Place of Closing. The consummation of the Reorganization Transactions (the “Closing”), shall, unless otherwise agreed to in writing by New LINN and Roan Holdings, take place electronically via the exchange of documents in “portable document format” (“.pdf”) form, as soon as practicable (and in any event by the third (3rd) Business Day) after the satisfaction or waiver of the conditions set forth in Article 6 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, date and time as New LINN and Roan Holdings shall agree. The date on which the Closing actually occurs is referred to as the “Closing Date”, subject to the Parties’ rights to terminate this Agreement under Article 7.

Section 2.3    Obligations of Roan Holdings at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by the New LINN of its obligations pursuant to Section 2.4 and Roan Resources of its obligations pursuant to Section 2.5, Roan Holdings shall deliver or cause to be delivered to New LINN and Roan Resources, as applicable:

(a)    the Roan Resources Assignment, duly executed by each of Roan Holdco and Roan Holdings;

(b)    a counterpart to the Roan Resources LLCA Addendum, duly executed by Roan Holdco;

(c)    counterparts to the Roan Holdco Merger Agreement and each other document contemplated thereby, in each case, duly executed by each of Roan Holdco and Roan Holdings;

(d)    a counterpart to the Roan Resources Second A&R LLCA, duly executed by Roan Holdco;

(e)    a counterpart to the Registration Rights Agreement, duly executed by Roan Holdings;

(f)    a counterpart to the Stockholders’ Agreement, duly executed by Roan Holdings;

(g)    a counterpart to the Governing Document Voting Agreement, duly executed by Roan Holdings;

(h)    a certificate duly executed by an authorized executive officer of Roan Holdings, dated as of the Closing Date, certifying on behalf of Roan Holdings that the conditions set forth in Section 6.3(a) and Section 6.3(b) (but only as to the performance and observance by Roan Holdings of such covenants and agreements) have been fulfilled;

(i)    a certificate, duly executed and acknowledged by Roan Holdings, dated as of the Closing Date, in accordance with Section 1445(b)(2) of the Code (and consistent for such purpose with the form prescribed Treasury Regulations Section 1.1445-2(b)(2)) and Section 1446(f) of the Code, certifying that Roan Holdings is not a “foreign person” for such purposes; and

(j)    in connection with the Section 351 Tax Opinion, a certificate setting forth such representations as are reasonably required by tax counsel to New LINN to provide such tax opinion.

Section 2.4    Obligations of New LINN at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Roan Holdings of its obligations pursuant to Section 2.3 and Roan Resources of its obligations pursuant to Section 2.5, New LINN shall deliver or cause to be delivered to Roan Holdings and Roan Resources, as applicable:

(a)    an executed copy of the New LINN Merger Agreement and each other document contemplated thereby, in each case, duly executed by each of the parties thereto;

(b)    counterparts to the Roan Holdco Merger Agreement and each other document contemplated thereby, in each case, duly executed by each of Linn Merger Sub #3 and Roan Inc.;

(c)    counterparts to the Roan Resources Second A&R LLCA, duly executed by New LINN and Roan Inc.;

(d)    counterparts to the Registration Rights Agreement, duly executed by Roan Inc. and each Existing Linn Owner;

(e)    counterparts to the Stockholders’ Agreement, duly executed by Roan Inc. and the stockholder parties thereto other than Roan Holdings;

(f)    counterparts to the Governing Document Voting Agreement, duly executed by the stockholder parties thereto other than Roan Holdings;

(g)    a certificate duly executed by an authorized executive officer of New LINN, dated as of the Closing Date, certifying on behalf of New LINN that the conditions set forth in Section 6.2(a) and Section 6.2(b) (but only as to the performance and observance by New LINN of such covenants and agreements) have been fulfilled;

(h)    a tax opinion, in substance reasonably acceptable to Roan Holdings, that the New Linn Merger and Roan Holdco Merger and the related issuance of Roan Inc. Common Stock with respect to each such merger, should qualify under Section 351 of the Code (the “Section 351 Tax Opinion”), subject to receipt of all necessary representations, letters and certificates; provided, however, that for the avoidance of doubt, Roan Holdings acknowledges and agrees that a so-called “short form” opinion shall be sufficient for these purposes. In connection with such opinion, counsel will be entitled to rely on the representations and assumptions on Exhibit K and other customary representations and assumptions for a transaction of this nature; and

(i)    in accordance with Section 7(1)(a) of the Bylaws of Roan Inc., a written consent of one or more stockholders of Roan Inc. holding, in the aggregate, immediately after the New Linn Merger, a majority of the voting power of all of the then-outstanding shares of Roan Inc. Common Stock, voting together as a single class, approving (i) the Roan Holdco Merger and (ii) the amendment of the Roan Inc. certificate of incorporation substantially in the form attached hereto as Exhibit L and (iii) the amendment of the Roan Inc. bylaws substantially in the form attached hereto as Exhibit M.

Section 2.5    Obligations of Roan Resources at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Roan Holdings of its obligations pursuant to Section 2.3 and New LINN of its obligations pursuant to Section 2.4, Roan Resources shall deliver or cause to be delivered to Roan Holdings and New LINN (i) a duly executed counterpart to the Roan Resources LLCA Addendum and (ii) a certificate duly executed by an authorized executive officer of Roan Resources, dated as of the Closing Date, certifying on behalf of Roan Resources that the condition set forth in Section 6.1(b), Section 6.2(b) and Section 6.3(b) (but, with regard to Section 6.2(b) and Section 6.3(b), only as to the performance and observance by Roan Resources of such covenants and agreements) have been fulfilled.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF NEW LINN

Except as disclosed in the disclosure schedule delivered by New LINN to Roan Holdings (the “Disclosure Schedule”) at or prior to the execution of this Agreement, New LINN represents and warrants to Roan Holdings that:

Section 3.1    Organization.

(a)    New LINN is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. New LINN has full power and authority to carry on its business as presently conducted. New LINN is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on New LINN.

(b)    (i) As of the Execution Date, New LINN has no Subsidiaries and no equity interest in any Person other than Roan Resources, and (ii) as of the Closing, New LINN will have no Subsidiaries and no equity interest in any Person other than Roan Resources, the Linn Merger Subs and Roan Inc.

Section 3.2    Capitalization.

(a)    The authorized capital stock of New LINN consists of 270,000,000 shares of New LINN Class A Common Stock and 30,000,000 shares of New LINN Preferred Stock, par value $0.001 per share. All of the outstanding shares of such New LINN Class A Common Stock have been duly authorized and validly issued in accordance with the New LINN Certificate of Incorporation and are fully paid and nonassessable. There are 76,269,766 issued and outstanding shares of New LINN Class A Common Stock, and (ii) New LINN has no other equity securities issued or outstanding.

(b)    There are no preemptive rights or other rights to subscribe for or to purchase any shares of New LINN Class A Common Stock. There are no shares of New LINN Class A Common Stock or other equity securities of New LINN held in the treasury of New LINN. Except as set forth on Section 3.2(b) of the Disclosure Schedule, there are no outstanding options, restricted stock units, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of New LINN Class A Common Stock or other securities of New LINN.

(c)    Each of the Linn Merger Subs will be formed solely for the purpose of engaging in the transactions contemplated hereby and, as of the Closing, will not have engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby and will have no assets, liabilities or obligations of any nature other than those incident to such entities formation.

(d)    Roan Inc. will be formed solely for the purpose of engaging in the transactions contemplated hereby and, as of the Closing, will not have engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby and will have no assets, liabilities or obligations of any nature other than those incident to its formation and the sole member interest in each of the Linn Merger Subs.

(e)    As of the Closing, the authorized capital stock of Roan Inc. will consist of 270,000,000 shares of Roan Inc. Common Stock and 30,000,000 shares of Roan Inc. Preferred Stock. As of the Closing, all of the outstanding shares of Roan Inc. Common Stock will be duly authorized and validly issued in accordance with the Certificate of Incorporation of Roan Inc. as in effect on the Closing Date and will be fully paid and nonassessable. Immediately after the Closing, (i) there will be 152,539,532 issued and outstanding shares of Roan Inc. Common Stock, (ii) Roan Inc. will have no Roan

Inc. Preferred Stock or other equity or convertible securities issued or outstanding, and (iii) except as set forth on Section 3.2(e) of the Disclosure Schedule, there will be no outstanding options, restricted stock units, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Roan Inc. Common Stock or other securities of Roan Inc.

(f)    Immediately after the Closing, the Consideration Shares will represent 50% of all outstanding securities and any securities issuable pursuant to options, restricted stock units, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Roan Inc. Common Stock (or other securities of Roan Inc.), but excluding any such securities, convertible securities or other rights issued or issuable in connection with the MIP Conversion (including any increases in the number of shares of Roan Inc. Common Stock issuable in connection with the MIP Conversion).

Section 3.3    Authority Relative to the Transaction Documents. (a) New LINN has the full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby; (b) the execution, delivery and performance by New LINN of this Agreement and the other Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized, and no other corporate proceedings on the part of New LINN are necessary to authorize the execution, delivery and performance by New LINN of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby; and (c) this Agreement has been duly executed and delivered by New LINN and constitutes, and each other agreement, instrument or document executed or to be executed by New LINN in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by New LINN and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of New LINN enforceable against New LINN in accordance with its respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

Section 3.4    Noncontravention. The execution, delivery and performance by New LINN of this Agreement and the other Transaction Documents to which it is a party and the consummation by New LINN of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a violation of any provision of the New LINN Certificate of Incorporation, bylaws or any other governing instruments of New LINN, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any Encumbrance, right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which New LINN is a party or by which New LINN may be bound, or (c) assuming compliance with the matters referred to in Section 3.5, violate any applicable Law binding upon New LINN, except, in the case of clauses (b) and (c) above, for any such conflicts, violations, defaults, Encumbrances, terminations, cancellations or accelerations which would not, individually or in the aggregate, have a Material Adverse Effect on New LINN.

Section 3.5    Governmental Approvals. To the Knowledge of New LINN, no material consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Body is required to be obtained or made by New LINN in connection with the execution, delivery or performance by New LINN of this Agreement or the other Transaction Documents to which it is a party or the consummation by it of the transactions contemplated hereby and thereby, other than (a) compliance with any applicable federal or state securities laws, as well as the filing of such other forms, notices and other documents as required under federal securities and state blue sky laws and the rules of the Financial Industry Regulatory Authority (“FINRA”), and (b) filings with a Governmental Body to occur in the ordinary course following the consummation of the transactions contemplated hereby and thereby.

Section 3.6    Financial Statements. The unaudited pro forma financial statements of New LINN included in the Current Report on Form 8-K filed by New LINN with the SEC on August 10, 2018 and the related notes thereto (the “New LINN Pro Forma Financial Statements”) (a) include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein and the related pro forma adjustments give appropriate effect to those assumptions, and (b) comply as to form in all material respects with the applicable requirements of Article 11 of Regulation S-X under the Securities Act.

Section 3.7    Absence of Undisclosed Liabilities. To the Knowledge of New LINN, New LINN does not have any material liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise) except liabilities reflected in the New LINN Pro Forma Financial Statements, or described in the notes accompanying the New LINN Pro Forma Financial Statements.

Section 3.8    No Material Adverse Effect. Since the date of the LINN Reorganization, other than the Spinoff, (a) there has not been any change, event or condition that would reasonably be expected to result in any Material Adverse Effect on the assets or financial condition of New LINN, and (b) New LINN has not suffered any loss, damage, destruction or other casualty to any of its assets that would reasonably be expected to result in a Material Adverse Effect on New LINN.

Section 3.9    New LINN Assets. Except as (a) set forth on Section 3.9(i) of the Disclosure Schedule and (b) such assets as would not, individually or in the aggregate, reasonably be expected to result in more than de minimis liability to New LINN and its subsidiaries, including Roan Resources, as of the Execution Date, New LINN has no assets other than its membership interest in Roan Resources. Except (x) as set forth on Section 3.9(ii) of the Disclosure Schedule and (y) such assets as would not, individually or in the aggregate, reasonably be expected to result in more than de minimis liability to New LINN and its subsidiaries, including Roan Resources, as of the Closing Date, New LINN will not have any assets other than its equity interests in Roan Resources, the Linn Merger Subs and Roan Inc. and its rights under the Transaction Documents to which it is a party.

Section 3.10    Compliance with Laws. To the Knowledge of New LINN, New LINN has complied in all material respects with all applicable Laws. New LINN has not received any written notice from any Governmental Body, which has not been dismissed or otherwise disposed of, that New LINN has not so complied. New LINN has not been charged or, to the Knowledge of New LINN, threatened with, or under investigation with respect to, any material violation of any applicable Law relating to any aspect of the business of New LINN.

Section 3.11    Tax Matters. Except as would not cause a Material Adverse Effect or as set forth on Section 3.11 of the Disclosure Schedule:

(a)    (i) All Tax Returns required to be filed by or with respect to New LINN have been duly and timely filed and are correct and complete in all respects and (ii) all Taxes due and owing by New LINN have been timely paid in full;.

(b)    There are no liens for Taxes (other than for Taxes not yet due and payable) upon New LINN or any of its assets.

(c)    There has been no issue raised or adjustment proposed (and to the Knowledge of New LINN, none is pending) by the IRS or any other Taxing Authority in connection with any Tax Return of New LINN, nor has New LINN received any written notice from the IRS or any such other Taxing Authority that any Tax Return of New LINN is being audited or may be audited or examined.

(d)    New LINN has not received a written notice of a claim made by any Taxing Authority in a jurisdiction where New LINN does not file Tax Returns that it is or may be subject to Tax in such jurisdiction.

(e)    New LINN has not agreed to the extension of any statute of limitations on the assessment or collection of any Tax or with respect to any Tax Return of New LINN.

(f)    There are no Tax rulings, requests for rulings or closing agreements with any Taxing Authority with respect to New LINN.

(g)    Except as provided in the Tax Matters Agreement, New LINN is not a party to or bound by any Tax allocation, sharing or indemnity agreements or arrangements (other than any customary Tax indemnification provisions contained in any credit or other commercial agreement entered into in the ordinary course of business and not primarily relating to Tax).

(h)    New LINN has not participated, or is not currently participating, in any listed transactions within the meaning of Treas. Reg. § 1.6011-4(b).

(i)    New LINN has not constituted a “distributing corporation” or a “controlled corporation” (or a successor thereto) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code that is reasonably likely to result in the imposition of Tax on New LINN under Section 355(e) of the Code as a result of the transactions contemplated by this Agreement.

(j)    For federal income tax purposes, each of the Linn Merger Subs will be treated as an entity disregarded as separate from Roan Inc. and will not elect to be treated as a corporation.

(k)    New LINN has not made or is not obligated to make any payments, or is not a party to any plan or agreement that could obligate it to make any payments, that would not be deductible under Section 280G (determined without regard to Section 280G(b)(4)), Section 162(m) or Section 404 of the Code.

(l)    The Tax Matters Agreement remains in full force and effect and has not been amended or supplemented in any manner since August 7, 2018.

Notwithstanding anything else in this Agreement to the contrary, (i) the representations and warranties provided in this Section 3.11 shall constitute the only representations in respect of Taxes, and (ii) no representations or warranties are provided with respect to Taxes for any post-Closing period.

Section 3.12    Legal Proceedings. Except as set forth on Section 3.12 of the Disclosure Schedule, there are no material Proceedings pending or, to the Knowledge of New LINN, threatened against or involving New LINN or the rights of New LINN with respect to any of its assets. Except as set forth on Section 3.12 of the Disclosure Schedule, New LINN is not subject to any material judgment, order, writ, injunction, or decree of any Governmental Body. There are no Proceedings pending or, to the Knowledge of New LINN, threatened against New LINN or its assets seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby or that could reasonably be expected to affect New LINN’s or any of its Affiliates’ ability to consummate the transactions contemplated hereby.

Section 3.13    Brokerage Fees. Neither New LINN nor any Affiliate thereof has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement, any other Transaction Document or any of the transactions contemplated hereby and thereby.

Section 3.14    Agreements, Contracts and Commitments. Except (a) as set forth on Section 3.14 of the Disclosure Schedule and (b) such agreements as would not, individually or in the aggregate, reasonably be expected to result in more than de minimis liability to New LINN and its subsidiaries, including Roan Resources, as of the Execution Date, New LINN has no written or oral agreements, contracts or commitments other than the Roan Resources A&R LLCA. Except (x) as set forth on Section 3.14 of the Disclosure Schedule and (y) such agreements as would not, individually or in the aggregate, reasonably be expected to result in more than de minimis liability to New LINN and its subsidiaries, including Roan Resources, at the Closing, New LINN will have no written or oral agreements, contracts or commitments other than the Transaction Documents to which it is a party.

Section 3.15    SEC Filings. New LINN (or its predecessors-in-interest for SEC reporting purposes) has timely filed and furnished with the SEC all material forms, reports, certifications, schedules, and other documents required to be filed by it since the date of the LINN Reorganization under the Exchange Act (the “SEC Filings”). The SEC Filings, at the time filed, complied as to form in all material respects with applicable requirements of federal securities laws applicable thereto. As of the Execution Date, there are no outstanding or unresolved comments received from the SEC staff with respect to the SEC Filings. New LINN (or its predecessors-in-interest for SEC reporting purposes) has not received any notification that any of the SEC Filings is the subject of ongoing SEC review or investigation.

Section 3.16    Securities Laws. Assuming the representations of Roan Holdings contained in this Agreement are true and correct, the offer and sale of the Consideration Shares contemplated hereby (a) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, (b) are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable state securities laws, and (c) are being and will be accomplished in conformity with all other federal and applicable state securities laws.

Section 3.17    Sarbanes-Oxley Compliance. New LINN is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated by the SEC thereunder, that are effective as of the date of this Agreement.

Section 3.18    New LINN Employment and Benefit Plan Matters. Except as set forth on Section 3.18 of the Disclosure Schedule, (a) New LINN does not employ any employees nor does it have any current or contingent employment related liabilities and (b) New LINN does not sponsor, maintain, contribute to, or have any obligation to contribute to any Benefit Plans nor does it have any current or contingent liabilities relating to any Benefit Plans. New LINN has not established or maintained, nor has any liability with respect to, any deferred compensation agreement, plan, program, or other arrangement (including any “nonqualified deferred compensation plan”) that is subject to Section 409A of the Code which is not in compliance with Section 409A of the Code.

Section 3.19    No Additional Representations. Except for the representations and warranties made in this Article 3, neither New LINN nor any other Person on behalf of New LINN makes any express or implied representation or warranty with respect to New LINN or its Affiliates or its business, operations, assets, liabilities or condition (financial or otherwise) in connection with this Agreement or the Reorganization Transactions, and New LINN, on behalf of itself and its Affiliates, hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither New LINN nor any other Person on behalf of New LINN or its Affiliates makes or has made any representation or warranty to Roan Holdings or its Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to New LINN or its business; or (b) except for the representations and warranties made in this Article 3, any oral or written information presented to Roan Holdings or its Affiliates or Representatives in the course of their due diligence investigation of New LINN, LINN, the negotiation of this Agreement or in the course of the Reorganization Transactions.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF ROAN HOLDINGS

Roan Holdings represents and warrants to New LINN that:

Section 4.1    Organization.

(a)    Roan Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Roan Holdings has full power and authority to carry on its business as presently conducted. Roan Holdings is duly qualified and in good standing to do business as a foreign limited liability company in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Roan Holdings.

(b)    Roan Holdings has no Subsidiaries and has no equity interest in any Person, other than Roan Resources.

(c)    Roan Holdco will be formed solely for the purpose of engaging in the transactions contemplated hereby and, as of the Closing, will not have engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby and will have no assets, liabilities or obligations of any nature other than those incident to its formation and the Roan Resources Interests.

Section 4.2    Authority Relative to the Transaction Documents. (a) Roan Holdings has the full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby; (b) the execution, delivery and performance by Roan Holdings of this Agreement and the other Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized, and no other limited liability company proceedings on the part of Roan Holdings is necessary to authorize the execution, delivery and performance by Roan Holdings of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby; and (c) this Agreement has been duly executed and delivered by Roan Holdings and constitutes, and each other agreement, instrument or document executed or to be executed by Roan Holdings in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by Roan Holdings and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Roan Holdings enforceable against Roan Holdings in accordance with its respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

Section 4.3    Noncontravention. The execution, delivery and performance by Roan Holdings of this Agreement and the other Transaction Documents to which it is a party and the consummation by Roan Holdings of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a violation of any provision of the certificate of formation or limited liability company agreement of Roan Holdings, or any other governing instruments of Roan Holdings, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any Encumbrance, right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Roan Holdings is a party or by which Roan Holdings may be bound, or (c) assuming compliance with the matters referred to in Section 4.4, violate any applicable Law binding upon Roan Holdings, except, in the case of clauses (b) and (c) above, for any such conflicts, violations, defaults, Encumbrances, terminations, cancellations or accelerations which would not, individually or in the aggregate, have a Material Adverse Effect on Roan Holdings.

Section 4.4    Governmental Approvals. To the Knowledge of Roan Holdings, no material consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Body is required to be obtained or made by Roan Holdings in connection with the execution, delivery or performance by Roan Holdings of this Agreement and other Transaction Documents to which it is a party or the consummation by it of the transactions contemplated hereby and thereby, other than (a) compliance with any applicable federal or state securities laws, as well as the filing of such other forms, notices and other documents as required under federal securities and state blue sky laws and the rules of FINRA, and (b) filings with a Governmental Body to occur in the ordinary course following the consummation of the transactions contemplated hereby.

Section 4.5    Brokerage Fees. Neither Roan Holdings nor any Affiliate has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement, any other Transaction Document or any of the transactions contemplated hereby and thereby.

Section 4.6    Securities Laws. Roan Holdings is an “accredited investor,” as such term is defined in Rule 501 of Regulation D of the Securities Act. At no time has Roan Holdings been presented with or solicited by or through any public promotion or any form of advertising in connection with the transactions contemplated by this Agreement and the other Transaction Documents. Roan Holdings believes that it has received all of the information it considers necessary or appropriate for deciding whether to acquire the Consideration Shares. Roan Holdings has had an opportunity to ask questions and receive answers from New LINN regarding the business, properties, prospects and financial condition of New LINN and to obtain additional information to Roan Holdings’ satisfaction.

Section 4.7    Investment Purpose. Roan Holdings is acquiring the Consideration Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any resale or other distribution thereof, nor with any present intention of distributing or selling such Consideration Shares. Roan Holdings acknowledges that the Consideration Shares are not registered under the Securities Act or any state securities laws, and that such shares may not be transferred or sold, except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.8    No Additional Representations. Except for the representations and warranties made in this Article 4, neither Roan Holdings nor any other Person on behalf of Roan Holdings makes any express or implied representation or warranty with respect to Roan Holdings or its business, operations, assets, liabilities or condition (financial or otherwise) in connection with this Agreement or the Reorganization Transactions, and Roan Holdings hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Roan Holdings nor any other Person on behalf of Roan Holdings makes or has made any representation or warranty to New LINN or any of its respective Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to Roan Holdings or its business; or (b) except for the representations and warranties made by Roan Holdings in this Article 4, any oral or written information presented to Roan Holdings or its Affiliates or Representatives in the course of the negotiation of this Agreement or in the course of the transactions contemplated hereby.

Section 4.9    Tax Representations. For federal income tax purposes, Roan Holdco will be treated as an entity disregarded as separate from Roan Holdings and will not elect to be treated as a corporation.

ARTICLE 5

COVENANTS OF THE PARTIES

Section 5.1    Access.

(a)    From and after the Execution Date until the Closing, upon reasonable notice and subject to applicable Laws relating to the exchange of information, New LINN shall, afford to Roan Holdings and its Representatives reasonable access during normal business hours to (and, with respect to books and records, the right to copy) all of its properties, commitments, books, contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives, in each case, to the extent reasonably related to the transactions contemplated by this Agreement. New LINN shall furnish promptly to Roan Holdings (i) a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of federal or state securities laws and a copy of any communication (including “comment letters”) received by New LINN from the SEC concerning compliance with securities Laws, and (ii) all other information concerning its business, properties and personnel as Roan Holdings may reasonably request. Except for disclosures permitted by the terms of this Agreement, Roan Holdings and its Representatives shall hold information received from New LINN pursuant to this Section 5.1 in confidence in accordance with the terms of Section 5.3(b).

(b)    This Section 5.1 shall not require New LINN to permit any access, or to disclose any information (i) that in the reasonable, good faith judgment of New LINN, would reasonably be expected to result in any violation of any contract or applicable Law to which New LINN or its Affiliates is a party or is subject or cause any privilege (including attorney-client privilege) that New LINN or any of its Affiliates would be entitled to assert to be undermined with respect to such information and such undermining of such privilege could in New LINN’s good faith judgment adversely affect in any material respect New LINN’s position in any pending or, what New LINN believes in good faith could be, future litigation, (ii) if New LINN or any of its Affiliates, on the one hand, and any of the other Parties or any of their Affiliates, on the other hand, are adverse parties in a litigation, such information being reasonably pertinent thereto, (iii) that is related to Riviera or any Affiliate or Subsidiary of New Linn, except to the extent that such information would reasonably be expected to have a material impact on New Linn or Roan Holdings or (iv) that is publicly available on the EDGAR system on the Commission’s website; provided, however, that, in the case of clause (i), the Parties shall cooperate in seeking to find a way to allow disclosure of such information (including by entering into a joint-defense or similar agreement) to the extent doing so (1) would not (in the good faith belief of New LINN) reasonably be likely to result in the violation of any such contract or applicable Law or reasonably be likely to cause such privilege to be undermined with respect to such information or (2) could reasonably (in the good faith belief of New LINN) be managed through the use of customary “clean-room” arrangements pursuant to which appropriately designated Representatives of the other Parties shall be provided access to such information; provided, further that New LINN shall (x) notify the other Parties that such disclosures are reasonably likely to violate its or its Affiliates’ obligations under any such contract or applicable Law or are reasonably likely to cause such privilege to be undermined, (y) communicate to the other Parties in reasonable detail the facts giving rise to such notification and the subject matter of such information (to the extent it is able to do so in accordance with the first proviso in this Section 5.1(b)) and (z) in the case where such disclosures are reasonably likely to violate its or its Affiliates’ obligations under any contract, use reasonable commercial efforts to seek consent from the applicable third party to any such contract with respect to the disclosures prohibited thereby (to the extent not otherwise expressly prohibited by the terms of such contract).

(c)    No investigation, or information received, pursuant to this Section 5.1 will modify any of the representations and warranties of the Parties.

Section 5.2    Government Reviews. In a timely manner, the Parties shall (a) make all required filings, prepare all required applications and conduct negotiations with each Governmental Body as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby and (b) provide such information as each may reasonably request to make such filings, prepare such applications and conduct such negotiations. Each Party shall reasonably cooperate with and use reasonable efforts to assist the other with respect to such filings, applications, and negotiations.

Section 5.3    Public Announcements; Confidentiality.

(a)    The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by New LINN and Roan Holdings. Thereafter, Roan Holdings shall not issue any press releases or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the express written consent of New LINN (which consent shall not be unreasonably withheld, conditioned or delayed), and New LINN shall not issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of Roan Holdings (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over New LINN, in each case as determined in the good faith judgment of New LINN, upon the advice of counsel (in which case New LINN shall not issue or cause the publication of such press release or other public announcement without prior consultation with Roan Holdings to the extent reasonably practicable and legally permissible); provided, that each Party and their respective controlled Affiliates may make statements that are consistent with statements made in previous press releases, public disclosures or public statements made by New LINN or Roan Holdings in compliance with this Section 5.3(a).

(b)    Notwithstanding anything in Section 5.3(a) to the contrary, the Parties shall keep all information and data relating to this Agreement and the transactions contemplated hereby strictly confidential except for disclosures to Representatives of the Parties and any disclosures required to perform this Agreement; provided, however, that the foregoing shall not restrict disclosures that (i) are necessary for a Party to perform this Agreement (including such disclosure to Governmental Bodies, rights of consent or other rights that may be applicable to the transactions contemplated by this Agreement as is reasonably necessary to provide notices, seek waivers, amendments or termination of such rights, or seek such consents); (ii) are required (upon advice of counsel) by any applicable regulation, order, legal, judicial or administrative process, securities or other Laws, or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective Affiliates; or (iii) are otherwise subject to an undertaking of confidentiality from each Person receiving such information in form reasonably acceptable to the non-disclosing Parties.

Section 5.4    Roan Resources Compliance. Roan Resources shall use commercially reasonable efforts to meet, and New LINN and Roan Holdings shall use commercially reasonable efforts to assist Roan Resources in meeting, the Compliance and Financial Statement Target no later than the Closing Date.

Section 5.5    Operation of Business of New LINN. Except as to (a) the matters set forth on Section 5.5 of the Disclosure Schedule and (b) any other matters approved in advance in writing by Roan Holdings, from the Execution Date until the Closing Date, New LINN will, and will cause its Subsidiaries and Roan Resources to:

(a)    not carry on any business activity or other operations except for activities and other operations that are related to its ownership of Roan Resources membership interests;

(b)    not amend or modify any of the documents or agreements entered into by it in the LINN Reorganization, except as necessary or required to comply with the terms of this Agreement and/or the other Transaction Documents, or waive or relinquish any of its rights thereunder, and will use commercially reasonable efforts to pursue all of its rights thereunder;

(c)    use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of each of New LINN and Roan Resources, and to preserve the rights, franchises, goodwill and relationships of their respective employees, customers, lenders, suppliers, regulators and others having business relationships with New LINN and Roan Resources; and

(d)    refrain from amending the governing documents of New LINN or Roan Resources, except as set forth in this Agreement.

Section 5.6    Operation of Business of Roan Resources. Except as to (a) the matters set forth on Section 5.6 of the Disclosure Schedule and (b) any other matters approved in advance in writing by New LINN, from the Execution Date until the Closing Date, Roan Holdings will, and will cause its Subsidiaries and Roan Resources to:

(a) not carry on any business activity or other operations except for activities and other operations that are related to its ownership of Roan Resources membership interests;

(b)    use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of each of Roan Holdings and Roan Resources and to preserve the rights, franchises, goodwill and relationships of their respective employees, customers, lenders, suppliers, regulators and others having business relationships with Roan Holdings and Roan Resources; and

(c)    refrain from amending the governing documents of Roan Holdings or Roan Resources, except as set forth in this Agreement.

Section 5.7    Further Assurances. After Closing, the Parties agree to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by any other Party for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

Section 5.8    Directors and Officers Insurance. From and after the Execution Date, New LINN and Roan Holdings shall cooperate and work together to obtain a directors and officers insurance policy (the “Roan Inc. D&O Policy”) no later than the Closing, with such coverage and amounts, and containing such terms and conditions, as are mutually agreed by New LINN and Roan Holdings. In the event of any claims against any director or officer of Roan Inc. for the actions or omissions of such individual in his or her capacity as a director or officer of LINN, or in connection with any matters occurring prior to the Spinoff, then any such claims shall be a primary obligation of Riviera, including any applicable directors and officers insurance policy purchased by Riviera in connection with the Spinoff with coverage for such directors and officers, and shall not be paid out of the Roan Inc. D&O Policy.

Section 5.9    Tax Matters; Intended Tax Treatment.

(a)    Except as provided herein and in the Tax Matters Agreement, Roan Inc. shall prepare and timely file or shall cause to be prepared and timely filed all Tax Returns for the Parties hereunder (other than Roan Holdings) for any tax period. The Parties shall cooperate with Roan Inc. to provide Roan Inc. with any information related to New LINN or Roan Resources that is necessary to prepare such Tax Returns within a reasonable period prior to the due date for such Tax Returns, but in any event at least sixty (60) Business Days prior to such due date. With respect to any Tax Returns pertaining to Roan Resources for any tax period ending prior to or including the Closing Date, no later than twenty (20) Business Days prior to the date on which any such Tax Return is required to be filed (taking into account any valid extensions), Roan Inc. shall submit or cause to be submitted to Roan Holdings a draft of such Tax Return for review and comment. Roan Inc. shall make or cause to be made any and all changes to such Tax Return reasonably requested by Roan Holdings; provided, that, if Roan Inc. disagrees with such requested changes by Roan Holdings, any disputes regarding such changes shall be resolved in accordance with dispute resolution procedures that are substantially similar to the procedures set forth in Section 2.6 of the Tax Matters Agreement; provided further, that Roan Holdings must submit to Roan Inc. its proposed changes to such Tax Return in writing within ten (10) Business Days of receiving such Tax Return.

(b)    Roan Inc., New LINN and Roan Holdings each intends that the transactions contemplated by this Agreement shall qualify under Section 351 of the Code (and any similar provision of state, local, or non-U.S. Tax law). Roan Inc., New LINN and Roan Holdings each intends that, as a result of the transactions contemplated by this Agreement, (a) the taxable year of New LINN shall cease, (b) Roan Inc. shall be the parent of a new consolidated group for U.S. federal income tax purposes that includes New LINN and (c) the taxable income of Roan Resources shall be allocated using the interim closing of the books method under Section 706 of the Code. Roan Inc., New LINN and Roan Holdings each will comply with the statement and the filing requirements of Treasury Regulations Section 1.351-3 and Treasury Regulations Section 1.368-3, if applicable. None of Roan Inc., New LINN or Roan Holdings shall take any position that is inconsistent with the treatment contemplated by this paragraph unless required by applicable law pursuant to a “final determination” pursuant to Section 1313 of the Code and, to the extent any of the foregoing parties become actually aware of an action or position being taken that is inconsistent with the intended tax treatment contemplated by this paragraph, such party shall provide written notice of such fact to the other parties.

ARTICLE 6

CONDITIONS TO CLOSING

Section 6.1    Mutual Conditions to Closing. The obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by such Party) on or prior to the Closing of each of the following conditions precedent:

(a)    Reorganization Transactions. The Reorganization Transactions shall have been completed in accordance with their respective terms, except for any such transaction that is to occur at the Closing in accordance with this Agreement;

(b)    Compliance and Financial Statement Target. The Compliance and Financial Statement Target shall have been achieved in all material respects;

(c)    No Injunction. On the Closing Date, no Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement shall have been issued and remain in force, and no suit, action or other proceeding by any Governmental Body seeking to restrain, enjoin or otherwise prohibit the Reorganization Transactions shall be pending before any Governmental Body; and

(d)    Governmental Consents. The material consents and approvals set forth on Section 6.1(d) of the Disclosure Schedule from each relevant Governmental Body shall have been granted.

Section 6.2    Roan Holdings Conditions to Closing. In addition to the conditions set forth in Section 6.1, the obligations of Roan Holdings to consummate the Reorganization Transactions are subject to the satisfaction (or waiver by Roan Holdings) on or prior to the Closing of each of the following conditions precedent:

(a)    Representations of New LINN. (i) The representations and warranties of New LINN set forth in Section 3.1, Section 3.2 and Section 3.3, shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (ii) all other representations and warranties of New LINN set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in any individual such representation and warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)    Performance of Covenants. New LINN and Roan Resources shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by New LINN under this Agreement prior to or on the Closing Date; and

(c)    Closing Deliverables. New LINN shall have delivered or caused to be delivered to Roan Holdings each of the items required by Section 2.4. Roan Resources shall have delivered or caused to be delivered to Roan Holdings each of the items required by Section 2.5.

(d)    Obligations under Tax Matters Agreement. Riviera shall have delivered a draft of IRS Form 8937 to New LINN consistent with its obligations under Section 3.3 of the Tax Matters Agreement.

Section 6.3    New LINN’s Conditions to Closing. In addition to the conditions set forth in Section 6.1, the obligations of New LINN to consummate the Reorganization Transactions are subject to the satisfaction (or waiver by New LINN) on or prior to the Closing of each of the following conditions precedent:

(a)    Representations of Roan Holdings. (i) The representations and warranties of Roan Holdings set forth in Section 4.1 and Section 4.2 shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time; and (ii) all other representations and warranties of Roan Holdings set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in any individual such representation and warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)    Performance of Covenants. Roan Holdings and Roan Resources shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date;

(c)    Closing Deliverables. Roan Holdings shall have delivered or caused to be delivered to New LINN each of the items required by Section 2.3. Roan Resources shall have delivered or caused to be delivered to New LINN each of the items required by Section 2.5; and

(d)    Tax Opinion. Tax counsel to New LINN shall have provided the Section 351 Tax Opinion.

Section 6.4    Frustration of Closing Conditions. No Party hereto may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if the failure of such condition to be satisfied was caused by such Party’s failure to use its reasonable best efforts to consummate the transactions contemplated hereby, or other breach of or noncompliance with this Agreement.

ARTICLE 7

TERMINATION

Section 7.1    Termination. This Agreement may be terminated at any time prior to the Closing:

(a)    by the mutual written consent of New LINN and Roan Holdings;

(b)    by either New LINN or Roan Holdings if any Order having the effect set forth in Section 6.1(c) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to a Party if such Order was due to the failure of such Party to perform any of its obligations under this Agreement;

(c)    by New LINN, if Roan Holdings shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Roan Holdings set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (B) is incapable of being cured, or is not cured, by Roan Holdings within thirty (30) days following receipt of written notice from New LINN of such breach or failure; provided that New LINN shall not have the right to terminate this Agreement pursuant to this Section 7.1(c) if New LINN is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

(d)    by Roan Holdings, if New LINN shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of New LINN set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (B) is incapable of being cured, or is not cured, by New LINN within thirty (30) days following receipt of written notice from Roan Holdings of such breach or failure; provided that Roan Holdings shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if Roan Holdings is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

(e)    by either New LINN or Roan Holdings, if the Closing has not occurred on or before November 15, 2018 or such later date as shall be mutually agreed by New LINN and Roan Holdings; provided that neither New LINN or Roan Holdings shall be entitled to terminate this Agreement under this Section 7.1(e) if the Closing has failed to occur because such Party negligently or willfully failed to perform or observe in any material respect its covenants or agreements under this Agreement.

Section 7.2    Ability to Terminate. No Party shall be entitled to terminate this Agreement under Section 7.1 if the Closing has failed to occur because such Party negligently or willfully failed to perform or observe in any material respect its covenants or agreements under this Agreement.

Section 7.3    Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other Party or Parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions in Section 5.3 (Confidentiality), the provisions of this Article 7 and the provisions in Article 8, all of which shall survive termination of this Agreement), and there shall be no liability on the part of any Party hereto or its respective directors, managers, officers and Affiliates.

ARTICLE 8

MISCELLANEOUS

Section 8.1    No Survival, Etc. The representations, warranties and covenants contained in this Agreement will terminate upon the first to occur of (i) Closing and (ii) except as otherwise provided in Section 7.3, the termination of this Agreement pursuant to Section 7.1, except that (x) the provisions in Section 5.3 (Confidentiality), Section 5.9 (Intended Tax Treatment), Article 8 and any other provisions that contemplate performance after Closing will survive the Closing and (y) the provisions set forth in Section 7.3 will survive any termination of this Agreement.

Section 8.2    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Any Party’s delivery of an executed counterpart signature page by facsimile or email is as effective as executing and delivering this Agreement in the presence of the other Party. No Party shall be bound until such time as all of the Parties have executed counterparts of this Agreement.

Section 8.3    Notices. All notices and other communications that are required or may be given pursuant to this Agreement must be given in writing, in English and delivered personally, by courier, by facsimile or email or by registered or certified mail, postage prepaid, as follows:

If to New LINN:

Linn Energy, Inc.

600 Travis Street

Houston, Texas 77002

Attn: Holly Anderson

Facsimile: 832-726-5955

Email: handerson@linnenergy.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, TX 77002

Attn: Andrew Calder, P.C., Julian Seiguer, P.C. and Kim Hicks

Facsimile: 713-836-3601

Email: andrew.calder@kirkland.com, julian.seiguer@kirkland.com and kim.hicks@kirkland.com

If to Roan Holdings:

Roan Holdings, LLC

10000 Memorial Drive, Suite 550

Houston, Texas 77024

Attn: Board of Managers

Email: pbl@loydhouse.com; mraleigh@domain-energy.com; kloyd@jvladvisors.com; james@ce2ok.com

With a copy (which shall not constitute notice) to:

Thompson & Knight LLP

811 Main Street, Suite 2500

Houston, Texas 77002

Attn: Timothy T. Samson

Facsimile: (832) 397-8068

Email: tim.samson@tklaw.com

If to Roan Resources:

Roan Resources LLC

14701 Hertz Quail Springs Pkwy

Oklahoma City, OK 73134

Attn: General Counsel

Facsimile: (405) 753-9041

With a copy (which shall not constitute notice) to:

Vinson & Elkins LLP

1001 Fannin St., Suite 2500

Houston, TX 77002

Attn: Alan Beck

Facsimile: (713) 615-5620

Email: abeck@velaw.com

Any Party may change its address for notice by providing notice to the other Parties in the manner set forth above. All notices shall be deemed to have been duly given and the receiving Party charged with notice (a) if personally delivered, when received, (b) if sent by facsimile during normal business hours of the recipient, upon confirmation of transmission, or if sent by facsimile after normal business hours of the recipient, on the next Business Day, (c) if sent by email during normal business hours of the recipient, upon having obtained electronic delivery confirmation thereof, or if sent by email after normal business hours of the recipient, on the next Business Day, (d) if mailed, four (4) Business Days after the date of mailing to the address above or (e) if sent by overnight courier, one day after sending.

Section 8.4    Certain Fees. All costs and expenses (including legal and financial advisory fees and expenses) incurred by the Parties in connection with, or in anticipation of, this Agreement and the transactions contemplated hereby shall be borne by Roan Resources and paid directly to the relevant legal or financial advisor or other service provider; provided that, for any amounts paid by Roan Resources in respect of the legal fees and expenses of New Linn, Roan Resources will pay an equivalent amount to Roan Holdings (or its designee) in respect of its legal fees and expenses.

Section 8.5    Governing Law; Jurisdiction.

(a)    THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. SUBJECT TO SECTION 8.18, IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY FEDERAL OR STATE COURT LOCATED WITHIN HARRIS COUNTY, TEXAS, AND WAIVES ANY OBJECTION TO JURISDICTION OR VENUE OF, AND WAIVES ANY MOTION TO TRANSFER VENUE FROM, ANY OF THE AFORESAID COURTS.

(b)    EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 8.6    Waivers. Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by such Party and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 8.7    Assignment. No Party shall assign all or any part of this Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Parties, which consent may be withheld for any reason, and any assignment or delegation made without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 8.8    Entire Agreement. This Agreement (including, for purposes of certainty, the Appendices, Exhibits and Schedules attached hereto) and the documents to be executed hereunder and in connection herewith constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

Section 8.9    Amendment. This Agreement may be amended or modified only by an agreement in writing executed by New LINN and Roan Holdings.

Section 8.10    No Third Party Beneficiaries. Nothing in this Agreement shall entitle any Person other than a Party to any claim, cause of action, remedy or right of any kind.

Section 8.11    Construction. The Parties acknowledge that (a) each Party has had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby, (b) this Agreement is the result of arms-length negotiations from equal bargaining positions and (c) each Party and its counsel participated in the preparation and negotiation of this Agreement. Any rule of construction that a contract be construed against the drafter shall not apply to the interpretation or construction of this Agreement.

Section 8.12    Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY, NONE OF THE PARTIES SHALL BE ENTITLED TO CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES OR DAMAGES FOR LOST PROFITS IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND, EXCEPT AS OTHERWISE PROVIDED IN THIS SENTENCE, EACH OF THE PARTIES, FOR ITSELF AND ON BEHALF OF ITS RESPECTIVE MEMBERS OR STOCKHOLDERS, AS APPLICABLE, HEREBY EXPRESSLY WAIVES ANY RIGHT TO CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES OR DAMAGES FOR LOST PROFITS IN CONNECTION WITH OR WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.13    Conspicuous. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE PROVISIONS IN THIS AGREEMENT IN BOLD-TYPE ALL CAPS FONT ARE “CONSPICUOUS” AND COMPLY WITH THE EXPRESS NEGLIGENCE RULE FOR THE PURPOSE OF ANY APPLICABLE LAW.

Section 8.14    Time of Essence. This Agreement contains a number of dates and times by which performance or the exercise of rights is due, and the Parties intend that each and every such date and time be the firm and final date and time, as agreed. For this reason, each Party hereby waives and relinquishes any right it might otherwise have to challenge its failure to meet any performance or rights election date applicable to it on the basis that its late action constitutes substantial performance, to require the other Parties to show prejudice, or on any equitable grounds. Without limiting the foregoing, time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day that is a Business Day.

Section 8.15    Severability. The invalidity or unenforceability of any term or provision of this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction, and the remaining terms and provisions shall remain in full force and effect unless doing so would result in an interpretation of this Agreement that is manifestly unjust.

Section 8.16    Specific Performance. Each Party hereby acknowledges and agrees that the subject matter of this Agreement, including the respective business, assets and properties of LINN and Roan Holdings, and their respective Affiliates, is unique, that the other Party(ies) would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and that remedies at law would not be adequate to compensate such other Party(ies) not in default or in breach. Accordingly, except with respect to a valid termination of this Agreement pursuant to Article 7, each Party agrees that the other Party(ies) shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity. The Parties waive any defense that a remedy at Law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement.

Section 8.17    Disclosure Schedule.

(a)    The disclosure in each section of the Disclosure Schedule relates only to the representations and warranties in the Section or paragraph of the Agreement to which such section expressly relates and to any other representation or warranty in this Agreement to which it is readily apparent from such section that it relates.

(b)    If there is any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

(c)    Nothing in the Disclosure Schedule will be deemed adequate to disclose an exception to a representation or warranty made herein, unless the applicable disclosure identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.

(d)    The mere listing (or inclusion of a copy) of a document or other item in the Disclosure Schedule will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty pertains to the existence of the document or other item itself).

Section 8.18    Dispute Resolution. All disputes and controversies, in each case, arising out of or relating to this Agreement, shall be determined and resolved in accordance with the following procedures:

(a)    Covered Disputes. Any claim among the Parties or their respective Affiliates arising out of or relating to this Agreement, including the meaning of its provisions, or the proper performance of any of its terms, its breach, termination or invalidity (each, a “Dispute”) shall be resolved in accordance with the procedures specified in this Section 8.18, which shall be the sole and exclusive procedure for the resolution of any such Dispute, except that any Party, without prejudice to the following procedures, may file a complaint to seek preliminary injunctive or other provisional judicial relief, if in its sole judgment, that action is necessary to avoid irreparable damage or to preserve the status quo. Despite that action the Parties will continue to participate in good faith in the procedures specified in this Section 8.18.

(b)    Initial Mediation. In the event of a Dispute, and prior to proceeding to arbitration pursuant to Section 8.18(c), the Parties must submit the Dispute to any mutually agreed mediation service for mediation by providing to the mediation service a joint, written request for mediation, setting forth the subject of the Dispute and the relief requested. The Dispute shall be mediated in Houston, Texas within thirty (30) days from the date that a written request for mediation is made by any Party, and the mediation shall be conducted before a single mediator to be agreed upon by the Parties. If the Parties cannot agree on the mediator, each Party shall select a mediator and the mediators so selected shall together unanimously select a neutral mediator who will conduct the mediation. The Parties shall cooperate with the mediation service and with one another in scheduling the mediation proceedings. The Parties covenant that they will use commercially reasonable efforts in participating in the mediation. The Parties agree that the mediator’s fees and expenses and the costs incidental to the mediation will be shared equally by the Parties. The Parties further agree that all offers, promises, conduct, and statements, whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees, experts, and attorneys, and by the mediator and any employees of the mediation service, are confidential, privileged, and inadmissible for any purpose, including impeachment, in any litigation, arbitration or other proceeding involving the Parties; provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. The decision of the mediator shall be non-binding on the Parties.

(c)    Arbitration as a Final Resort. Any Dispute that is not resolved by mediation pursuant to Section 8.18(b) must be resolved through the use of binding arbitration in accordance with the AAA Rules, as supplemented to the extent necessary to determine any procedural appeal question by the Federal Arbitration Act (Title IX of the United States Code). If there is any inconsistency between this Section 8.18(c) and the Commercial Arbitration Rules of the Federal Arbitration Act, the terms of this Section 8.18(c) shall control the rights and obligations of the Parties. Such arbitration shall be conducted as follows:

(i)    If there is more than one Dispute that involves the same facts and parties as the facts and parties with respect to which arbitration has been initiated pursuant to this Agreement, such Disputes shall be consolidated into the first arbitration initiated pursuant to this Agreement.

(ii)    Arbitration may be initiated by a Party (“Claimant”) serving written notice on another Party (“Respondent”) that the Claimant has referred the Dispute to binding arbitration pursuant to this Section 8.18(c). Claimant’s notice initiating binding arbitration must describe in reasonable detail the nature of the Dispute and the facts and circumstances relating thereto and identify the arbitrator Claimant has appointed. Respondent shall respond to Claimant within thirty (30) days after receipt of Claimant’s notice, identifying the arbitrator Respondent has appointed. All arbitrators must be neutral parties who have never been officers, directors or employees of or performed material work for the Parties or any of their respective Affiliates within the preceding five (5) year period and must agree in writing to keep strictly confidential the specifics and existence of the dispute as well as all proprietary records of the Parties reviewed by the arbitrators in the process of resolving such dispute. Arbitrators must have a formal education or training in the area of dispute resolution and must have not less than seven (7) years of experience as a lawyer with experience in upstream or transactional issues. The two (2) arbitrators so chosen by the parties to the Dispute shall select a third arbitrator within thirty (30) days after the second arbitrator has been appointed. If either (A) the Respondent fails to name its party-appointed arbitrator within the time permitted, or (B) the two (2) arbitrators are unable to agree on a third arbitrator within thirty (30) days from the date the second arbitrator has been appointed, then, in either case, the missing arbitrator(s) shall be selected by the AAA with due regard given to the selection criteria above and input from the parties to the Dispute and other arbitrators. The AAA shall select the missing arbitrator(s) not later than ninety (90) days from initiation of arbitration. In the event the AAA should fail to select the third arbitrator within ninety (90) days from initiation of arbitration, then either party to the Dispute may petition the Chief United States District Judge for the Southern District of Texas to select the third arbitrator. Due regard shall be given to the selection criteria above and input from the parties to the arbitrable Dispute and other arbitrators.

(iii)    Claimant and Respondent shall each pay one-half of the compensation and expenses of the AAA and the arbitrator(s).

(iv)    The hearing shall be conducted in Houston, Texas and commence within sixty (60) days after the selection of the third arbitrator, unless delayed by order of the arbitrators. The hearing shall be based upon written position papers submitted by Claimant and Respondent within thirty (30) days after the selection of the third arbitrator, stating such Person’s proposed resolution of the dispute. The parties to the Dispute and the arbitrators shall proceed diligently and in good faith in order that the award may be made as promptly as possible. The arbitrators shall determine the Disputes and render a final award on or before thirty (30) days following the completion of the hearing. The arbitrators’ decision shall be in writing and set forth the reasons for the award. In rendering the award, the arbitrators shall abide by (A) the terms and conditions of this Agreement including, without limitation, any and all restrictions, prohibitions or limitations on damages or remedies set forth in this Agreement and (B) the Law of the State of Delaware. The arbitrators shall not have jurisdiction or authority to add to, detract from or alter in any way the provisions of this Agreement.

(v)    Notwithstanding any other provision of this Agreement, any party to the Dispute may, prior to the appointment of the third arbitrator, seek temporary injunctive relief from any court of competent jurisdiction; provided that the party seeking such relief shall (if arbitration has not already been commenced) simultaneously commence arbitration. Such court-ordered relief shall not continue more than ten (10) days after the appointment of the arbitrators and in no event for longer than ninety (90) days. In order to prevent irreparable harm, the arbitrators shall have the power to grant temporary or permanent injunctive or other equitable relief. Except as provided in the Federal Arbitration Act, the decision of the arbitrators shall be final, binding on and non-appealable by the parties to the Dispute. Each party to the Dispute agrees that any arbitration award against it may be enforced in any court of competent jurisdiction and that either party to the Dispute may authorize any such court to enter judgment on the arbitrators’ decisions. The arbitrators may not grant or award indirect, consequential, punitive or exemplary damages or damages for lost profits.

(vi)    In any Dispute under this Agreement, the prevailing party to the Dispute shall be entitled to recover arbitration and court costs and attorneys’ fees in addition to any other relief to which such Person is entitled.

(d)    Tolling and Performance. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in Section 8.18(c) are pending. The Parties shall take any action required to effectuate that tolling. Each Party is required to continue to perform its obligations under this Agreement pending completion of the procedures set forth in Section 8.18(c), unless to do so would be impossible or impracticable under the circumstances.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the Execution Date.

NEW LINN:

LINN ENERGY, INC.

By:	/s/ David B. Rottino
Name:	David B. Rottino
Title:	President and Chief Executive Officer

[Signature Page to Master Reorganization Agreement]

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the Execution Date.

ROAN RESOURCES:

ROAN RESOURCES LLC

By:	/s/ Tony C. Maranto
Name:	Tony C. Maranto
Title:	President & CEO

[Signature Page to Master Reorganization Agreement]

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the Execution Date.

ROAN HOLDINGS:

ROAN HOLDINGS, LLC

By:	/s/ Michael P. Raleigh
Name:	Michael P. Raleigh
Title:	Manager

[Signature Page to Master Reorganization Agreement]

APPENDIX A

ATTACHED TO AND MADE A PART OF THAT CERTAIN

MASTER REORGANIZATION AGREEMENT

DATED AS OF SEPTEMBER 17, 2018

“AAA” means the American Arbitration Association.

“AAA Rules” means the Commercial Arbitration Rules of the AAA.

“Act” means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Affiliate” means, with respect to any Person, any Person that directly or indirectly Controls, is Controlled by or is under common Control with such first Person; provided, that for purposes of this definition none of the Parties shall be deemed to be Affiliates of each other.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Benefit Plan” means (a) all “employee benefit plans” within the meaning of Section 3(3) of ERISA (whether written or unwritten), and (b) all other compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not subject to ERISA and whether written or oral, including, cash or equity or equity-based, deferred compensation, employment, retention, change of control, health, medical, dental, disability, accident, life insurance, post-employment or retiree health and welfare, vacation, welfare, cafeteria, severance, retirement, pension, savings, or termination.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by applicable law to be closed in Houston, Texas.

“Claimant” has the meaning set forth in Section 8.18(c)(ii).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Compliance and Financial Statement Target” means written confirmation from Roan Resources that Roan Resources, in consultation with its legal counsel, independent registered public accountants, reserve engineers and other advisors, has prepared a Form 8-K with respect to the Reorganization Transactions, and to the effect that:

•

the historical and pro forma financial statements (including the related notes and supporting schedules) included as exhibits to such Form 8-K comprise all of the historical and pro forma financial statements required to be filed pursuant to Regulation S-X and the Exchange Act and the rules and regulations thereunder and such financial statements comply in all material respects with the requirements of Regulation S-X;

Appendix A - 1

•	the independent registered public accountants of Roan Resources have completed their audit and review of the historical financial statements of Roan Resources to be included in such Form 8-K;

•

the independent registered public accountants of LINN have completed their audit of the statements of revenues and direct operating expenses of certain oil and gas properties of LINN for the period from January 1, 2015 to August 31, 2017 to be included in such Form 8-K;

•	the independent registered public accountants of Roan Inc. have completed their review of the pro forma financial statements of Roan Inc. to be included in such Form 8-K;

•

the independent reserve engineers of Roan Resources have delivered a reserve report covering Roan Resources’ oil and natural gas proved properties as of December 31, 2017 to be included in such Form 8-K;

•	the Form 8-K complies in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder;

•	Roan Resources will file the Form 8-K within the prescribed filing deadline of Form 8-K following consummation of the Reorganization Transactions; and

•

Roan Resources is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are applicable to Roan Inc. as of the Closing.

“Consideration Shares” means the shares of Roan Inc. Common Stock to be issued to Roan Holdings pursuant to the Roan Holdco Merger Agreement.

“Consideration Share Threshold” has the meaning set forth in Section 2.1(e).

“Control” means the ability to direct the management and policies of a Person through ownership of voting shares or other equity rights, pursuant to a written agreement, or otherwise. The terms “Controls” and “Controlled by” and other derivatives shall be construed accordingly.

“DGCL” means the General Corporation Law of the State of Delaware and any successor statute, as amended from time to time.

“Disclosure Schedule” has the meaning set forth in the preamble to Article 3.

“Dispute” has the meaning set forth in Section 8.18(a).

“Encumbrance” means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Appendix A - 2

“Exchange” means The New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market or the NASDAQ Capital Market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Date” has the meaning set forth in the Preamble of this Agreement.

“Existing Linn Owner” means each of (i) Fir Tree Capital Opportunity Master Fund III, L.P., (ii) Fir Tree Capital Opportunity Master Fund, L.P., (iii) Fir Tree E&P Holdings VI, LLC, (iv) FT SOF IV Holdings, LLC, (v) FT SOF V Holdings, LLC, (vi) FT COF(E) Holdings, LLC (vii) York Capital Management, L.P., (viii) York Credit Opportunities Investments Master Fund, L.P., (ix) York Credit Opportunities Fund, L.P., (x) York Multi-Strategy Master Fund, L.P., (xi) York Select Strategy Master Fund, L.P., (xii) Exuma Capital, L.P., (xiii) Jorvik Multi-Strategy Master Fund, L.P., (xiv) Spraberry Investments Inc., (xv) The Liverpool Limited Partnership, (xvi) Elliott Associates, L.P., and (xvii) any other stockholder of New LINN that would, immediately after the Closing, beneficially own five percent (5%) or more of Roan Inc. or have the right, by contract or otherwise, to appoint or designate one or more members of the Board of Directors of Roan Inc.

“FINRA” has the meaning set forth in Section 3.5.

“GAAP” means U.S. generally accepted accounting principles.

“Governing Document Voting Agreement” means that certain Voting Agreement, by and among Roan Inc., Roan Holdings and the other applicable stockholders of New LINN, substantially in the form attached hereto as Exhibit J.

“Governmental Body” means any instrumentality, subdivision, court, arbitral body, administrative agency, commission, official or other governmental authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any administrative, executive, judicial, legislative, police, regulatory, taxing, importing or other governmental or quasi-governmental body.

“IRS” means the United States Internal Revenue Service

“Knowledge” means (a) with respect to New LINN, information actually known by Matthew Bonanno, Philip Brown, Evan Lederman, David Rottino, Andrew Taylor or Holly Anderson, and (b) with respect to Roan Holdings, information actually known by John Lovoi, Paul B. Loyd, Kelly Loyd, Michael Raleigh or James Woods.

“Laws” means all Permits, statutes, rules, regulations, ordinances, common law, Orders, and codes of Governmental Bodies.

“LINN” has the meaning set forth in the Recitals of this Agreement.

“Linn Merger Sub #2” has the meaning set forth in Section 2.1(a).

Appendix A - 3

“Linn Merger Sub #3” has the meaning set forth in Section 2.1(a).

“Linn Merger Subs” has the meaning set forth in Section 2.1(a).

“LINN Reorganization” has the meaning set forth in the Recitals of this Agreement.

“Material Adverse Effect” means, when used with respect to a Person, any change, effect, event, development, circumstance, condition, occurrence or combination of the foregoing that, individually or in the aggregate, has had or would reasonably be expected to have (i) a material adverse effect on the ability of such Person to perform or comply with any material obligation under this Agreement or to consummate the transactions contemplated hereby in accordance with the terms hereof or (ii) a material adverse effect on the business, condition (financial or otherwise) or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that any adverse changes, effects, events, developments, circumstances, conditions or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a Material Adverse Effect: (a) changes, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which such Person operates; (b) the announcement or pendency of this Agreement or the transactions contemplated hereby or the performance of this Agreement; (c) any change in the market price or trading volume of New LINN Class A Common Stock (it being understood that any underlying cause of any such decline or change, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur); (d) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events; (e) changes in any applicable Laws or regulations applicable to such Person or applicable accounting regulations or principles or the interpretation thereof; (f) any legal proceedings commenced by or involving any current or former member, partner or stockholder of such Person (on their own or on behalf of such Person) arising out of or related to this Agreement or the transactions contemplated hereby; and (g) changes, effects, events or occurrences generally affecting the prices of oil, gas, natural gas, natural gas liquids or other commodities; provided, however, that any change, effect, event, development, circumstance, condition or occurrence referred to in clause (a), (e) or (g) shall be taken into account for purposes of determining whether there has been a Material Adverse Effect if and to the extent that such change, effect, event, development, circumstance, condition or occurrence disproportionately adversely affects such Person, as compared to other similarly situated Persons operating in the industries in which such Person operates.

“MIP Conversion” has the meaning set forth in Section 2.1(f).

“New LINN” has the meaning set forth in the Preamble of this Agreement.

“New LINN Certificate of Incorporation” means the Certificate of Incorporation of New LINN, dated as of July 11, 2018.

“New LINN Class A Common Stock” means the Class A Common Stock, $0.001 par value per share, of New LINN.

“New LINN Merger” has the meaning set forth in Section 2.1(d).

Appendix A - 4

“New LINN Merger Agreement” means that certain Merger Agreement, by and among New LINN, Linn Merger Sub #3 and Roan Inc., substantially in the form attached hereto as Exhibit D.

“New LINN Preferred Stock” means the Preferred Stock, par value $0.001 per share, of New LINN.

“New LINN Pro Forma Financial Statements” has the meaning set forth in Section 3.7.

“Order” means any judgment, order, consent order, injunction, decree or writ of any Governmental Body.

“Party” and “Parties” have the meanings set forth in the Preamble of this Agreement.

“.pdf” has the meaning set forth in Section 2.2.

“Permits” means any permits, approvals or authorizations by, or filings with, a Governmental Body.

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Body or any other entity.

“Proceedings” means any judicial, administrative, investigative or arbitral actions, suits or proceedings by or before any Governmental Body.

“Registration Rights Agreement” means that certain Registration Rights Agreement, by and among Roan Inc., Roan Holdings and each of the other parties thereto, substantially in the form attached hereto as Exhibit A.

“Reorganization Transactions” has the meaning set forth in Section 2.1.

“Representatives” means (a) partners, employees, officers, directors, members, equity owners and counsel of a Party or any of its Affiliates or any prospective purchaser of an interest in a Party; (b) any consultant, advisor or agent retained by a Party or the parties listed in subsection (a) above; and (c) any bank, other financial institution or entity funding, or proposing to fund, such Party’s operations in connection with the transactions contemplated by this Agreement, including any consultant retained by such bank, other financial institution or entity.

“Respondent” has the meaning set forth in Section 8.18(c)(ii).

“Riviera” means Riviera Resources, Inc., a Delaware corporation.

“Roan Holdco” has the meaning set forth in Section 2.1(b).

“Roan Holdco Merger” has the meaning set forth in Section 2.1(e).

Appendix A - 5

“Roan Holdco Merger Agreement” means that certain Merger Agreement, by and among Roan Holdings, Roan Holdco, Roan Inc. and Linn Merger Sub #3, substantially in the form attached hereto as Exhibit E.

“Roan Holdings” has the meaning set forth in the Preamble of this Agreement.

“Roan Inc.” has the meaning set forth in Section 2.1(a).

“Roan Inc. Common Stock” means the Class A Common Stock, par value $0.001 per share, of Roan Inc.

“Roan Inc. D&O Policy” has the meaning set forth in Section 5.8.

“Roan Inc. Management Incentive Plan” means the Roan Resources, Inc. Amended and Restated Management Incentive Plan in the form approved by the Roan Inc. Board of Directors.

“Roan Inc. Preferred Stock” means the Preferred Stock, par value $0.001 per share, of Roan Inc.

“Roan Resources” has the meaning set forth in the Preamble of this Agreement.

“Roan Resources Assignment” has the meaning set forth in Section 2.1(c).

“Roan Resources A&R LLCA” means that certain Amended and Restated Limited Liability Company Agreement, dated as of August 31, 2017, by and between Roan Holdings (as successor-in-interest to Citizen Energy II, LLC) and Roan Holdco, LLC (as successor-in-interest to LINN Energy Holdings, LLC), as amended.

“Roan Resources Interests” has the meaning set forth Section 2.1(c).

“Roan Resources LLCA Addendum” means that certain Addendum Agreement entered into pursuant to the Roan Resources A&R LLCA, by and between Roan Holdings Holdco and Roan Resources, substantially in the form attached hereto as Exhibit I.

“Roan Resources Second A&R LLCA” means that certain Second Amended and Restated Limited Liability Company Agreement, by and between Roan Holdings and New LINN, substantially in the form attached hereto as Exhibit B.

“SEC” means the United States Securities and Exchange Commission, or any successor agency.

“SEC Filings” has the meaning set forth in Section 3.15.

“Section 351 Tax Opinion” has the meaning set forth in Section 2.4(h).

“Securities” means any class or series of equity interest in a Party.

“Securities Act” means the Securities Act of 1933, as amended.

Appendix A - 6

“Spinoff” means the distribution of all of the assets of New LINN, other than New LINN’s 50% interest in Roan Resources, to the shareholders of New LINN that occurred on August 7, 2018.

“Stockholders’ Agreement” means that certain Stockholders’ Agreement, by and among Roan Inc., Roan Holdings and the other applicable stockholders of New LINN, substantially in the form attached hereto as Exhibit C.

“Subsidiary” when used with respect to any Party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such Party in such Party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests or, in the case of a limited liability company, the managing member) are, as of such date, owned by such Party or one or more Subsidiaries of such Party or by such Party and one or more Subsidiaries of such Party.

“Tax” or “Taxes” means (a) any taxes, assessments, fees and other governmental charges imposed by any Governmental Body, including income, profits, gross receipts, net proceeds, alternative or add on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), escheat, environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, social contributions, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (c) any liability for the payment of any amounts of the type described in clause (a) or (b) as a result of the operation of law (including by successor or transferee liability) or any express or implied obligation to indemnify any other Person.

“Tax Matters Agreement” has the meaning set forth in the Recitals of this Agreement.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, election, claim for refund or other document (including any attachments thereto and amendments thereof) filed with or submitted to, or required to be filed with or submitted to, any Governmental Body with respect to any Tax.

“Taxing Authority” means, with respect to any Tax, the Governmental Body or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision, including any governmental or quasi Governmental Body or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

“Transaction Documents” has the meaning set forth in Section 2.1(h).

Appendix A - 7

Exhibit A

Form of Registration Rights Agreement

[See attached]

Exhibit A - 1

Exhibit A

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September [●], 2018, by and among Roan Resources Inc., a Delaware corporation (the “Company”), and each of the other parties listed on the signature pages hereto (the “Initial Holders” and, together with the Company, the “Parties”).

WHEREAS, in connection with the consummation of the transactions whereby Linn Energy, Inc., a Delaware corporation (“Linn Energy”), and Roan Holdings, LLC, a Delaware limited liability company (“Roan Holdings”), have reorganized their respective 50% interests in Roan Resources, LLC, a Delaware limited liability company (“Roan LLC”), under the Company (the “Reorganization”), the Initial Holders and the Company have entered into this Agreement to set forth certain understandings among themselves.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the Parties hereby agree as follows:

1.    Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Additional Demand Notice” has the meaning set forth in Section 2(f).

“Additional Demand Registration” has the meaning set forth in Section 2(f).

“Additional Shelf Demand Notice” has the meaning set forth in Section 2(h).

“Affiliate” of any specified Person means any other Person that, directly or indirectly, is controlling, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” of a Person means possession, direct or indirect, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities or any partnership or other ownership interest, by contract or otherwise; and the terms “controlling”, “controlled” and “under common control” have meanings correlative to the foregoing. For the avoidance of doubt, for purposes of this Agreement, the Company, on the one hand, and the Initial Holders, on the other, shall not be considered Affiliates of each other.

“Agreement” has the meaning set forth in the preamble.

“Associate” has the meaning set forth in Rule 12b-2 promulgated by the Commission pursuant to the Exchange Act.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Blackout Period” has the meaning set forth in Section 3(o).

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of New York are authorized or required to be closed by law or governmental action.

“Commission” means the Securities and Exchange Commission or any successor federal agency then administering the Securities Act or Exchange Act.

“Common Stock” means the Class A Common Stock, par value $0.001, of the Company.

“Company” has the meaning set forth in the preamble.

“Company Securities” means any equity interest of any class or series in the Company.

“Demand Holder” means each of (i) the Existing LINN Owners, (ii) the Roan Holdings Group and (iii) any transferee permitted pursuant to Section 9(e) that is designated by an Existing LINN Owner or the Roan Holdings Group as a “Demand Holder”; provided, that any Person referenced in clause (iii) shall be a Demand Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Demand Notice” has the meaning set forth in Section 2(b)(ii).

“Determination Date” has the meaning set forth in Section 2(a)(iii).

“Disinterested Directors” means, with respect to any Holder, the members of the Board who are not Associates or Affiliates of such Holder and who have not been nominated to serve on the Board by such Holder or any of its Affiliates, Associates or any persons with whom the Holder has formed a “group” (within the meaning of Section 13(d)(3) of the Exchange Act).

“Disposing Holders” has the meaning set forth in Section 8.

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Period” has the meaning set forth in Section 2(a)(iv).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Existing LINN Owners” means each of the Elliot Group, Fir Tree Group and York Group.

“Elliot Entities” means, collectively, Elliott Associates, L.P., The Liverpool Limited Partnership and Spraberry Investments Inc.

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“Elliot Group” means the Elliot Entities and each transferee of Registrable Securities directly or indirectly (in a chain of title) from the Elliot Entities if such transferee to whom the right to deliver an Underwritten Offering Notice in connection with a Requested Underwritten Offering pursuant to Section 2(b) has been expressly assigned in writing directly or indirectly (in a chain of title) from the Elliot Entities in compliance with Section 9(e) hereof; provided, that such transferee is an Affiliate of the Elliot Entities.

“Fir Tree Entities” means, collectively, Fir Tree Capital Opportunity Master Fund III, L.P., Fir Tree Capital Opportunity Master Fund, L.P., Fir Tree E&P Holdings VI, LLC, FT SOF IV Holdings, LLC, FT SOF V Holdings, LLC and FT COF(E) Holdings, LLC.

“Fir Tree Group” means the Fir Tree Entities and each transferee of Registrable Securities directly or indirectly (in a chain of title) from the Fir Tree Entities if such transferee to whom the right to deliver an Underwritten Offering Notice in connection with a Requested Underwritten Offering pursuant to Section 2(b) has been expressly assigned in writing directly or indirectly (in a chain of title) from the Fir Tree Entities in compliance with Section 9(e) hereof; provided, that such transferee is an Affiliate of the Fir Tree Entities.

“Follow-On Registration Notice” has the meaning set forth in Section 2(g)(i).

“Follow-On Shelf” has the meaning set forth in Section 2(g)(i).

“Holder” means (i) each Initial Holder unless and until such Initial Holder ceases to hold any Registrable Securities and (ii) any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 9(e) hereof; provided, that any Person referenced in clause (ii) shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Holder Indemnified Persons” has the meaning set forth in Section 6(a).

“Initial Holders” has the meaning set forth in the preamble.

“Initiating Demand Holder” means the Demand Holder who first delivers an Underwritten Offering Notice with respect to any Requested Underwritten Offering.

“Linn Energy” has the meaning set forth in the recitals.

“Losses” has the meaning set forth in Section 6(a).

“Parties” has the meaning set forth in the preamble.

“Permitted Sale Amount” has the meaning set forth in Section 3(q).

“Person” means an individual, corporation, limited partnership, general partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, estate, trust, government (or an agency or subdivision thereof) or other entity of any kind.

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“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Company, to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall not include: (i) any Shares that have been registered under the Securities Act and disposed of pursuant to an effective Registration Statement or otherwise transferred to a Person that is not entitled to the registration and other rights hereunder; (ii) any Shares that have been sold or transferred by the Holder thereof pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144; (iii) any Shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise); and (iv) any Shares that are eligible for resale without restriction (including any limitation thereunder on volume or manner of sale) and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, unless such Registrable Securities are held by a Holder that beneficially owns Shares representing 5% or more of the aggregate voting power of shares of Common Stock eligible to vote in the election of directors of the Company.

“Registration Expenses” has the meaning set forth in Section 5.

“Registration Statement” means a registration statement of the Company in the form required to register under the Securities Act and other applicable law the resale of the Registrable Securities in accordance with the intended plan of distribution of each Holder of Registrable Securities included therein (for the avoidance of doubt, including a Registration Statement on Form S-1 and a Registration Statement on Form S-3), and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Reorganization” has the meaning set forth in the recitals.

“Requested Underwritten Offering” has the meaning set forth in Section 2(b)(i).

“Roan Holdings” has the meaning set forth in the recitals.

“Roan Holdings Group” means Roan Holdings and each transferee of Registrable Securities directly or indirectly (in a chain of title) from Roan Holdings if such transferee to whom the right to deliver an Underwritten Offering Notice in connection with a Requested Underwritten Offering pursuant to Section 2(b) has been expressly assigned in writing directly or indirectly (in a chain of title) from Roan Holdings in compliance with Section 9(e) hereof.

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“Roan LLC” has the meaning set forth in the recitals.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selected Courts” has the meaning set forth in Section 9(h)(ii).

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (except as set forth in Section 5).

“Shares” means (i) the shares of Common Stock held by the Holders as of the date hereof, and (ii) any other equity interests of the Company or equity interests in any successor of the Company issued in respect of such shares by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company. For purposes of this Agreement, a Person shall be deemed to hold Shares, and such Shares shall be deemed to be in existence, whenever such Person has the right to acquire such Shares (upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Shares.

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated by the Commission pursuant to the Securities Act.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form S-1 or Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable.

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“Suspension Period” has the meaning set forth in Section 9(b).

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

“Underwritten Offering” means an underwritten offering of Common Stock for cash (whether a Requested Underwritten Offering or in connection with a public offering of Common Stock by the Company, stockholders or both), excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or S-8 or an offering on any registration statement form that does not permit secondary sales.

“Underwritten Offering Notice” has the meaning set forth in Section 2(b)(i).

“Underwritten Offering Piggyback Notice” has the meaning set forth in Section 2(c)(i).

“Underwritten Offering Piggyback Request” has the meaning set forth in Section 2(c)(i).

“Underwritten Piggyback Offering” has the meaning set forth in Section 2(c)(i).

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated by the Commission pursuant to the Securities Act and which (a) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (b) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

“York Entities” means, collectively, York Capital Management, L.P., York Credit Opportunities Investments Master Fund, L.P., York Credit Opportunities Fund, L.P., York Multi-Strategy Master Fund, L.P., Exuma Capital, L.P., York Select Strategy Master Fund, L.P. and Jorvik Multi-Strategy Master Fund, L.P..

“York Group” means the York Entities and each transferee of Registrable Securities directly or indirectly (in a chain of title) from the York Entities if such transferee to whom the right to deliver an Underwritten Offering Notice in connection with a Requested Underwritten Offering pursuant to Section 2(b) has been expressly assigned in writing directly or indirectly (in a chain of title) from the York Entities in compliance with Section 9(e) hereof; provided, that such transferee is an Affiliate of the York Entities.

“Withdrawal Notice” has the meaning set forth in Section 2(d)(ii).

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections refer to Sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the

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inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2.    Registration.

(a) Shelf Registration.

(i)    The Company (A) shall prepare and file, no later than thirty (30) days following the Reorganization, a Shelf Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act) to permit pursuant to Rule 415 the public resale of all of the Registrable Securities in accordance with the terms of this Agreement and (B) shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable, but in any event no later than the earlier of (i) sixty (60) days (or ninety (90) days if the Commission notifies the Company that it will “Review” the Shelf Registration Statement) following the Reorganization and (ii) five (5) Business Days following the date the Commission notifies (orally or in writing, whichever is earlier) the Company that it will not “Review” the Shelf Registration Statement or that the Shelf Registration Statement will not be subject to further review. The Company shall use commercially reasonable efforts, as soon as it is permitted to do so, to convert such Shelf Registration Statement from a Form S-1 to a Form S-3.

(ii)    Upon the Company becoming a Well-Known Seasoned Issuer, the Company (A) shall give written notice to all of the Holders as promptly as practicable but in no event later than ten (10) Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (B) shall, as promptly as practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Agreement; provided, that the obligation in this Section 2(a)(ii) shall not apply with respect to Registrable Securities included in an effective Registration Statement. The Company shall use its commercially reasonable efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than thirty (30) days after it becomes a Well-Known Seasoned Issuer.

(iii)    At any time after the filing of an Automatic Shelf Registration Statement by the Company, if the Company is no longer a Well-Known Seasoned Issuer (the “Determination Date”), within ten (10) Business Days after such Determination Date, the Company shall (A) give written notice thereof to all of the Holders and (B) file a Registration Statement on an appropriate form (or a post-effective amendment converting the Automatic Shelf Registration Statement to an appropriate form) covering all of the Registrable Securities, and use commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable, but in any event no later than the earlier of (i) sixty (60) days (or ninety (90) days if the Commission notifies the Company that it will “Review” such Registration Statement) after the

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Determination Date and (ii) five (5) Business Days following the date the Commission notifies (orally or in writing, whichever is earlier) the Company that it will not “Review” such Registration Statement or that such Registration Statement will not be subject to further review; provided, that, if the Company is then eligible, it shall file such Registration Statement on Form S-3.

(iv)    The Company shall use its commercially reasonable efforts to cause the Registration Statement filed pursuant to any of Sections 2(a)(i)-2(a)(iii) to be continuously effective under the Securities Act, with respect to any Holder, until the date on which there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). A Registration Statement when declared effective (including the documents incorporated therein by reference) will comply in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).

(v)    For so long as any Registrable Securities remain outstanding, the Company shall use its commercially reasonable efforts to (i) become eligible to register the Registrable Securities on Form S-3 (or any successor form) as promptly as practicable and (ii) thereafter maintain its eligibility to register the Registrable Securities on Form S-3 (or any successor form) until the expiration of the Effectiveness Period.

(b)    Requested Underwritten Offering.

(i) At any time and from time to time, any one or more Demand Holders shall have the option and right, exercisable by delivering written notice to the Company of their intention to distribute Registrable Securities by means of an Underwritten Offering (an “Underwritten Offering Notice”), to require the Company, pursuant to the terms of and subject to the limitations of this Agreement, to effectuate a distribution of any or all of its Registrable Securities by means of an Underwritten Offering and to take all reasonable steps to facilitate such Underwritten Offering, including amending or supplementing the Registration Statement filed pursuant to Section 2(a) as necessary or, if such Registration Statement filed pursuant to Section 2(a) has been declared effective by the Commission and such Registration Statement does not cover all of the Registrable Securities held by a Demand Holder or is otherwise unavailable to such Demand Holder, filing a Registration Statement for the purpose of effecting such Underwritten Offering (a “Requested Underwritten Offering”); provided, however, that (A) each of (x) the Elliot Group, (y) the Fir Tree Group and (z) the York Group shall not have the right to deliver more than one (1) Underwritten Offering Notice and (B) the Roan Holdings Group shall not have the right to deliver more than three (3) Underwritten Offering Notices; provided further, that in the case of any Requested Underwritten Offering such Demand Holder or Demand Holders shall be entitled to make such demand only if the total offering price of the shares to be sold in such offering (including piggyback shares and before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $50.0 million. Notwithstanding the foregoing sentence, if the Registration Statement filed pursuant to Section 2(a) has been declared effective by the Commission and such Registration Statement does not cover all of the Registrable Securities held by an Initial Holder or is otherwise unavailable to such Initial Holder, such Initial Holder shall be granted the right to deliver one (1) additional Underwritten Offering Notice. For the avoidance of doubt, the delivery of an Underwritten Offering Notice by a permitted assign of any Demand Holder shall constitute the delivery of an Underwritten Offering Notice by such Demand Holder.

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(ii)    Any demand for a Requested Underwritten Offering may only be made by giving an Underwritten Offering Notice to the Company. In its Underwritten Offering Notice, the Initiating Demand Holder must set forth the number of Registrable Securities that it intends to include in such Requested Underwritten Offering. Within five (5) days after receipt of any Underwritten Offering Notice, the Company shall give written notice of the Requested Underwritten Offering (the “Demand Notice”) to all other Holders of Registrable Securities and, subject to the provisions of Section 2(d) hereof, shall (A) include in the Requested Underwritten Offering all Registrable Securities with respect to which the Company has received additional Underwritten Offering Notices for inclusion therein within ten (10) days after sending the Demand Notice and (B) take all reasonable steps to facilitate the inclusion of such additional Registrable Securities, including amending or supplementing the Registration Statement filed pursuant to Section 2(a) as necessary or, if such Registration Statement filed pursuant to Section 2(a) has been declared effective by the Commission and such Registration Statement does not cover all of the Registrable Securities held by a Demand Holder or is otherwise unavailable to such Demand Holder, filing a Registration Statement for the purpose of effecting such Underwritten Offering.

(iii)    If the Initiating Demand Holder so indicates, the Initiating Demand Holder shall have the right to select the managing underwriter or managing underwriters of a Requested Underwritten Offering (which shall consist of one (1) or more reputable, nationally-recognized investment banks), subject to the Company’s approval which shall not be unreasonably withheld, conditioned or delayed.

(iv)    The Company’s obligation to file any Registration Statement pursuant to this Section 2(b) in connection with a Requested Underwritten Offering shall not be affected by the filing or effectiveness of any other Registration Statement of the Company.

(c)    Piggyback Underwritten Offering.

(i)    If the Company shall at any time propose to conduct an Underwritten Offering, whether or not for its own account, then the Company shall promptly notify all Holders who hold at least $5 million of Registrable Securities of such proposal reasonably in advance of (and in any event at least five Business Days before, or two Business Days before in connection with a “bought deal” or overnight Underwritten Offering) of its intention to effect such Underwritten Offering, which notice shall set forth the principal terms and conditions of the issuance, including the proposed offering price (or range of offering prices), the anticipated filing date of the related Registration Statement (if applicable) and the number of shares of Common Stock that are proposed to be registered (the “Underwritten Offering Piggyback Notice”). Receipt of any Underwritten Offering Piggyback Notice provided to any Holder pursuant to this Section 2(c)(i) shall be kept confidential by each such Holder until such proposed Underwritten Offering is (A) publicly announced or (B) such Holder receives notice that such proposed Underwritten Offering has been abandoned, which notice shall be provided promptly by the Company to each Holder following abandonment of any Underwritten Offering. The Underwritten Offering Piggyback Notice shall offer Holders the opportunity to include in such Underwritten Offering (and any related registration, if applicable) the number of Registrable

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Securities as they may request in writing (an “Underwritten Piggyback Offering”); provided, however, that in the event that the Company proposes to effectuate the subject Underwritten Offering solely for its own account and pursuant to an effective Shelf Registration Statement of the Company other than an Automatic Shelf Registration Statement, only Registrable Securities of Holders that are subject to an effective Shelf Registration Statement may be included in such Underwritten Piggyback Offering. The Company shall, subject to Section 2(d), include in each such Underwritten Piggyback Offering such Registrable Securities for which the Company has received written requests properly delivered pursuant to this Section 2(c)(i) for inclusion therein (an “Underwritten Offering Piggyback Request”) and shall take all reasonable steps to facilitate such Underwritten Piggyback Offering, including amending or supplementing the Registration Statement filed pursuant to Section 2(a) as necessary or, if such Registration Statement filed pursuant to Section 2(a) has been declared effective by the Commission and such Registration Statement does not cover all of the Registrable Securities held by a Holder or is otherwise unavailable to such Holder, filing a Registration Statement for the purpose of effecting such Underwritten Piggyback Offering. Notwithstanding anything to the contrary in this Section 2(c)(i), if the Underwritten Offering pursuant to this Section 2(c)(i) is a “bought deal” or overnight Underwritten Offering and the managing underwriter advises the Company that the giving of notice pursuant to this Section 2(c)(i) would materially adversely affect the Underwritten Offering, no such notice shall be required. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from an Underwritten Piggyback Offering by written notice to the Company and the managing underwriter(s) delivered on or prior to the time of the commencement of such offering, and such Holder shall continue to have the right to include any Registrable Securities in any subsequent Underwritten Offerings, all upon the terms and conditions set forth herein.

(ii)    In the event of an Underwritten Offering other than a Requested Underwritten Offering, the Company shall have the right, at any time after giving an Underwritten Offering Piggyback Notice and prior to the completion of the related Underwritten Piggyback Offering, to terminate such Underwritten Piggyback Offering by giving notice of such termination to the Demand Holders. The Registration Expenses of such terminated Underwritten Piggyback Offering shall be borne by the Company in accordance with Section 5 hereof.

(iii)    Except as set forth in Section 2(b)(iii), the Company shall have the right to select the managing underwriter or managing underwriters for the Underwritten Piggyback Offering (which shall consist of one (1) or more reputable, nationally-recognized investment banks), subject to the approval of a majority of the Holders including their Registrable Securities in such Underwritten Piggyback Offering.

(d)    Priority; Withdrawal Rights.

(i)    If the managing underwriter or managing underwriters of an Underwritten Offering advise the Company and the Holders in writing that in their reasonable opinion the inclusion of all of the Holders’ Registrable Securities requested for inclusion in the subject Underwritten Offering (and any related registration, if applicable) (and any other shares of Common Stock proposed to be included in such offering) exceeds the number that can be included without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Company shall include in such Underwritten Offering (and any related registration, if applicable) only that number

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of shares of Common Stock proposed to be included in such Underwritten Offering (and any related registration, if applicable) that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such adverse effect, with such number to be allocated as follows: (A) in the case of a Requested Underwritten Offering, (x) first pro rata among all Demand Holders who have delivered an Underwritten Offering Notice to include Registrable Securities in such Requested Underwritten Offering based on the relative number of Registrable Securities then held by each such Demand Holder, (y) second, if there remains availability for additional shares of Common Stock to be included in such Requested Underwritten Offering, pro rata among all other Holders who have requested to include Registrable Securities in such Requested Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder, and (z) third, if there remains availability for additional shares of Common Stock to be included in such Requested Underwritten Offering, to the Company; and (B) in the case of any other Underwritten Offerings, (x) first, to the Company and (y) second, if there remains availability for additional shares of Common Stock to be included in such Underwritten Offering, pro rata among all Holders who have requested to include Registrable Securities in such Underwritten Offering and any other holders of Company Securities entitled to participate in such Underwritten Offering, if applicable, based on the relative number of shares of Common Stock then held by each such stockholder.

(ii)    If any Holder disapproves of the terms of any Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s) delivered on or prior to the time of the commencement of such Underwritten Offering (a “Withdrawal Notice”). In connection with any Requested Underwritten Offering to which the provisions of this Section 2(d)(ii) apply, a Demand Holder shall be deemed not to have delivered an Underwritten Offering Notice for purposes of Section 2(b)(i) in the event that (x) the Company excludes in such Underwritten Offering (and any related registration, if applicable) pursuant to this Section 2(d) more than 15% of the aggregate number of Registrable Securities that such Demand Holder requested be included in its Underwritten Offering Notice or (y) such Demand Holder has delivered a Withdrawal Notice.

(e)    The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company.

(f)    Subject to the provisions hereof, if at any time the Company ceases to be eligible under applicable law to register resales of Registrable Securities on a Shelf Registration Statement, any one or more Demand Holders shall have the right to require the Company to file a Registration Statement registering for sale all or part of the Registrable Securities of such Demand Holder under the Securities Act (an “Additional Demand Registration”) by delivering a written request therefor to the Company (i) specifying the number of Registrable Securities to be included in such registration and (ii) containing all information about such Demand Holder required to be included in such Registration Statement in accordance with applicable law. Within five (5) days after receipt of demand for an Additional Demand Registration, the Company shall give written notice of the Additional Demand Registration (the “Additional Demand Notice”) to all other Demand Holders and shall include in the Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after sending the

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Additional Demand Notice. As soon as practicable after expiration of such ten (10) day period, the Company shall use commercially reasonable efforts to effect such registration (including appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) of the Registrable Securities that the Company has been so requested to register. The Company shall not be obligated to effect more than one Additional Demand Registration pursuant to this Agreement.

(g)    Additional Selling Stockholders and Additional Registrable Securities.

(i)    If the Company is not a Well-Known Seasoned Issuer, within thirty (30) days after a written request by a Demand Holder to register for resale any additional Registrable Securities owned by such Holders not included in an effective Registration Statement, the Company shall file a Registration Statement substantially similar to the Shelf Registration Statement then effective, if any (each, a “Follow-On Shelf”), to register for resale such Registrable Securities. The Company shall give written notice of the filing of the Follow-On Shelf at least 25 days prior to filing the Follow-On Shelf to all Holders of Registrable Securities (the “Follow-On Registration Notice”) and shall include in such Follow-On Shelf all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after sending the Follow-On Registration Notice. Notwithstanding the foregoing, the Company shall not be required to file a Follow-On Shelf (x) if the aggregate amount of Registrable Securities requested to be registered on such Follow-On Shelf by all Holders that have not yet been registered represent less than 1% of the then outstanding Common Stock or (y) if the Company is not then eligible for use of Form S-3 for secondary offerings and the Company has filed a Follow-On Shelf in the prior 180 days. The Company shall use commercially reasonable efforts to cause such Follow-On Shelf to be declared effective as promptly as practicable and in any event within thirty (30) days of filing such Follow-On Shelf (or ninety (90) days if the Commission elects to review the filing). Any Registrable Securities requested to be registered pursuant to this Section 2(g)(i) that have not been registered on a Shelf Registration Statement or pursuant to Section 2(c) above at the time the Follow-On Shelf is filed shall be registered pursuant to such Follow-On Shelf.

(ii)    If the Company is a Well-Known Seasoned Issuer, within ten (10) Business Days after a written request by one or more Demand Holders to register for resale any additional Registrable Securities owned by such Holders, the Company shall make all necessary filings to include such Registrable Securities in the Automatic Shelf Registration Statement filed pursuant to Section 2(a).

(iii)    If a Shelf Registration Statement or Automatic Shelf Registration Statement is effective, within five (5) Business Days after written request therefor by a Demand Holder of Registrable Securities, the Company shall file a prospectus supplement or current report on Form 8-K to add such Holder as a selling stockholder in such Shelf Registration Statement or Automatic Shelf Registration Statement to the extent permitted under the rules and regulations promulgated by the Commission.

(h)    Notwithstanding anything to the contrary herein, if the Registration Statement filed pursuant to Section 2(a) has been declared effective by the Commission and such Registration Statement does not cover all of the Registrable Securities held by an Initial Holder or is otherwise unavailable to such Initial Holder, then upon such Initial Holder becoming eligible under applicable law to register resales of Registrable Securities on a

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Shelf Registration Statement, the Company shall file an additional Shelf Registration Statement registering for sale all or part of the Registrable Securities of such Initial Holder under the Securities Act by delivering a written request therefor to the Company (the “Additional Shelf Demand Notice”), (i) specifying the number of Registrable Securities to be included in such registration and (ii) containing all information about such Initial Holder required to be included in such Shelf Registration Statement in accordance with applicable law. The Company (A) shall prepare and file, no later than thirty (30) days following receipt of the Additional Shelf Demand Notice, a Shelf Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act) or, if the Company is then eligible to use Form S-3, a Shelf Registration Statement on Form S-3 (or any successor form or other appropriate form under the Securities Act), to permit pursuant to Rule 415 the public resale of all Registrable Securities so requested by such Initial Holder in accordance with the terms of this Agreement) and (B) shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable, but in any event no later than the earlier of (i) sixty (60) days (or ninety (90) days if the Commission notifies the Company that it will “Review” the Shelf Registration Statement) following receipt of the Additional Shelf Demand Notice and (ii) five (5) Business Days following the date the Commission notifies (orally or in writing, whichever is earlier) the Company that it will not “Review” the Shelf Registration Statement or that the Shelf Registration Statement will not be subject to further review. For the avoidance of doubt, an Initial Holder shall be deemed not to have delivered an Underwritten Offering Notice for purposes of Section 2(b)(i) in connection with its delivery of an Additional Shelf Demand Notice to require the filing of a Shelf Registration Statement pursuant to this Section 2(h). Any Shelf Registration Statement filed pursuant to this Section 2(h) shall be deemed to constitute a Shelf Registration Statement filed pursuant to Section 2(a) and shall be entitled to all rights relating thereto under this Agreement.

3.    Registration and Underwritten Offering Procedures.

The procedures to be followed by the Company and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement and the effectuation of any Underwritten Offering, are as follows:

(a)    In connection with the Shelf Registration, the Company will, at least three Business Days prior to the anticipated filing of the Registration Statement and any related Prospectus or any amendment or supplement thereto (other than, after effectiveness of the Registration Statement, any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) furnish to such Holders copies of all such documents prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

(b)    In connection with an Underwritten Piggyback Offering or a Requested Underwritten Offering, the Company will, at least three Business Days prior to (or two Business Days in connection with a “bought deal” or overnight Underwritten Offering) the anticipated filing of any Registration Statement that identifies the Demand Holders and any related Prospectus or any amendment or supplement thereto (other than

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amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Demand Holders and provide information with respect thereto), as applicable, (i) furnish to such Demand Holders copies of any such Registration Statement or related Prospectus or amendment or supplement thereto that identify the Demand Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Demand Holders and provide information with respect thereto) prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Demand Holders reasonably shall propose prior to the filing thereof.

(c)    The Company will use commercially reasonable efforts to as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling stockholders but not any comments that would result in the disclosure to such Holders of material and non-public information concerning the Company.

(d)    The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(e)    The Company will notify in writing such Holders that are included in a Registration Statement as promptly as practicable: (i) (A) when a Registration Statement, a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the Commission notifies the Company whether there will be a “review” of the applicable Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall promptly provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling stockholders); and (C) with respect to each applicable Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that

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purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or in the case of such Prospectus, it will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or such Prospectus no longer including any untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading).

(f)    The Company will use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over.

(g)    During the Effectiveness Period, the Company will furnish to each such Holder, included in such Registration Statement, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(h)    The Company will promptly deliver to each Holder, included in such Prospectus, without charge, as many copies of each Prospectus or Prospectuses (including each form of Prospectus) authorized by the Company for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period. Subject to the terms of this Agreement, including Section 9(b), the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

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(i)    The Company will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement.

(j)    Upon the occurrence of any event contemplated by Section 3(e)(v), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and no Prospectus will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)    With respect to Underwritten Offerings, (i) the right of any Holder to include such Holder’s Registrable Securities in an Underwritten Offering shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (ii) each Holder participating in such Underwritten Offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (iii) each Holder participating in such Underwritten Offering agrees to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customarily and reasonably required under the terms of such underwriting arrangements. The Company hereby agrees with each Holder that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions, auditor “comfort” letters and reserve engineer letters.

(l)    For a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, the Company will make available, upon reasonable notice at the Company’s principal place of business or such other reasonable place, for inspection during normal business hours by a representative or representatives of the selling Holders, the managing underwriter or managing underwriters and any attorneys or

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accountants retained by such selling Holders or underwriters, all such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless disclosure of such information is required by court or administrative order or, in the opinion of counsel to such Person, law, in which case, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure.

(m)    In connection with any Requested Underwritten Offering, the Company will cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows in substantially the same manner as they would in an underwritten primary registered public offering by the Company of its Common Stock.

(n)    Each Holder agrees to furnish to the Company any other information regarding the Holder and the distribution of such securities as the Company reasonably determines is required to be included in any Registration Statement or any Prospectus or Prospectus supplement relating to an Underwritten Offering.

(o)    Notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement (or any amendment thereto) or effect a Requested Underwritten Offering (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 45 days if (i) the Board or the Chief Executive Officer of the Company determines that a postponement is in the best interest of the Company and its stockholders generally due to a bona fide material pending transaction involving the Company (including a pending securities offering by the Company), (ii) the Board or the Chief Executive Officer of the Company determines such registration would render the Company unable to comply with applicable securities laws or (iii) the Board or the Chief Executive Officer of the Company determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”). In the event of a Blackout Period resulting from a pending transaction identified in Section 3(o)(i) above that is an Underwritten Offering, such Blackout Period may be extended for up to an additional 45 days if the managing underwriter or managing underwriters for such Underwritten Offering have notified the Company of the need to extend such Blackout Period. The Company shall not be entitled to exercise its right of suspension or postponement, as the case may be, pursuant to this Section 3(o) more than once in any 12-month period, and in no event shall any Blackout Period together with any Suspension Period exceed an aggregate of 120 days in any 12-month period.

(p)    In connection with an Underwritten Offering, the Company shall use all commercially reasonable efforts to provide to each Holder named as a selling security holder in any Registration Statement a copy of any auditor “comfort” letters, reserve engineer letters or customary legal opinions, in each case that have been provided to the managing underwriter or managing underwriters in connection with the Underwritten Offering, not later than the Business Day prior to the Effective Date of such Registration Statement.

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(q)    Without limiting Section 3(r), each Initial Holder shall not, during the period ending ninety (90) days after the Reorganization, (i) offer, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by such Initial Holder in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale or disposition, or (ii) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) in connection with participation in any Underwritten Offering of Common Stock effected pursuant to this Agreement, (B) in connection with filing of any Registration Statement effected pursuant to this Agreement, (C) sales, transfers and dispositions of shares of Common Stock up to an aggregate of 10.0% of the Common Stock outstanding on the date hereof (“Permitted Sale Amount”), with each such Initial Holder permitted to sell, transfer or dispose pursuant to this clause (C) no more than its pro rata portion of the Permitted Sale Amount based on the number of shares of Common Stock held by such Initial Holder on the date hereof, and (D) distributions of shares of Common Stock to members, partners or stockholders of such Initial Holder; provided, that in the case of any distribution pursuant to clause (D), each distribution shall be made in compliance with Section 9(e) hereof and each distributee shall agree in writing to be bound by and subject to the terms set forth in this Section 3(q) as if such distributee was an Initial Holder.

(r)    In connection with any Underwritten Offering initiated by the Company for the sale of securities for its own account, any Holder that together with its Affiliates owns 10% or more of the outstanding Common Stock (or otherwise retains the right to appoint one or more directors to the Board pursuant to that certain Stockholders’ Agreement, dated as of the date hereof, among the Company and the other signatories thereto) and participates in such Underwritten Offering, shall execute a customary “lock-up” agreement with the underwriters of such Underwritten Offering containing a lock-up period equal to the shorter of (i) the shortest number of days that a director of the Company, “executive officer” (as defined under Section 16 of the Exchange Act) of the Company or any stockholder of the Company (other than a Holder or director or employee of, or consultant to, the Company) who owns 10% or more of the outstanding Common Stock contractually agrees to with the underwriters of such Underwritten Offering not to sell any securities of the Company following such Underwritten Offering and (ii) 180 days from the date of the execution of the underwriting agreement with respect to such Underwritten Offering.

(s)    The Company shall promptly have the Common Stock and any other Registrable Securities quoted on the OTCQB tier of the OTC Markets Group, Inc. until listed on the New York Stock Exchange or one of the NASDAQ markets or any successor national securities exchange. The Company shall use commercially reasonable efforts to promptly (subject to any listing requirements) list the Common Stock and any other Registrable Securities of any class or series on the New York Stock Exchange or the relevant NASDAQ market or any successor national securities exchange. The

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Company shall have effected such listing with respect to any shares of Registrable Securities sold under a Registration Statement no later than the settlement date for such sale; provided, however, that the requirements of this sentence shall be applicable only to the extent that the Common Stock is already listed on the New York Stock Exchange or the relevant NASDAQ market or any successor national securities exchange at the time of sale of such Registrable Securities. Following the listing of the Common Stock and any other Registrable Securities on the New York Stock Exchange or the relevant NASDAQ market or any successor national securities exchange, the Company shall use commercially reasonable efforts to maintain such listing until each Holder has sold all of its Registrable Securities.

4.    No Inconsistent Agreements; Additional Rights. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent in any material respect with, superior to or in any way violates or subordinates the rights granted to the Holders by this Agreement.

5.    Registration Expenses. All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Shelf Registration, Requested Underwritten Offering or Underwritten Piggyback Offering (in each case, excluding any Selling Expenses) shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement. “Registration Expenses” shall include, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Commission, (B) with respect to filings required to be made with the Trading Market, (C) with respect to filings with, and any other matters relating to, the Financial Industry Regulatory Authority, Inc. (including, without limitation, fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in any offering pursuant to Rule 2720 of the FINRA Manual), and (D) for compliance with applicable state securities or “Blue Sky” laws), (ii) printing expenses (including expenses of printing certificates for Company Securities and of printing Prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors, reserve engineers and accountants for the Company (including, without limitation, any expenses arising from any special audits or “comfort” letters required in connection with or incident to any registration or letters from reserve engineers), (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) internal fees and expenses (including all salaries and expenses of its officers and employees performing legal and accounting duties), (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, (viii) the reasonable fees and expenses of one law firm of national standing selected by the Holders owning the majority of the Registrable Securities to be included in any such registration or offering and (ix) all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show.” In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.

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6.    Indemnification.

(a)    The Company shall indemnify and hold harmless each Holder, each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the officers, directors, agents, general and limited partners, and employees of each Holder and each such controlling Person (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, or included in any preliminary Prospectus (if the Company authorized the use of such preliminary Prospectus prior to the Effective Date), any summary or final Prospectus or free writing Prospectus (if such free writing Prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final Prospectus or free writing Prospectus or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder Indemnified Person expressly for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. This indemnity shall be in addition to any liability the Company may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person or any indemnified party and shall survive the transfer of such securities by such Holder. Notwithstanding anything to the contrary herein, this Section 6 shall survive any termination or expiration of this Agreement indefinitely.

(b)    In connection with any Registration Statement in which a Holder participates, such Holder shall, severally and not jointly, indemnify and hold harmless the Company, its Affiliates and each of their respective officers, directors and any agent thereof, to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, or in any preliminary Prospectus (if used prior to the Effective Date of such Registration Statement), any summary or final Prospectus or free writing Prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances

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under which they were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Company by such Holder expressly for use therein. This indemnity shall be in addition to any liability such Holder may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder from the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)    Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party that is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d)    If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the untrue or alleged untrue statement of a material fact or the omission to state a material fact that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.    Facilitation of Sales Pursuant to Rule 144. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the Commission that may at any time permit

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a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company agrees that it will use commercially reasonable efforts to (i) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the Commission. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

8.    Information Rights in Private Sale. If any Demand Holders who then hold in the aggregate a minimum of 5% of the Company’s Common Stock (such Demand Holders, for purposes of this Section 8, being herein called the “Disposing Holders”) propose to transfer in a private transaction Registrable Securities having a fair market value in excess of $20.0 million, as determined in good faith by such Disposing Holders, then held by such Disposing Holders, then, the Company shall afford to such Disposing Holders, such prospective transferees and their respective counsel, accountants, lenders and other representatives, full access during normal business hours to the properties, books, contracts, records and management of the Company in order that such parties may have full opportunity to make such investigations as they shall desire to make of the Company and shall, upon request, promptly furnish to such parties all other information concerning the Company as such parties may reasonably request in connection with such prospective transfer, in each case subject to such confidentiality restrictions or obligations as the Company may reasonably require; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the Company’s business and operations.

9.    Miscellaneous

(a)    Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Parties agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Agreement (each of which elements the Parties admit). The Parties further agree and acknowledge that each and every obligation applicable to it contained in this Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Agreement or otherwise.

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(b)    Discontinued Disposition. Subject to the last sentence of Section 3(o), each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(e), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(j) or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). The Company may provide appropriate stop orders to enforce the provisions of this Section 9(b).

(c)    Amendments and Waivers. No provision of this Agreement may be waived, repealed, modified or amended except in a written instrument signed by the Company and Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment; provided that, with respect to the Company, such written instrument shall have been approved by a majority of the Disinterested Directors; provided further, that any waiver, repeal, modification or amendment that would have a disproportionate adverse effect on a Holder relative to the other Holders shall require the consent of such Holder; provided further, that Section 2(b)(i), Section 2(c)(i) and this Section 9(c) shall not be waived, repealed, modified or amended, nor shall any action be taken which is inconsistent with, or has the effect of, contravening this proviso, except in a written instrument signed by the Company and all Demand Holders. The Company shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(d)    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 9(d) prior to 5:00 p.m. Eastern Time on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. Eastern Time on any date and earlier than 11:59 p.m. Eastern Time on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

Roan Resources Inc.
14701 Hertz Quail Springs Pkwy
Oklahoma City, OK 73134
Attn: General Counsel
Facsimile: (405) 753-9041

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With copy to:

Vinson & Elkins LLP
1001 Fannin St., Suite 2500
Houston, TX 77002
Attn: Alan Beck
Facsimile: (713) 615.5620
Email: abeck@velaw.com

If to any person that is then the registered Holder:	To the address of such a Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing by such Holder (including on the signature pages hereto).

(e)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in this Section 9(e), this Agreement, and any rights or obligations hereunder, may not be assigned without (i) prior approval by a majority of the Disinterested Directors and (ii) the prior written consent of the Holders. Notwithstanding anything in the foregoing to the contrary, the rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such approval or consent (as applicable) (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee agrees in writing to be bound by and subject to all of the terms and conditions set forth in this Agreement. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders.

(f)    No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.

(g)    Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

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(h)    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(i)    THIS AGREEMENT AND ANY CLAIMS AND CAUSES OF ACTION HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).

(ii)    WITH RESPECT TO ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED WITHIN HARRIS COUNTY, TEXAS AND THE APPELLATE COURTS THEREFROM (THE “SELECTED COURTS”) AND WAIVES ANY OBJECTION TO VENUE BEING LAID IN THE SELECTED COURTS WHETHER BASED ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE AND HEREBY AGREES NOT TO COMMENCE ANY SUCH PROCEEDING OTHER THAN BEFORE ONE OF THE SELECTED COURTS; PROVIDED, HOWEVER, THAT A PARTY MAY COMMENCE ANY PROCEEDING IN A COURT OTHER THAN A SELECTED COURT SOLELY FOR THE PURPOSE OF ENFORCING AN ORDER OR JUDGMENT ISSUED BY ONE OF THE SELECTED COURTS; (B) CONSENTS, TO THE FULLEST EXTENT PERMITTED BY LAW, TO SERVICE OF PROCESS IN ANY PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY RECOGNIZED INTERNATIONAL EXPRESS CARRIER OR DELIVERY SERVICE, TO THEIR RESPECTIVE ADDRESSES REFERRED TO IN SECTION 9(D) HEREOF; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW; AND (C) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(i)    Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j)    Removal of Legend. The Company, at its sole cost, shall remove any legend ordinarily included on restricted securities of the Company (or instruct its transfer agent to so remove such legend) from the certificates or book-entries evidencing Registrable Securities if such Common Stock (i) is to be sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company) or (ii) is eligible for sale under Rule 144 without any limitation as to volume or manner of sale restrictions. Each Holder agrees to provide the Company, its counsel and/or the transfer agent with evidence reasonably requested by it in order to cause the removal of such legend, including, as may be appropriate, any information the

25

Company deems necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to exchange any certificates or instruments representing the Common Stock for ones bearing an appropriate restrictive legend) and regarding the length of time the Common Stock has been held. Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the issuance of any legal opinion required by the Company’s transfer agent or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will use commercially reasonable efforts to, no later than three (3) Business Days following the delivery by a Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate or instrument representing the Common Stock (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and any representation letter or certification as may be requested by the Company, deliver or cause to be delivered to such Company a certificate or instrument (as the case may be) representing such Common Stock that is free from all restrictive legends.

(k)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l)    Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

(m)    Termination. Except for Section 6, this Agreement shall terminate as to any Holder, when all Registrable Securities held by such Holder no longer constitute Registrable Securities.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

ROAN RESOURCES INC.

By:
Name:
Title:

Signature Page to Registration Rights Agreement

EXISTING LINN OWNERS:

Fir Tree Capital Opportunity Master Fund III, L.P.

By:
Name:
Title:
Address:
Email:

Fir Tree Capital Opportunity Master Fund, L.P.

By:
Name:
Title:
Address:
Email:

Fir Tree E&P Holdings VI, LLC

By:
Name:
Title:
Address:
Email:

Signature Page to Registration Rights Agreement

FT SOF IV Holdings, LLC

By:
Name:
Title:
Address:
Email:

FT SOF V Holdings, LLC

By:
Name:
Title:
Address:
Email:

FT COF(E) Holdings, LLC

By:
Name:
Title:
Address:
Email:

Signature Page to Registration Rights Agreement

EXISTING LINN OWNERS:

York Capital Management, L.P.

By:
Name:
Title:
Address:
Email:

York Credit Opportunities Investments Master Fund, L.P.

By:
Name:
Title:
Address:
Email:

York Credit Opportunities Fund, L.P.

By:
Name:
Title:
Address:
Email:

Signature Page to Registration Rights Agreement

York Multi-Strategy Master Fund, L.P.

By:
Name:
Title:
Address:
Email:

York Select Strategy Master Fund, L.P.

By:
Name:
Title:
Address:
Email:

Signature Page to Registration Rights Agreement

EXISTING LINN OWNERS:

Exuma Capital, L.P.

By:
Name:
Title:
Address:
Email:

Jorvik Multi-Strategy Master Fund, L.P.

By:
Name:
Title:
Address:
Email:

Signature Page to Registration Rights Agreement

EXISTING LINN OWNERS:

Spraberry Investments Inc.

By:
Name:
Title:
Address:
Email:

The Liverpool Limited Partnership

By:
Name:
Title:
Address:
Email:

Elliott Associates, L.P.

By:
Name:
Title:
Address:
Email:

Signature Page to Registration Rights Agreement

ROAN HOLDINGS, LLC

By:
Name:
Title:
Address:
Email:

Signature Page to Registration Rights Agreement

Exhibit B

Form of Roan Resources Second A&R LLCA

[See attached]

Exhibit B - 1

Exhibit B

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ROAN RESOURCES LLC

a Delaware Limited Liability Company

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), dated as of September [●], 2018 (the “Effective Date”), of Roan Resources LLC, a Delaware limited liability company (the “Company”), is adopted, executed and agreed to by the Members (as defined below).

WHEREAS, The term of the Company commenced on May 30, 2017, upon the filing with the Secretary of State of the State of Delaware the Certificate of Formation of the Company;

WHEREAS, the Company and its members entered into that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of August 31, 2017 (as amended, restated or otherwise modified from time to time, the “Prior Agreement”);

WHEREAS, pursuant to that certain Master Reorganization Agreement, dated as of September [●], 2018, by and among Linn Energy, Inc., a Delaware corporation (“Linn”), Roan Holdings, LLC, a Delaware limited liability company (“Roan Holdings”), and the Company, Linn and Roan Holdings have agreed to, among other things, reorganize their respective interests in Roan Resources under Roan Resources Inc., a Delaware corporation, on the terms and conditions set forth therein (collectively, the “Reorganization”); and

WHEREAS, in connection with the Reorganization, the Members desire to amend and restate the Prior Agreement in its entirety pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the “Act”), effective as of the Effective Date.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby established, the Members hereby agree to amend and restate the Prior Agreement in its entirety as follows:

1.    Name. The name of the limited liability company governed hereby is “Roan Resources LLC”.

2.    Purpose. The business and purpose of the Company is to (a) acquire, explore and develop oil and gas interests, (b) produce and sell oil and gas therefrom, and (c) engage in and carry on any lawful business, purpose or activity ancillary or related thereto allowed under the Act. The Company shall possess and may exercise all of the powers and privileges under the Act or by any other applicable law and may perform all things necessary or incidental to, or connected with or growing out of, those activities in accordance with this Agreement.

3.    Members. The persons listed on the Member Schedule on the attached Appendix I are the Members of the Company as of the Effective Date. For purposes of this Agreement, “Member” shall mean any person executing this Agreement on the date hereof or who is hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any person who has ceased to be a member in the Company. The Manager (as defined below) may admit one or more additional Members to the Company on such terms as the Manager may determine. An additional Member shall (a) execute a counterpart to this Agreement and (b) make a contribution to the Company in an amount determined in good faith by the Manager. The Manager shall amend Appendix I to reflect the admission of any additional Members.

4.    Capital Contributions by the Members. On or prior to the Effective Date, the Members have collectively made contributions, or are deemed to have collectively made contributions, to the capital of the Company in exchange for a 100% membership interest in the Company as set forth on Appendix I. Without creating any rights in favor of any third party, the Members may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligation to make any additional contributions.

5.    Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Members.

6.    Distributions. The Members shall be entitled to (a) receive all distributions (including without limitation, liquidating distributions) made by the Company, and (b) enjoy all other rights, benefits and interests in the Company.

7.    Powers. The Members hereby designate Roan Resources Inc., a Delaware corporation, as the sole manager of the Company (the “Manager”) as provided in Section 18-402 of the Act. The Manager shall have such rights and duties as are provided by the Act and this Agreement, and shall have the power and authority to delegate to the Officers (as defined below), if any, its rights and powers, or any portion thereof, to manage and control the business and affairs of the Company.

(i)    The Manager shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business, operations and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein. Subject to the provisions of this Agreement, the Manager (and the Officers appointed under clause (ii) below) shall have general and active management of the day to day business and operations of the Company. In addition, the Manager shall have such other powers and duties as may be prescribed by this Agreement. Such duties may be delegated by the Manager to officers, agents or employees of the Company as the Manager may deem appropriate from time to time.

(ii)    The Manager may, from time to time, designate one or more persons to be officers of the Company (“Officers”). No Officer need be a member of the Company. Any Officers so designated will have such authority and perform such duties as the Manager may, from time to time, delegate to them. The Manager may assign titles to particular officers, including, without limitation, chairman, chief executive officer, president, chief financial officer, vice president, chief operating officer, secretary, assistant secretary, treasurer and assistant treasurer.

2

Each Officer will hold office until his or her successor will be duly designated and will qualify or until his or her death or until he or she will resign or will have been removed. Any number of offices may be held by the same person. The salaries or other compensation, if any, of the Officers and agents of the Company will be fixed from time to time by the Manager or by any Officer acting within his or her authority. Any Officer may be removed as such, either with or without cause, by the Manager whenever in his, her or its judgment the best interests of the Company will be served thereby. Any vacancy occurring in any office of the Company may be filled by the Manager. The names of the initial Officers of the Company, and their respective titles, are set forth on the attached Appendix II. Such Officers are authorized to control the day to day operations and business of the Company.

8.    Liability. The Members, the Manager and the Officers shall not have any liability for the obligations, debts or liabilities of the Company except to the extent provided in the Act.

9.    Indemnification. The Company shall, to the fullest extent authorized by the Act, indemnify and hold harmless any member, manager (including the Manager), Officer or employee of the Company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, Officer or employee of the Company.

10.    Tax Elections. The fiscal and taxable year of the Company shall be the calendar year.

11.    Dissolution. The Company shall dissolve, and its affairs shall be wound up at such time, if any, as the Manager may elect. No other event will cause the Company to dissolve.

12.    Consents. Any action that may be taken by the Members or the Manager at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the Members or Manager.

13.    Amendments. Except as otherwise provided in this Agreement or in the Act, this Agreement may be amended only by the written consent of the Members to such effect.

14.    Governing Law. This Agreement shall be governed by, and construed under, the internal laws of the State of Delaware, all rights and remedies being governed by said laws (excluding its conflict-of-laws rules).

[Signature Page Follows.]

3

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Second Amended and Restated Limited Liability Company Agreement of Roan Resources LLC as of the date first written above.

MEMBERS:

LINN ENERGY, INC.

By:
Name:
Title:

SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

ROAN RESOURCES LLC

ROAN HOLDINGS HOLDCO, LLC

By:
Name:
Title:

SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

ROAN RESOURCES LLC

Appendix I

Member Schedule

Member Name	Percentage Interest	Address
Linn Energy, Inc.	50.0%	Linn Energy, Inc. 600 Travis St. Suite 1400 Houston, Texas 77002

Roan Holdings Holdco, LLC	50.0%	Roan Holdings Holdco, LLC 10000 Memorial Dr. Suite 550 Houston, TX 77024

TOTAL:	100%

APPENDIX I

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

ROAN RESOURCES LLC

Exhibit C

Form of Stockholders’ Agreement

[See attached]

Exhibit C - 1

Exhibit C

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of September [●], 2018, is entered into by and among Roan Resources Inc., a Delaware corporation (the “Company”), the Existing LINN Owners (as defined below), Roan Holdings, LLC, a Delaware limited liability company (“Roan Holdings”), and any other persons signatory hereto from time to time (together with the Existing LINN Owners and Roan Holdings, the “Principal Stockholders”).

WHEREAS, in connection with the consummation of the transactions whereby Linn Energy, Inc., a Delaware corporation, and Roan Holdings have reorganized their respective 50% interests in Roan Resources, LLC, a Delaware limited liability company, under the Company (the “Reorganization”), the Principal Stockholders and the Company have entered into this Agreement to set forth certain understandings among themselves.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any specified Person means any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of this Agreement, no Principal Stockholder shall be deemed to be an Affiliate of the Company, and no party to this Agreement shall be deemed to be an Affiliate of another party to this Agreement solely by reason of the execution and delivery of this Agreement.

“Agreement” has the meaning given to such term in the recitals hereto.

“Beneficial Owner” of a security means a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings. For the avoidance of doubt, for purposes of this Agreement each Principal Stockholder is deemed to Beneficially Own the shares of Common Stock owned by it, notwithstanding the fact that such shares are subject to this Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or day on which commercial banks in the State of Texas or the State of New York are authorized or required by law to close for business.

“Bylaws” means the Bylaws of the Company as in effect on the Closing Date.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on September [●], 2018, as in effect on the Closing Date.

“Closing Date” means the date on which the Reorganization is consummated.

“Common Stock” means the Class A Common Stock, par value $0.001, of the Company.

“Company” has the meaning given to such term in the recitals hereto.

“Existing LINN Owners” means each of the Elliot Group, Fir Tree Group and York Group.

“Elliot Entities” means, collectively, Elliott Associates, L.P., The Liverpool Limited Partnership and Spraberry Investments Inc.

“Elliot Group” means for so long as such person holds Common Stock, the Elliot Entities and each transferee of Common Stock directly or indirectly (in a chain of title) from the Elliot Entities; provided, that such transferee is an Affiliate of the Elliot Entities.

“Fir Tree Entities” means, collectively, Fir Tree Capital Opportunity Master Fund III, L.P., Fir Tree Capital Opportunity Master Fund, L.P., Fir Tree E&P Holdings VI, LLC, FT SOF IV Holdings, LLC, FT SOF V Holdings, LLC and FT COF(E) Holdings, LLC.

“Fir Tree Group” means for so long as such person holds Common Stock, the Fir Tree Entities and each transferee of Common Stock directly or indirectly (in a chain of title) from the Fir Tree Entities; provided, that such transferee is an Affiliate of the Fir Tree Entities.

“Independent Director” means a director that meets the independence standards of the Trading Market and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by applicable law and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to shares of Common Stock, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments and (iv) making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association,

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organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Principal Stockholders” has the meaning given to such term in the recitals hereto.

“Reorganization” has the meaning given to such term in the recitals hereto.

“Roan Holdings” has the meaning given to such term in the recitals hereto.

“Trading Market” means the principal national securities exchange on which shares of Common Stock are or will be listed.

“Trigger Date” means the date of the Company’s 2020 annual general meeting of stockholders.

“York Entities” means, collectively, York Capital Management, L.P., York Credit Opportunities Investments Master Fund, L.P., York Credit Opportunities Fund, L.P., York Multi-Strategy Master Fund, L.P., Exuma Capital, L.P., York Select Strategy Master Fund, L.P. and Jorvik Multi-Strategy Master Fund, L.P..

“York Group” means for so long as such person holds Common Stock, the York Entities and each transferee of Common Stock directly or indirectly (in a chain of title) from the York Entities; provided, that such transferee is an Affiliate of the York Entities.

Section 1.2    Rules of Construction.

(a)    Unless the context requires otherwise: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (ii) references to Articles and Sections refer to articles and sections of this Agreement; (iii) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (iv) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (vi) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (vii) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (viii) references to any Person include such Person’s successors and permitted assigns; and (ix) references to “days” are to calendar days unless otherwise indicated.

(b)    The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

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(c)    This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted or caused this Agreement to be drafted

ARTICLE II

GOVERNANCE MATTERS

Section 2.1    Designees.

(a)    Upon the consummation of the Reorganization, the Board shall consist of nine directors, including (i) Evan Lederman, Matthew Bonanno and Andrew Taylor (together with any director designated pursuant to Section 2.1(b), the “Existing LINN Owner Directors”), (ii) [●] (together with any director designated pursuant to Section 2.1(c), the “Roan Independent Director”), (iii) John V. Lovoi, Paul B. Loyd, Michael P. Raleigh and [Anthony Tripodo] (together with any director designated pursuant to Section 2.1(d), the “Roan Holdings Directors”) and (iv) [Tony Maranto] (together with any director designated pursuant to Section 2.1(e), the “CEO Director”). The Board shall consist of two classes of directors, with each of [●] and [●] serving a term ending on the date of the Company’s 2019 annual general meeting of stockholders, and each of [●], [●], [●], [●], [●], [●] and [●] serving a term ending on the Trigger Date. Following the Trigger Date, the Board will cease to be classified and nominations for director shall be made by the Board upon the advice of the Company’s nominating and corporate governance committee.

(b)    During the period beginning on the Closing Date and ending on the earlier of (i) the Trigger Date and (ii) with respect to the applicable Existing LINN Owner, the date on which such Existing LINN Owner ceases to Beneficially Own at least 5% of the outstanding shares of Common Stock, the applicable Existing LINN Owner shall have the right, but not the obligation, to designate one director to the Board to fill any vacancy on the Board due to the death, disability, resignation or removal of any Existing LINN Owner Director designated by such Existing LINN Owner; provided, however, that at all times, at least one Existing LINN Owner Director shall be an Independent Director (the “LINN Independence Requirement”). In the event that the Linn Independence Requirement is no longer satisfied, the Existing LINN Owners shall promptly (i) cause the removal of an Existing Linn Owner Director in accordance with Section 2.1(f) and (ii) designate a director to the Board who qualifies as an Independent Director to fill such vacancy. If an Existing LINN Owner’s designation rights terminate pursuant to the foregoing Section 2.1(b)(ii), then the director designated to the Board by such Existing LINN Owner at such time shall be entitled to continue serving in such capacity until the end of such director’s then-current term.

(c)    During the period beginning on the Closing Date and ending on the earlier of (i) the Trigger Date and (ii) the date on which Roan Holdings ceases to Beneficially Own at least 5% of the outstanding shares of Common Stock, Roan Holdings shall have the right, but not the obligation, to designate one Independent Director to the Board, subject to the consent of the Existing LINN Owners (such consent not to be unreasonably withheld), to fill any vacancy on the Board due to the death, disability, resignation or removal of any Roan Independent Director designated pursuant to this Section 2.1(c) after the date hereof.

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(d)    During the period beginning on the Closing Date and ending on the earlier of (i) the Trigger Date and (ii) the date on which Roan Holdings ceases to Beneficially Own at least 5% of the outstanding shares of Common Stock, Roan Holdings shall have the right, but not the obligation, to designate to the Board a number of directors equal to: (i) if Roan Holdings Beneficially Owns at least 30% of the outstanding shares of Common stock, four directors; (ii) if Roan Holdings Beneficially Owns at least 15% but less than 30% of the outstanding shares of Common Stock, three directors; and (iii) if Roan Holdings Beneficially Owns at least 5% but less than 15% of the outstanding shares of Common Stock, two directors, in each case to fill any vacancy on the Board due to the death, disability, resignation or removal of any Roan Holdings Director; provided, however, that at all times, at least one Roan Holdings Director shall be an Independent Director (the “Roan Holdings Independence Requirement”). In the event that the Roan Holdings Independence Requirement is no longer satisfied, Roan Holdings shall promptly (i) cause the removal of a Roan Holdings Director in accordance with Section 2.1(f) and (ii) designate a director to the Board who qualifies as an Independent Director to fill such vacancy. If the designation rights of Roan Holdings terminate or diminish pursuant to the foregoing Section 2.1(d)(ii), then each applicable director designated to the Board by Roan Holdings at such time shall be entitled to continue serving in such capacity until the end of such director’s then-current term(s). For the avoidance of doubt, the designation rights of Roan Holdings under this Section 2.1(d) shall be in addition to its designation right under Section 2.1(c).

(e)    During the period beginning on the Closing Date and ending on the Trigger Date, the Company shall cause the then-current chief executive officer of the Company to be designated to serve as a member of the Board upon the removal of any CEO Director due to any failure by such CEO Director to hold the title of Chief Executive Officer of the Company.

For the avoidance of doubt and notwithstanding anything to the contrary in this paragraph, no Principal Stockholder shall have the right to designate a replacement director, and neither the Company nor any Principal Stockholder shall be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board would result in a number of directors designated by such Principal Stockholder in excess of the number of directors that such Principal Stockholder is then entitled to designate for membership on the Board pursuant to this Agreement.

For so long as any Principal Stockholder has the right to designate at least one director to the Board under this Agreement, the Company will take all Necessary Action to ensure that the number of directors serving on the Board shall not exceed nine (exclusive of any directors who may be elected by the holders of any class or series of preferred stock of the Company specified in the related Certificate of Designation); provided, that the number of directors may be increased if necessary to (i) satisfy the requirements of applicable laws and stock exchange regulations or (ii) provide a Principal Stockholder with the number of directors that such Principal Stockholder is entitled to designate under this Article II.

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The Company agrees, to the fullest extent permitted by applicable law (including with respect to any applicable fiduciary duties under Delaware law), to take all Necessary Action to effectuate the above by: (A) including the persons designated pursuant to this Section 2.1 in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors, (B) nominating and recommending each such individual to be elected as a director as provided herein, (C) soliciting proxies or consents in favor thereof, and (D) without limiting the foregoing, otherwise using its reasonable best efforts to cause such nominees to be elected to the Board, including providing at least as high a level of support for the election of such nominees as it provides to any other individual standing for election as a director.

(f)    So long as any Existing LINN Owner or Roan Holdings is entitled to designate one or more nominees pursuant to Section 2.1(b), (c) or (d), each Existing LINN Owner and Roan Holdings shall have the right to request the removal of any director (with or without cause) designated by such Existing LINN Owner or Roan Holdings, as applicable, from time to time and at any time, from the Board, exercisable upon written notice to the Company, and the Company and the Principal Stockholders shall take all Necessary Action to cause such removal.

(g)    Nothing in this Section 2.1 shall be deemed to require that any party hereto, or any Affiliate thereof, act or be in violation of any applicable provision of law, regulation, legal duty or requirement or stock exchange or stock market rule.

Section 2.2    Restrictions on Other Agreements. No Principal Stockholder shall, directly or indirectly, grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to its shares of Common Stock if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreement or agreements are with other Principal Stockholders, holders of shares of Common Stock that are not parties to this Agreement or otherwise).

ARTICLE III

INFORMATION RIGHTS

Section 3.1    Financial Statements and Periodic Reports. At all times when the Company is not obligated to file reports under Section 13 or Section 15(d) of the Exchange Act, the Company shall provide the following information to each Existing LINN Owner and to Roan Holdings, and shall satisfy such obligation by timely posting all such information to its website and making such information accessible to the general public, or by timely and publicly filing all such information with the Securities and Exchange Commission (the “Commission”) on Form 10-K, Form 10-Q or Form 8-K, as applicable, as if the Company were required to file such reports under the Exchange Act:

(a)    for each fiscal year of the Company ending on or after December 31, 2018, copies of an annual report on Form 10-K for such fiscal year, which report shall be delivered no later than 90 days following the end of such fiscal year and shall include the same information and disclosures as the Company would be required to include in such report if it were a reporting company under the Exchange Act, including, without limitation, (i) consolidated financial statements of the Company and its subsidiaries as of

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the end of such fiscal year, which financial statements shall (A) include a comparison to the prior fiscal year results, (B) be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”) and (C) be audited by a nationally recognized accounting firm approved by the Board and accompanied by a report and opinion thereon by such accounting firm prepared in accordance with GAAP and (ii) a management discussion and analysis of financial condition and results of operations with respect to such financial statements (an “MD&A”);

(b)    for each of the first three fiscal quarters of each fiscal year of the Company, copies of a quarterly report on Form 10-Q for such fiscal quarter, which report shall be delivered no later than 45 days following the end of such fiscal quarter and shall include the same information and disclosures as the Company would be required to include in such report if it were a reporting company under the Exchange Act, including, without limitation, (i) consolidated financial statements of the Company and its subsidiaries as of the end of such fiscal quarter, which statements shall (A) include year-to-date results and a comparison to the corresponding period in the prior fiscal year and (B) be prepared in accordance with GAAP, and (ii) an MD&A with respect to such financial statements;

(c)    from time to time after the occurrence of any event that the Company would be required to report on a Form 8-K if it had been a reporting company under the Exchange Act, a current report on Form 8-K containing the same information as would be required to be contained in, and within the timing required by, a Current Report on Form 8-K under the Exchange Act;

(d)    a complete transcript of each quarterly conference call hosted by the Company pursuant to Section 3.2, which transcript shall be provided no later than two Business Days after the date of such conference call; and

(e)    such additional information as is required to ensure that sufficient “current public information” with respect to the Company is available on the Company’s website to satisfy the requirements of Section 4(a)(7) (as may be amended from time to time, “Section 4(a)(7)” of the Securities Act of 1933, as amended (such act, and the rules and regulations promulgated thereunder, the “Securities Act”) and Rule 144A and Rule 144(c) promulgated under the Securities Act.

Section 3.2    Quarterly Conference Calls. The Company shall host, and each Existing LINN Owner and Roan Holdings shall have access to, quarterly conference calls with senior officers of the Company to discuss the results of operations for the relevant reporting period, which calls shall (except as otherwise determined by the Board with respect to any particular reporting period) include a reasonable and customary question and answer session. Each such quarterly call shall be hosted no later than 30 days after the Company provides the corresponding annual or quarterly financial statements in accordance with Section 3.1; provided, that any customary quarterly earnings call with equity holders of the Company shall be deemed to constitute such quarterly call for purposes of this Agreement.

Section 3.3    Rule 144, 144A and Section 4(a)(7) Information. The Company shall use commercially reasonable efforts to (a) post to the

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Company’s website in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (b) make and keep publicly available all information necessary to comply with Section 4(a)(7), Rule 144A promulgated under the Securities Act (as may be amended from time to time, “Rule 144A”) and Rule 144 promulgated under the Securities Act (as may be amended from time to time, “Rule 144”) with respect to resales of shares of Common Stock, to the extent required from time to time to enable the Existing LINN Owners and Roan Holdings to sell shares of Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Section 4(a)(7), Rule 144A and Rule 144 or (ii) any other rules or regulations now existing or hereafter adopted by the Commission. Upon the reasonable request of any Existing LINN Owner or Roan Holdings, the Company will deliver to such Existing LINN Owner or Roan Holdings, as applicable, a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

ARTICLE IV

EFFECTIVENESS AND TERMINATION

Section 4.1    Effectiveness. This Agreement shall be deemed to be effective upon the consummation of the Reorganization. For the avoidance of doubt, to the extent the Reorganization is not consummated, the provisions of this Agreement shall be without any force or effect.

Section 4.2    Termination. This Agreement shall terminate upon the earlier to occur of (a) such time as none of the Principal Stockholders Beneficially Own any shares of Common Stock and (b) the delivery of written notice to the Company by all of the Principal Stockholders then owning shares of Common Stock requesting the termination of this Agreement. Further, at such time as a particular Principal Stockholder no longer Beneficially Owns any shares of Common Stock, all rights and obligations of such Principal Stockholder under this Agreement shall terminate and such Principal Stockholder shall no longer be a party to this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such party at the address set forth below (or such other address as shall be specified by like notice). Notices will be deemed to have been duly given hereunder if (a) personally delivered, when received, (b) sent by nationally recognized overnight courier, one business day after deposit with the nationally recognized overnight courier, (c) mailed by registered or certified mail, five business days after the date on which it is so mailed, and (d) sent by facsimile or electronic mail, on the date sent so long as such communication is transmitted before 5:00 p.m. in the time zone of the receiving party on a business day, otherwise, on the next business day.

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(a)	If to the Company, to:

Roan Resources Inc.

14701 Hertz Quail Springs Pkwy

Oklahoma City, OK 73134

Attn: General Counsel

Facsimile: 405-753-9041

With copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Ste 2500

Houston, TX 77002

Attn: Alan Beck

Facsimile: 1.713.615.5620

Email: abeck@velaw.com

(b)	If to the Existing LINN Owners, to:

Fir Tree Capital Management, LP

55 West 46th Street, 29th Floor

New York, New York 10036

Email: legalnotices@firtree.com

[●]

With copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, TX 77002

Attn: Andrew Calder, P.C., Julian Seiguer, P.C. and Kim Hicks

Facsimile: 713-836-3601

Email: julian.seiguer@kirkland.com

(c)	If to Roan Holdings, to:

Roan Holdings, LLC

10000 Memorial Dr., Suite 550

Houston, TX 77024

Attn: Board of Managers

Facsimile: 713-579-2611

Email: pbl@loydhouse.com; mraleigh@domain-energy.com;

kloyd@jvladvisors.com; james@ce2ok.com

With a copy (which shall not constitute notice) to:

Thompson & Knight LLP

811 Main Street, Suite 2500

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Houston, Texas 77002

Attention: Timothy T. Samson

Facsimile: 832-397-8068

Email: timothy.samson@tklaw.com

Section 5.2    Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 5.3    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement. Any signature hereto delivered by a party by facsimile or other means of electronic transmission shall be deemed an original signature hereto.

Section 5.4    Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 5.5    Further Assurances. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

Section 5.6    Governing Law; Equitable Remedies. THIS AGREEMENT AND ANY CLAIMS AND CAUSES OF ACTION HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party hereto further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

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Section 5.7    Consent to Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of any federal or state court located within Harris County, Texas and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents, to the fullest extent permitted by law, to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to their respective addresses referred to in Section 5.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 5.8    Amendments; Waivers.

(a)    No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed (i) in the case of an amendment, by each of the parties hereto, and (ii) in the case of a waiver, by each of the parties against whom the waiver is to be effective.

(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 5.9    Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Principal Stockholders may each assign any of their respective rights hereunder to any of their respective Affiliates, provided, that any such Affiliate executes a joinder to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

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Section 5.10    Dispute Resolution. All claims and controversies, in each case, arising out of or relating to this Agreement, shall be determined and resolved in accordance with the following procedures:

(a)    Covered Disputes. Any claim among the parties hereto or their respective Affiliates arising out of or relating to this Agreement, including the meaning of its provisions, or the proper performance of any of its terms, its breach, termination or invalidity (each, a “Dispute”) shall be resolved in accordance with the procedures specified in this Section 5.10, which shall be the sole and exclusive procedure for the resolution of any such Dispute, except that any party hereto, without prejudice to the following procedures, may file a complaint to seek preliminary injunctive or other provisional judicial relief, if in their sole judgment, that action is necessary to avoid irreparable damage or to preserve the status quo. Despite that action the parties hereto will continue to participate in good faith in the procedures specified in this Section 5.10.

(b)    Initial Mediation. In the event of a Dispute, and prior to proceeding to arbitration pursuant to Section 5.10(c), the parties hereto must submit the Dispute to any mutually agreed mediation service for mediation by providing to the mediation service a joint, written request for mediation, setting forth the subject of the Dispute and the relief requested. The Dispute shall be mediated in Houston, Texas within 30 days from the date that a written request for mediation is made by any party hereto, and the mediation shall be conducted before a single mediator to be agreed upon by the parties hereto. If the parties hereto cannot agree on the mediator, each party hereto shall select a mediator and the mediators so selected shall together unanimously select a neutral mediator who will conduct the mediation. The parties hereto shall cooperate with the mediation service and with one another in scheduling the mediation proceedings. The parties hereto covenant that they will use commercially reasonable efforts in participating in the mediation. The parties hereto agree that the mediator’s fees and expenses and the costs incidental to the mediation will be shared equally among them. The parties hereto further agree that all offers, promises, conduct, and statements, whether oral or written, made in the course of the mediation by any of the parties hereto, their agents, employees, experts, and attorneys, and by the mediator and any employees of the mediation service, are confidential, privileged, and inadmissible for any purpose, including impeachment, in any litigation, arbitration or other proceeding involving the parties hereto, provided, that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. The decision of the mediator shall be non-binding on the parties hereto.

(c)    Arbitration as a Final Resort. Any Dispute that is not resolved by mediation pursuant to Section 5.10(b) must be resolved through the use of binding arbitration in accordance with the AAA Rules, as supplemented to the extent necessary to determine any procedural appeal question by the Federal Arbitration Act (Title IX of the United States Code). If there is any inconsistency between this Section 5.10(c) and the Commercial Arbitration Rules of the Federal Arbitration Act, the terms of this Section 5.10(c) shall control the rights and obligations of the parties hereto. Such arbitration shall be conducted as follows:

(i)    If there is more than one Dispute that involves the same facts and parties as the facts and parties with respect to which arbitration has been initiated pursuant to this Agreement, such Disputes shall be consolidated into the first arbitration initiated pursuant to this Agreement.

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(ii)    Arbitration may be initiated by a party (“Claimant”) serving written notice on another party (“Respondent”) that the Claimant has referred the Dispute to binding arbitration pursuant to this Section 5.10(c). Claimant’s notice initiating binding arbitration must describe in reasonable detail the nature of the Dispute and the facts and circumstances relating thereto and identify the arbitrator Claimant has appointed. Respondent shall respond to Claimant within 30 days after receipt of Claimant’s notice, identifying the arbitrator Respondent has appointed. All arbitrators must be neutral parties who have never been officers, directors or employees of or performed material work for the parties hereto, the Company or any of their respective Affiliates within the preceding five-year period and must agree in writing to keep strictly confidential the specifics and existence of the dispute as well as all proprietary records of the parties hereto or the Company reviewed by the arbitrators in the process of resolving such dispute. Arbitrators must have a formal education or training in the area of dispute resolution and must have not less than seven years of experience as a lawyer in the energy industry with experience in upstream or transactional issues. The two arbitrators so chosen by the parties to the Dispute shall select a third arbitrator within 30 days after the second arbitrator has been appointed. If either (A) the Respondent fails to name its party-appointed arbitrator within the time permitted, or (B) the two arbitrators are unable to agree on a third arbitrator within 30 days from the date the second arbitrator has been appointed, then, in either case, the missing arbitrator(s) shall be selected by the American Arbitration Association (the “AAA”) with due regard given to the selection criteria above and input from the parties to the Dispute and other arbitrators. The AAA shall select the missing arbitrator(s) not later than 90 days from initiation of arbitration. In the event the AAA should fail to select the third arbitrator within 90 days from initiation of arbitration, then either party to the Dispute may petition the Chief United States District Judge for the Southern District of Texas to select the third arbitrator. Due regard shall be given to the selection criteria above and input from the parties to the arbitrable Dispute and other arbitrators.

(iii)    Claimant and Respondent shall each pay one-half of the compensation and expenses of the AAA and the arbitrator(s).

(iv)    The hearing shall be conducted in Houston, Texas and commence within 60 days after the selection of the third arbitrator, unless delayed by order of the arbitrators. The hearing shall be based upon written position papers submitted by Claimant and Respondent within 30 days after the selection of the third arbitrator, stating such Person’s proposed resolution of the dispute. The parties to the Dispute and the arbitrators shall proceed diligently and in good faith in order that the award may be made as promptly as possible. The arbitrators shall determine the Disputes and render a final award on or before 30 days following the completion of the hearing. The arbitrators’ decision shall be in writing and set forth the reasons for the award. In rendering the award, the arbitrators shall abide by (A) the terms and conditions of this Agreement including, without limitation, any and all restrictions, prohibitions or limitations on damages or remedies set forth in this Agreement and (B) the Law of the State of Delaware. The arbitrators shall not have jurisdiction or authority to add to, detract from or alter in any way the provisions of this Agreement.

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(v)    Notwithstanding any other provision of this Agreement, any party to the Dispute may, prior to the appointment of the third arbitrator, seek temporary injunctive relief from any court of competent jurisdiction; provided, that the party seeking such relief shall (if arbitration has not already been commenced) simultaneously commence arbitration. Such court-ordered relief shall not continue more than ten days after the appointment of the arbitrators and in no event for longer than 90 days. In order to prevent irreparable harm, the arbitrators shall have the power to grant temporary or permanent injunctive or other equitable relief. Except as provided in the Federal Arbitration Act, the decision of the arbitrators shall be final, binding on and non-appealable by the parties to the Dispute. Each party to the Dispute agrees that any arbitration award against it may be enforced in any court of competent jurisdiction and that either party to the Dispute may authorize any such court to enter judgment on the arbitrators’ decisions. The arbitrators may not grant or award indirect, consequential, punitive or exemplary damages or damages for lost profits.

(vi)    In any Dispute under this Agreement, the prevailing party to the Dispute shall be entitled to recover arbitration and court costs and attorneys’ fees in addition to any other relief to which such Person is entitled.

(d)    Tolling and Performance. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in Section 5.10(c) are pending. The parties hereto shall take any action required to effectuate that tolling. Each party hereto is required to continue to perform its obligations under this Agreement pending completion of the procedures set forth in Section 5.10(c), unless to do so would be impossible or impracticable under the circumstances.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY

ROAN RESOURCES INC.

By:
Name:
Title:

15

PRINCIPAL STOCKHOLDERS:

Fir Tree Capital Opportunity Master Fund III, L.P.

By:
Name:	Brian Meyer
Title:	Authorized Person

Fir Tree Capital Opportunity Master Fund, L.P.

By:
Name:	Brian Meyer
Title:	Authorized Person

Fir Tree E&P Holdings VI, LLC

By:
Name:	Brian Meyer
Title:	Authorized Person

16

FT SOF IV Holdings, LLC

By:
Name:	Brian Meyer
Title:	Authorized Person

FT SOF V Holdings, LLC

By:
Name:	Brian Meyer
Title:	Authorized Person

FT COF(E) Holdings, LLC

By:
Name:	Brian Meyer
Title:	Authorized Person

Signature Page to Stockholders’ Agreement

York Capital Management, L.P.

By:
Name:
Title:

York Credit Opportunities Investments Master Fund, L.P.

By:
Name:
Title:

York Credit Opportunities Fund, L.P.

By:
Name:
Title:

York Multi-Strategy Master Fund, L.P.

By:
Name:
Title:

Signature Page to Stockholders’ Agreement

York Select Strategy Master Fund, L.P.

By:
Name:
Title:

Exuma Capital, L.P.

By:
Name:
Title:

Jorvik Multi-Strategy Master Fund, L.P.

By:
Name:
Title:

Signature Page to Stockholders’ Agreement

Spraberry Investments Inc.

By:
Name:
Title:

The Liverpool Limited Partnership

By:
Name:
Title:

Elliott Associates, L.P.

By:
Name:
Title:

Signature Page to Stockholders’ Agreement

ROAN HOLDINGS, LLC

By:
Name:
Title:

Signature Page to Stockholders’ Agreement

Exhibit D

Form of New LINN Merger Agreement

[See attached]

Exhibit D - 1

Exhibit D

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is entered into as of September [●], 2018, by and among Linn Energy, Inc., a Delaware corporation (“Linn”), Roan Resources Inc., a Delaware corporation and wholly owned subsidiary of Linn (“Roan Inc.”), and Linn Merger Sub #2, LLC, a Delaware limited liability company and wholly owned subsidiary of Roan Inc. (“Merger Sub”). Linn, Roan Inc. and Merger Sub are sometimes collectively referred to in this Agreement as the “Constituent Companies.”

RECITALS

WHEREAS, Roan Inc. was formed as a corporation pursuant to a Certificate of Incorporation filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on September [●], 2018;

WHEREAS, Merger Sub was formed as a limited liability company pursuant to a Certificate of Formation filed with the Delaware Secretary of State on [●], 2018;

WHEREAS, as of the date hereof and immediately prior to the Effective Time (as defined below), Linn’s authorized capital stock consists of 300,000,000 shares, consisting of: (i) 270,000,000 shares of Class A common stock, par value $0.001 per share (“Linn Common Stock”), of which 76,269,766 shares were issued and outstanding and none of which were held in Linn’s treasury, and (ii) 30,000,000 shares of preferred stock, par value $0.001 per share (“Linn Preferred Stock”), none of which were issued and outstanding or held in Linn’s treasury;

WHEREAS, immediately prior to the Effective Time, Roan Inc.’s authorized capital stock shall consist of 300,000,000 shares, consisting of: (i) 270,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Roan Common Stock”), of which 1,000 shares will be issued and outstanding; and (ii) 30,000,000 shares of Preferred Stock, par value $0.001 per share (the “Roan Preferred Stock”), none of which will be issued and outstanding;

WHEREAS, as of the date hereof, Roan Inc. is the sole member of Merger Sub, and is the sole holder of all outstanding limited liability company interests of Merger Sub (the “Merger Sub Interests”);

WHEREAS, pursuant to that certain Master Reorganization Agreement, dated as of September [●], 2018 (the “Master Reorganization Agreement”), by and among Linn, Roan Holdings, LLC, a Delaware limited liability company (“Roan Holdings”), and Roan Resources LLC, a Delaware limited liability company (“Roan Resources”), Linn and Roan Holdings have agreed to, among other things, reorganize their respective interests in Roan Resources under Roan Inc. on the terms and conditions set forth therein (collectively, the “Reorganization”);

WHEREAS, as part of the Reorganization, Linn desires to create a new holding company structure by merging Merger Sub with and into Linn with (i) Linn continuing as the surviving corporation of such merger as a wholly owned subsidiary of Roan Inc.; (ii) each outstanding share (or any fraction thereof) of Linn Common Stock being converted in such merger into a share (or any fraction thereof) of Roan Common Stock; (iii) each outstanding share (or any fraction thereof) of Linn Preferred Stock being converted in such merger into a share (or any fraction thereof) of Roan Preferred Stock; and (iv) each share of Linn Common Stock and Linn Preferred Stock held in Linn’s treasury immediately prior to such merger being converted in such merger into a treasury share (or any fraction thereof) of Roan Common Stock and Roan Preferred Stock, respectively, in each case in accordance with the terms of this Agreement (the “Merger”);

WHEREAS, the respective boards of directors of Linn and Roan Inc., in its individual capacity and in its capacity as the sole member of Merger Sub, and the sole stockholder of Roan Inc. have approved and declared advisable the Merger and this Agreement;

WHEREAS, the Merger will be implemented pursuant to Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”) and therefore will not require approval of the stockholders of Linn;

WHEREAS, the designations, rights, powers and preferences, and qualifications, limitations and restrictions of Roan Common Stock and Roan Preferred Stock are identical to those of Linn Common Stock and Linn Preferred Stock, respectively;

WHEREAS, the Certificate of Incorporation of Roan Inc. (the “Roan Charter”), and the Bylaws of Roan Inc. (the “Roan Bylaws”), each as in effect immediately after the Effective Time, will contain provisions identical to the Certificate of Incorporation of Linn, as amended (the “Linn Charter”) and the Amended and Restated Bylaws of Linn, as amended (the “Linn Bylaws”), each as in effect immediately prior to the Effective Time (other than as required or permitted by Section 251(g) of the DGCL);

WHEREAS, it is the intention of the parties hereto that the Reorganization shall qualify under Section 351 of the Code and that the Merger shall qualify under Section 368(a) of the Code;

WHEREAS, it is the intention of the parties hereto that the Master Reorganization Agreement is a “plan of reorganization” under Section 368 of the Code; and

WHEREAS, Roan Inc. is a newly formed corporation and Merger Sub is a newly formed limited liability company, in each case organized for the sole purpose of participating in the transactions contemplated herein and own no assets (other than Roan Inc.’s ownership of Merger Sub) and have taken no actions other than those necessary or advisable to organize the entities and to effect the transactions contemplated in this Agreement.

AGREEMENT

In consideration of the foregoing recitals and of the covenants and agreements hereinafter set forth and for the purpose of prescribing the terms and conditions of the Merger, the parties hereto agree as follows:

Section 1.    Consummation of the Merger. Merger Sub shall, at the Effective Time, be merged with and into Linn, with Linn surviving, pursuant to Section 251(g) and the other relevant provisions of the DGCL, Section 18-209 and the other relevant provisions of the Limited Liability Company Act of the State of Delaware (the “DLLCA”) and in accordance with the terms and conditions of this Agreement. The Merger shall become effective on the time and date that a certificate of merger with respect to the Merger in the form of Exhibit A (the “Certificate of Merger”) is duly filed

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with the Delaware Secretary of State or at such later date and time as the parties hereto shall agree and specify in the Certificate of Merger (such time and date being referred to herein as, the “Effective Time”). As soon as is practicable after the date hereof, the parties hereto (a) will cause to be filed with the Delaware Secretary of State such Certificate of Merger or other appropriate documents executed in accordance with the relevant provisions of the DLLCA and the DGCL and (b) will make all other filings, recordings or publications required by the DLLCA and the DGCL in connection with the Merger.

Section 2.    Effect of the Merger. At the Effective Time, the separate existence of Merger Sub shall cease, and Merger Sub shall be merged, in accordance with the provisions of the DGCL, the DLLCA and this Agreement, with and into Linn, with Linn continuing as the surviving corporation of the Merger (the “Surviving Corporation”), and the Surviving Corporation shall possess all the properties and assets, and all the rights, privileges, powers, immunities and franchises, of whatever nature and description, and shall be subject to all restrictions, duties and liabilities of each of Linn and Merger Sub; and all such things shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested by deed or otherwise in either of Linn or Merger Sub, shall be vested in the Surviving Corporation without reversion or impairment. Any claim existing or action or proceeding, whether civil, criminal or administrative, pending by or against either Linn or Merger Sub, may be prosecuted to judgment or decree as if the Merger had not taken place, and the Surviving Corporation may be substituted in any such action or proceeding.

Section 3.    Certificate of Incorporation of the Surviving Corporation. From and after the Effective Time, the Linn Charter, as in effect immediately prior to the Effective Time, shall continue in full force and effect after the Effective Time as the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided therein and in accordance with the DGCL, except as follows:

(i)    A new Article XV shall be added thereto in the Merger which shall read in its entirety as follows:

“Any act or transaction by or involving the Corporation, other than the election or removal of directors of the Corporation, that requires for its adoption under the DGCL or this Certificate of Incorporation the approval of the stockholders of the Corporation, by virtue of Section 251(g) of the DGCL, shall require, in addition, the approval of the stockholders of Roan Resources Inc., a Delaware corporation, (or any successor thereto by merger), by the same vote as is required by the DGCL or this Certificate of Incorporation, as the case may be.”

Section 4.    Bylaws of the Surviving Corporation. From and after the Effective Time, the Linn Bylaws, as in effect immediately prior to the Effective Time, shall constitute the Bylaws of the Surviving Corporation until thereafter amended as provided therein and in accordance with the DGCL.

Section 5.    Treatment of Linn Equity. At the Effective Time, by virtue of the Merger and without any action on the part of any Constituent Company or any other person or entity:

(i)    Conversion of Linn Common Stock. Each share of Linn Common Stock (or fraction of a share of Linn Common Stock) issued and

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outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share (or equal fraction of a share) of Roan Common Stock. Linn’s repurchase or forfeiture right with respect to any unvested shares of Linn Common Stock shall be assigned to Roan Inc. by virtue of the Merger and without any further action on the part of Linn or the holder of such unvested shares.

(ii)    Conversion of Linn Preferred Stock. Each share of Linn Preferred Stock (or fraction of a share of Linn Preferred Stock) issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share (or equal fraction of a share) of Roan Preferred Stock. The parties hereto acknowledge that as of the date hereof, there are no shares of Linn Preferred Stock issued and outstanding, and that, as of the Effective Time, there will be no shares of Linn Preferred Stock issued and outstanding. Accordingly, there will be no conversions pursuant to this Section 5(ii).

(iii)    Conversion of Linn Stock Held as Treasury Stock. Each share of Linn Common Stock or Linn Preferred Stock owned by Linn as treasury stock, if any, shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share (or equal fraction of a share) of Roan Common Stock or Roan Preferred Stock, respectively, held in treasury by Roan Inc. The parties hereto acknowledge that as of the date hereof, there are no shares of Linn Common Stock or Linn Preferred Stock owned by Linn as treasury stock, and that, as of the Effective Time, there will be no shares of Linn Common Stock or Linn Preferred Stock owned by Linn as treasury stock. Accordingly, there will be no conversions pursuant to this Section 5(iii).

(iv)    Cancellation of Capital Stock of Roan Inc. Each share of Roan Common Stock owned by Linn immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist and no consideration shall be provided therefor.

(v)    Rights of Certificate Holders. From and after the Effective Time, holders of certificates formerly evidencing Linn Common Stock or Linn Preferred Stock, respectively, shall cease to have any rights as stockholders of Linn, except as provided by law; except, however, that such holders shall have the rights set forth in Section 6(ii) of this Agreement.

Section 6.    Uncertificated and Certificated Shares.

(i)    With respect to any shares of Linn Common Stock or Linn Preferred Stock that are issued in book entry form, no further action on the part of each such holder of Linn Common Stock or Linn Preferred Stock shall be required, and, at the Effective Time, Roan Inc., or such other agents as may be appointed by Roan Inc., shall promptly issue such number of shares of Roan Common Stock or Roan Preferred Stock, respectively, as each such holder is entitled pursuant to Section 5 and update the books and records of Roan Inc. or its transfer agents.

(ii)    At the Effective Time, the designations, rights, powers and preferences, and qualifications, limitations and restrictions thereof, of the capital stock of Roan Inc. will, in each case, be identical with those of the capital stock of Linn immediately prior to the Effective Time. Accordingly, until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate that, immediately prior to the Effective Time, evidenced Linn Common Stock or Linn Preferred Stock shall, from the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of Roan Common Stock or Roan Preferred Stock into which such shares of Linn Common Stock or Linn Preferred Stock were converted pursuant to Section 5 of this Agreement.

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Section 7.    Treatment of Merger Sub Equity. At the Effective Time, by virtue of the Merger and without any action on the part of any Constituent Company or any other person or entity, all of the Merger Sub Interests issued and outstanding immediately prior to the effective time shall be converted into and thereafter represent 1,000 shares of duly issued, fully paid and nonassessable shares of Class A Common Stock, par value $0.001 per share, of the Surviving Corporation.

Section 8.    Actions to be Taken in Connection with the Merger.

(i) On or prior to the Effective Time, (i) the Board of Directors of Roan Inc. shall have approved, and Linn, in its capacity as sole stockholder of Roan Inc., shall have adopted, the Roan Charter, and the Roan Charter shall have been filed with the Delaware Secretary of State and shall have become effective, and (ii) the Roan Bylaws shall have been adopted and be in full force and effect.

(ii) Linn, in its capacity as the sole stockholder of Roan Inc., shall, prior to the Effective Time, elect each person who is then a member of the board of directors of Linn as a director of Roan Inc. (and to be the only directors of Roan Inc.), each of whom shall serve in accordance with the Roan Charter and the Roan Bylaws.

Section 9.    Miscellaneous.

(i)    Amendments; No Waivers. Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by all of the Constituent Companies. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(ii)    Intended Tax Treatment. The parties hereto each intend that the Reorganization qualify under Section 351 of the Code (and any similar provision of state, local, or non-U.S. Tax law) and that the Merger shall qualify as a reorganization described under Section 368(a) of the Code. The parties hereto will comply with the statement and filing requirements of Treasury Regulations Section 1.351-3 and Treasury Regulations Section 1.368-3. No party hereto shall take any position that is inconsistent with the treatment contemplated by this paragraph unless required by applicable law pursuant to a “final determination” pursuant to Section 1313 of the Code.

(iii)    Integration. All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, among the Constituent Companies, or their representatives, are merged into this Agreement, and this Agreement shall constitute the entire understanding among the Constituent Companies with respect to the subject matter hereof. For purposes of clarity, the Master Reorganization Agreement is not merged into this Agreement, and further, in the event of conflict between the terms of the Master Reorganization Agreement and this Agreement, the Master Reorganization Agreement shall control.

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(iv)    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Constituent Companies and their respective successors and assigns, provided that no Constituent Company may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Constituent Companies.

(v)    Governing Law. This Agreement and the rights of the Constituent Companies shall be governed by, and interpreted and construed in accordance with, the laws of the State of Delaware, without giving effect to any conflicts of law principles or other rules that would result in the application of the laws of a different jurisdiction.

(vi)    Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(vii)    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

[Remainder of page intentionally left blank]

6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date set forth above.

LINN ENERGY, INC.

By
Name:
Title:

ROAN RESOURCES INC.

By
Name:
Title:

LINN MERGER SUB #2, LLC

By: ROAN RESOURCES INC., its sole member

By
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

CERTIFICATE OF MERGER

[See attached.]

Exhibit A to Agreement and Plan of Merger

Exhibit A

CERTIFICATE OF MERGER

OF

LINN MERGER SUB #2, LLC

(a Delaware limited liability company)

with and into

LINN ENERGY, INC.

(a Delaware corporation)

Pursuant to Title 8, Sections 251(g) and 264 of the General Corporation Law of the State of Delaware and

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act

Linn Energy, Inc., a Delaware corporation, does hereby certify:

FIRST: The names and states of each constituent entity to this merger are as follows:

Name	Jurisdiction
Linn Energy, Inc.	Delaware
Linn Merger Sub #2, LLC	Delaware

SECOND: An Agreement and Plan of Merger, dated as of September [●], 2018, by and among Linn Energy, Inc., a Delaware corporation (the “Surviving Corporation”), Roan Resources Inc., a Delaware corporation and wholly owned subsidiary of the Surviving Corporation (“Parent”), and Linn Merger Sub #2, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (the “Disappearing Company”), has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 251(g) and Section 264 of the General Corporation Law of the State of Delaware and in accordance with Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

THIRD: The name of the Surviving Corporation is Linn Energy, Inc.

FOURTH: The Certificate of Incorporation of Linn Energy, Inc., as in effect immediately prior to the merger shall be amended to read in its entirety as set forth on Exhibit A attached hereto, and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The merger shall become effective upon filing with the Secretary of State of the State of Delaware.

SIXTH: The executed Agreement and Plan of Merger between the aforesaid constituent entities is on file at the office of the Surviving Corporation at 600 Travis St., Suite 1400, Houston, Texas, 77002. A copy will be provided, upon request and without cost, to (a) any stockholder of the Surviving Corporation, (b) any stockholder of Parent or (c) any member of the Disappearing Company.

(Signature Page Follows)

IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be signed by an authorized officer this [●] day of September, 2018.

LINN ENERGY, INC.

By
Name:
Title:

Signature Page to Certificate of Merger

EXHIBIT A

Certificate of Incorporation of the Surviving Corporation

[See attached.]

Exhibit A to Certificate of Merger

Exhibit E

Form of Roan Holdco Merger Agreement

[See attached]

Exhibit E - 1

Exhibit E

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is entered into as of September [●], 2018, by and among Roan Holdings, LLC, a Delaware limited liability company (“Roan Holdings”), Roan Holdings Holdco, LLC, a Delaware limited liability company and wholly owned subsidiary of Roan Holdings (“Roan Holdco”), Roan Resources Inc., a Delaware corporation (“Roan Inc.”), and Linn Merger Sub #3, LLC, a Delaware limited liability company and wholly owned subsidiary of Roan Inc. (“Merger Sub”). Each of Roan Holdings, Roan Holdco, Roan Inc. and Merger Sub may be referred to herein individually as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, Roan Holdco was formed as a limited liability company pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on September [●], 2018;

WHEREAS, Roan Inc. was formed as a corporation pursuant to a Certificate of Incorporation filed with the Delaware Secretary of State on September [●], 2018;

WHEREAS, Merger Sub was formed as a limited liability company pursuant to a Certificate of Formation filed with the Delaware Secretary of State on September [●], 2018;

WHEREAS, immediately prior to the Effective Time (as defined below), Roan Inc.’s authorized capital stock shall consist of 300,000,000 shares, consisting of: (i) 270,000,000 shares of Class A common stock, par value $0.001 per share (“Roan Common Stock”), of which 76,269,766 shares will be issued and outstanding, and (ii) 30,000,000 shares of preferred stock, par value $0.001 per share (“Roan Preferred Stock”), none of which will be issued and outstanding;

WHEREAS, as of the date hereof, Roan Holdings is the sole member of Roan Holdco, and is the sole holder of all outstanding limited liability company interests of Roan Holdco (the “Roan Holdco Interests”);

WHEREAS, as of the date hereof, Roan Inc. is the sole member of Merger Sub, and is the sole holder of all outstanding limited liability company interests of Merger Sub (the “Merger Sub Interests”);

WHEREAS, pursuant to that certain Master Reorganization Agreement (the “Master Reorganization Agreement”), dated as of September [●], 2018, by and among Linn Energy, Inc., a Delaware corporation (“Linn”), Roan Holdings, and Roan Resources LLC, a Delaware limited liability company (“Roan Resources”), Linn and Roan Holdings have agreed to, among other things, reorganize their respective interests in Roan Resources under Roan Inc. on the terms and conditions set forth therein (collectively, the “Reorganization”);

WHEREAS, as part of the Reorganization and on the date hereof but prior to the Effective Time, Linn created a new holding company structure by merging Linn Merger Sub #2, LLC, a Delaware limited liability company (“Linn Merger Sub #2”), with and into Linn with (i) Linn continuing as the surviving corporation of such merger as a wholly owned subsidiary of Roan Inc. and (ii) each outstanding share (or any fraction thereof) of issued and outstanding capital stock of Linn being converted in such merger into a share (or any fraction thereof) of capital stock of Roan Inc., in each case, pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Linn, Roan Inc. and Linn Merger Sub #2 (collectively, the “Linn Merger”);

WHEREAS, as part of the Reorganization and immediately following the Linn Merger, Roan Holdings, Roan Inc., Roan Holdco and Merger Sub intend to effect a merger of Merger Sub with and into Roan Holdco with Roan Holdco continuing as the surviving entity of such merger in accordance with the Master Reorganization Agreement, this Agreement and the Act (as defined below) (the “Merger”);

WHEREAS, upon consummation of the Merger, Roan Holdco will become a wholly owned subsidiary of Roan Inc. and Roan Holdings will receive Roan Common Stock as consideration for the Roan Holdco Interests and the Merger as described in this Agreement;

WHEREAS, it is the intention of the parties hereto that the Reorganization shall qualify under Section 351 of the Code;

WHEREAS, the board of managers of Roan Holdings, in its individual capacity and in its capacity as the sole member of Roan Holdco, has approved and declared advisable the Merger and this Agreement;

WHEREAS, the board of directors of Roan Inc., in its individual capacity and in its capacity as the sole member of Merger Sub, has approved and declared advisable the Merger and this Agreement and has directed that this agreement be submitted to the stockholders of Roan Inc.; and

WHEREAS, based on the foregoing, the Parties desire to consummate the Merger and the transactions contemplated thereby on the terms and conditions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing recitals and of the covenants and agreements hereinafter set forth and for the purpose of prescribing the terms and conditions of the Merger, the Parties agree as follows:

Section 1.    Consummation of the Merger. Merger Sub shall, at the Effective Time, be merged with and into Roan Holdco, with Roan Holdco surviving, pursuant to Section 18-209 and the other relevant provisions of the Limited Liability Company Act of the State of Delaware (the “Act”) and in accordance with the terms and conditions of this Agreement. The Merger shall become effective on the time and date that a certificate of merger with respect to the Merger in the form of Exhibit A (the “Certificate of Merger”) is duly filed with the Delaware Secretary of State or at such later date and time as the Parties shall agree and specify in the Certificate of Merger (such time and date being referred to herein as, the “Effective Time”). As soon as is practicable after the date hereof, the Parties (a) will cause to be filed with the Delaware Secretary of State such Certificate of Merger or other appropriate documents executed in accordance with the relevant provisions of the Act and (b) will make all other filings, recordings or publications required by the Act in connection with the Merger.

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Section 2.    Effects of the Merger. At the Effective Time, the separate existence of Merger Sub shall cease, and Merger Sub shall be merged, in accordance with the provisions of the Act and this Agreement, with and into Roan Holdco, with Roan Holdco continuing as the surviving limited liability company of the Merger (the “Surviving Company”), and the Surviving Company shall possess all the properties and assets, and all the rights, privileges, powers, immunities and franchises, of whatever nature and description, and shall be subject to all restrictions, duties and liabilities of each of Roan Holdco and Merger Sub; and all such things shall be taken and deemed to be transferred to and vested in the Surviving Company without further act or deed; and the title to any real estate, or any interest therein, vested by deed or otherwise in either of Roan Holdco or Merger Sub, shall be vested in the Surviving Company without reversion or impairment. Any claim existing or action or proceeding, whether civil, criminal or administrative, pending by or against either Roan Holdco or Merger Sub, may be prosecuted to judgment or decree as if the Merger had not taken place, and the Surviving Company may be substituted in any such action or proceeding.

Section 3.    Effect on Equity Interests. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other person or entity:

(i)    Conversion of Roan Holdco Interests. All of the Roan Holdco Interests issued and outstanding immediately prior to the Effective Time shall be (a) converted into and thereafter represent all of the outstanding limited liability company interests of the Surviving Company and (b) upon such conversion, held solely by Roan Inc.

(ii)    Cancellation of Merger Sub Interests. All of the Merger Sub Interests issued and outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist and no consideration shall be provided therefor.

Section 4.    Issuance of Roan Common Stock. In consideration for the Roan Holdco Interests and the Merger, at the Effective Time, Roan Inc., or such other agents as may be appointed by Roan Inc., shall (i) issue to Roan Holdings 76,269,766 shares of Roan Common Stock, which shares shall represent, as of the Effective Time, 50% of all outstanding securities and any securities issuable pursuant to options, restricted stock units, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Roan Inc. Common Stock (or other securities of Roan Inc.), but excluding any such securities, convertible securities or other rights issued or issuable in connection with the MIP Conversion (as defined in the Master Reorganization Agreement) (including any increases in the number of shares of Roan Inc. Common Stock issuable in connection with the MIP Conversion), and (ii) update the books and records of Roan Inc. or its transfer agents.

Section 5.    Certificate of Formation of the Surviving Company. The Certificate of Formation of Roan Holdco as in effect before the Effective Time shall be and remain the Certificate of Formation of the Surviving Company, after the Effective Time, until the same shall thereafter be altered, amended, or repealed in accordance with its terms and applicable law.

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Section 6.    Limited Liability Company Agreement. The Limited Liability Company Agreement of Roan Holdco as in effect before the Effective Time shall be and remain the Limited Liability Company Agreement of the Surviving Company after the Effective Time, until the same shall thereafter be altered, amended, or repealed in accordance with its terms and applicable law, except as follows:

(i)    Section 4 shall be amended in its entirety as follows:

Roan Resources Inc., a Delaware corporation (the “Sole Member”), shall be the sole member of the Company.

Section 7.    Miscellaneous.

(i)    Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(ii)    Intended Tax Treatment. The Parties each intend that the Reorganization qualify under Section 351 of the Code (and any similar provision of state, local, or non-U.S. Tax law). The Parties will comply with the statement and filing requirements of Treasury Regulations Section 1.351-3. No Party shall take any position that is inconsistent with the treatment contemplated by this paragraph unless required by applicable law pursuant to a “final determination” pursuant to Section 1313 of the Code.

(iii)    Integration. All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, among the Parties, or their representatives, are merged into this Agreement, and this Agreement shall constitute the entire understanding among the Parties with respect to the subject matter hereof. For purposes of clarity, the Master Reorganization Agreement is not merged into this Agreement, and further, in the event of conflict between the terms of the Master Reorganization Agreement and this Agreement, the Master Reorganization Agreement shall control.

(iv)    Amendments; No Waivers. Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by all of the Parties. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(v)    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Parties.

(vi)    Governing Law. This Agreement and the rights of the Parties shall be governed by, and interpreted and construed in accordance with, the laws of the State of Delaware, without giving effect to any conflicts of law principles or other rules that would result in the application of the laws of a different jurisdiction.

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(vii)    Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(viii)    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date set forth above.

ROAN HOLDINGS, LLC

By
Name:
Title:

ROAN HOLDINGS HOLDCO, LLC

By
Name:
Title:

ROAN RESOURCES INC.

By
Name:
Title:

LINN MERGER SUB #3, LLC

By: ROAN RESOURCES INC., its sole member

By
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

CERTIFICATE OF MERGER

[See attached.]

Exhibit A to Agreement and Plan of Merger

Exhibit A

CERTIFICATE OF MERGER

MERGING

ROAN HOLDINGS HOLDCO, LLC

a Delaware limited liability company

AND

LINN MERGER SUB #3, LLC

a Delaware limited liability company

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger as of September [●], 2018:

FIRST:    The name of the surviving limited liability company is Roan Holdings Holdco, LLC (“Roan Holdco”). The jurisdiction of formation of Roan Holdco is the State of Delaware.

SECOND:    The name of the limited liability company being merged into the surviving limited liability company is Linn Merger Sub #3, LLC (“Merger Sub”). The jurisdiction of formation of Merger Sub is the State of Delaware.

THIRD:    An Agreement and Plan of Merger, dated as of the day hereof, by and among Roan Holdings, LLC, a Delaware limited liability company, Roan Holdco, Roan Resources Inc., a Delaware corporation and Merger Sub (the “Merger Agreement”), has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies in accordance with Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

FOURTH:    The Merger Agreement is on file at the place of business of the surviving limited liability company located at:

Roan Holdings Holdco, LLC

10000 Memorial Dr.

Suite 550

Houston, TX 77024

FIFTH:    The merger shall become effective upon filing with the Secretary of State of the State of Delaware.

SIXTH:    A copy of the Merger Agreement will be furnished by Roan Holdco on request, without cost, to any member of any domestic limited liability company or any person holding an interest in any other business entity which is to merge or consolidate in connection with the merger hereto.

********

IN WITNESS WHEREOF, said surviving limited liability company has caused this Certificate of Merger to be executed as of the date first set forth above.

ROAN HOLDINGS HOLDCO, LLC

By: Roan Holdings, LLC, its sole member

By:
Name:
Title:

Signature Page to the Certificate of Merger

Exhibit F

Form of New LINN Subsidiaries’ Formation Documents

[See attached]

Exhibit F - 1

Exhibit F-1

CERTIFICATE OF FORMATION

OF

LINN MERGER SUB #2, LLC

This Certificate of Formation, dated September [●], 2018, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.    Name. The name of the Company is:

Linn Merger Sub #2, LLC

2.    Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801.

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

By:
Name:
Title:

SIGNATURE PAGE TO

CERTIFICATE OF FORMATION OF LINN MERGER SUB #2, LLC

Exhibit F-2

LIMITED LIABILITY COMPANY AGREEMENT

OF

LINN MERGER SUB #2, LLC

a Delaware Limited Liability Company

This LIMITED LIABILITY COMPANY AGREEMENT of LINN MERGER SUB #2, LLC (this “Agreement”), dated as of September [●], 2018, is adopted, executed and agreed to by the Sole Member (as defined below).

1.    Formation. Linn Merger Sub #2, LLC (the “Company”) has been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the “Act”).

2.    Term. The Company shall have perpetual existence unless dissolved in accordance with Section 9 of this Agreement.

3.    Purposes. The purposes of the Company shall be to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

4.    Member. Roan Resources Inc., a Delaware corporation (the “Sole Member”), shall be the sole member of the Company.

5.    Contributions. Without creating any rights in favor of any third party, the Sole Member may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligation to do so.

6.    Distributions. The Sole Member shall be entitled to (a) receive all distributions (including, without limitation, liquidating distributions) made by the Company, and (b) enjoy all other rights, benefits and interests in the Company.

7.    Management. The management of the Company shall be exclusively vested in the Sole Member, and the Company shall not have “managers” as that term is used in the Act. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Sole Member.

8.    Officers.

(a)    General. The Sole Member may designate one or more persons to be officers of the Company. Officers are not “managers” as that term is used in the Act. Any officers who are so designated shall have such titles and authority and perform such duties as the Sole Member may delegate to them. The salaries or other compensation, if any, of the officers of the Company shall be fixed by the Sole Member. Any officer may be removed as such, either with or without cause, by the Sole Member. Designation of an officer shall not of itself create contract rights.

(b)    Titles. To the extent appointed by the Sole Member, the officers of the Company may be a Chief Executive Officer, President, a Secretary, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer and such other officers as the Sole Member may from time to time elect or appoint. Any number of offices may be held by the same person.

9.    Dissolution. The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Sole Member may elect. No other event will cause the Company to dissolve.

10.    Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

11.    Amendments. This Agreement may be modified, altered, supplemented or amended at any time by a written agreement executed and delivered by the Sole Member.

12.    Liability. The Sole Member, including any of its officers or members, and the officers of the Company shall not have any liability for the obligations, debts or liabilities of the Company, except to the extent required in the Act.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the undersigned, being the Sole Member of the Company, has caused this Limited Liability Company Agreement to be duly executed effective as of the date first set forth above.

SOLE MEMBER:

ROAN RESOURCES INC.

By:
Name:
Title:

SIGNATURE PAGE TO

LIMITED LIABILITY COMPANY AGREEMENT OF LINN MERGER SUB #2, LLC

Exhibit F-3

CERTIFICATE OF FORMATION

OF

LINN MERGER SUB #3, LLC

This Certificate of Formation, dated September [●], 2018, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.    Name. The name of the Company is:

Linn Merger Sub #3, LLC

2.    Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801.

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

By:
Name:
Title:

SIGNATURE PAGE TO

CERTIFICATE OF FORMATION OF LINN MERGER SUB #3, LLC

Exhibit F-4

LIMITED LIABILITY COMPANY AGREEMENT

OF

LINN MERGER SUB #3, LLC

a Delaware Limited Liability Company

This LIMITED LIABILITY COMPANY AGREEMENT of LINN MERGER SUB #3, LLC (this “Agreement”), dated as of September [●], 2018, is adopted, executed and agreed to by the Sole Member (as defined below).

1.    Formation. Linn Merger Sub #3, LLC (the “Company”) has been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the “Act”).

2.    Term. The Company shall have perpetual existence unless dissolved in accordance with Section 9 of this Agreement.

3.    Purposes. The purposes of the Company shall be to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

4.    Member. Roan Resources Inc., a Delaware corporation (the “Sole Member”), shall be the sole member of the Company.

5.    Contributions. Without creating any rights in favor of any third party, the Sole Member may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligation to do so.

6.    Distributions. The Sole Member shall be entitled to (a) receive all distributions (including, without limitation, liquidating distributions) made by the Company, and (b) enjoy all other rights, benefits and interests in the Company.

7.    Management. The management of the Company shall be exclusively vested in the Sole Member, and the Company shall not have “managers” as that term is used in the Act. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Sole Member.

8.    Officers.

(a)    General. The Sole Member may designate one or more persons to be officers of the Company. Officers are not “managers” as that term is used in the Act. Any officers who are so designated shall have such titles and authority and perform such duties as the Sole Member may delegate to them. The salaries or other compensation, if any, of the officers of the Company shall be fixed by the Sole Member. Any officer may be removed as such, either with or without cause, by the Sole Member. Designation of an officer shall not of itself create contract rights.

(b)    Titles. To the extent appointed by the Sole Member, the officers of the Company may be a Chief Executive Officer, President, a Secretary, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer and such other officers as the Sole Member may from time to time elect or appoint. Any number of offices may be held by the same person.

9.    Dissolution. The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Sole Member may elect. No other event will cause the Company to dissolve.

10.    Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

11.    Amendments. This Agreement may be modified, altered, supplemented or amended at any time by a written agreement executed and delivered by the Sole Member.

12.    Liability. The Sole Member, including any of its officers or members, and the officers of the Company shall not have any liability for the obligations, debts or liabilities of the Company, except to the extent required in the Act.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the undersigned, being the Sole Member of the Company, has caused this Limited Liability Company Agreement to be duly executed effective as of the date first set forth above.

SOLE MEMBER:

ROAN RESOURCES INC.

By:
Name:
Title:

SIGNATURE PAGE TO

LIMITED LIABILITY COMPANY AGREEMENT OF LINN MERGER SUB #3, LLC

Exhibit F-5

CERTIFICATE OF INCORPORATION

OF

ROAN RESOURCES INC.

ARTICLE I

NAME

The name of the corporation is Roan Resources Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, DE 19801. The name of the registered agent of the Corporation at that address is The Corporation Trust Company.

ARTICLE III

CORPORATE PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

(1)    Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is three hundred million (300,000,000) shares, consisting of two hundred seventy million (270,000,000) shares of Class A Common Stock, par value $0.001 per share (the “Common Stock”), and thirty million (30,000,000) shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

(2)    Common Stock. The powers, preferences, and rights and the qualifications, limitations, and restrictions of the Common Stock are as follows:

(a)    Voting Rights. Except as otherwise required by the DGCL or as provided by or pursuant to the provisions of this Amended and Restated Certificate of Incorporation of the Corporation (this “Certificate of Incorporation”), each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder (excluding any shares that constitute Excess Voting Stock (as defined below)). The holders of shares of Common Stock shall not have cumulative voting rights.

(b)    Stock Splits and Reclassifications. The shares of Common Stock shall not be subdivided, consolidated, reclassified, or otherwise changed, unless contemporaneously therewith the Class A Units of Linn Energy Holdco LLC, a Delaware limited liability company that is a direct subsidiary of the Corporation (“Linn Subsidiary LLC”). are subdivided, consolidated, reclassified, or otherwise changed in the same proportion and in the same manner.

(c)    Exchange. The holders of Class B Units and/or Class A-2 Units of Linn Subsidiary LLC (respectively, the “Class B Units” and the “Class A-2 Units”) shall, to the extent provided in the Linn Subsidiary LLC Agreement (as defined below) and in accordance with the terms and conditions thereof, have the right to convert such Class B Units and/or Class A-2 Units into that number of fully paid and nonassessable shares of Common Stock as determined pursuant to the Linn Subsidiary LLC Agreement. The Corporation shall at all times when any Class B Units or Class A-2 Units shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class B Units and Class A-2 Units in accordance with the terms of the Linn Subsidiary LLC Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding Class B Units and Class A-2 Units, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized shares of Common Stock to such number as shall be sufficient for such purpose. As used herein, “Linn Subsidiary LLC Agreement” means that certain Limited Liability Company Operating Agreement of Linn Subsidiary LLC, dated as of February 28, 2017, by and among the Corporation and the other members of Linn Subsidiary LLC (as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof).

(3)    Preferred Stock.

(a)    The Board of Directors (as defined below) is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

(b)    There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as otherwise expressly provided in this Article IV, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

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(4)    Limitation on Voting. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, J.P. Morgan Securities LLC (“JPMS”) and its Affiliates (as defined below), collectively, shall not be entitled to vote, directly or indirectly, any shares of Common Stock or other equity securities of the Corporation representing, in the aggregate, greater than 4.99% of the total combined voting power of any class of equity securities of the Corporation entitled to vote on any matter (any shares of Common Stock or other equity securities held by JPMS and its Affiliates, collectively, in excess of such 4.99% limitation, the “Excess Voting Stock”). For the avoidance of doubt, if JPMS or any of its Affiliates shall transfer any Excess Voting Stock to any other person that is not an Affiliate of JPMS, the limitation set forth in this paragraph shall no longer apply to such Excess Voting Stock. Excess Voting Stock may only be transferred by JPMS or any of its Affiliates: (a) among or between JPMS and its Affiliates; (b) in a widespread public distribution; (c) in transfers in which no transferee (or group of associated transferees) would receive from JPMS and its Affiliates in such sale or transfer two percent (2%) or more of any class of voting securities of the Corporation, which for the avoidance of doubt, does not include the amount of securities already owned by such transferee (together with its Affiliates or group of associated transferees) prior to such transfer; (d) to an underwriter for the purpose of conducting a widespread public distribution of the voting securities of the Corporation; (e) to the Corporation; or (f) to a transferee that would control more than fifty percent (50%) of the voting securities of the Corporation without any transfer of Excess Voting Stock from JPMS or its Affiliates. Shares of Common Stock or other equity securities that constitute Excess Voting Stock, for so long as they constitute Excess Voting Stock, shall not be entitled to vote in any election of directors or any other matter with respect to which stockholders of the Corporation are entitled to vote.

(5)    Non-voting Equity Securities. The Corporation shall not issue any non-voting equity securities to the extent prohibited by Section 1123(a) (6) of Title 11 of the United States Code (the “Bankruptcy Code”) as in effect on the date of filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware; provided, however, that the foregoing restriction (i) shall have such force and effect only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Corporation, (ii) shall not have any further force or effect beyond that required under Section 1123(a)(6), and (iii) may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

(6)    Preemptive Rights; Certain Definitions.

(a)    The Corporation hereby grants to each stockholder that beneficially owns (including all shares beneficially owned by such stockholder’s Affiliates (as defined below)) at least 2.0% of the total shares of Common Stock outstanding as of the close of business on the record date determined by the Board of Directors (each such stockholder, a “Preemptive Rightsholder”). which record date shall not be more than ten (10) Business Days (as defined below) prior to the Corporation’s delivery of the Issuance Notice (as defined below), the right to purchase up to its pro rata portion (based on the number of shares of Common Stock beneficially owned by such stockholder as of the close of business on the record date, as a percentage of the total number of then-outstanding shares of Common Stock) of any New Equity Securities (as defined below) that the Corporation or any of its subsidiaries proposes to sell or issue at any time and from time to time after the date hereof. The rights of

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Preemptive Rightsholders to purchase New Equity Securities pursuant to this Section 6 of Article IV (the “Equity Purchase Right”) shall apply at the time of issuance of any right, warrant, or option or convertible or exchangeable security that constitutes a New Equity Security, and not to the subsequent conversion, exchange or exercise of such New Equity Security in accordance with its terms.

(b)    As used herein, the following terms shall have the meanings set forth below:

(i)    “Affiliate” means with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with, such person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any investment fund the primary investment manager or investment advisor to which is such person or its Affiliate). For purposes of this definition, (a) the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise and (b) the term “person” means any individual, corporation, partnership, limited liability company, unincorporated association or other entity.

(ii)    “Arm’s Length Terms” shall mean, with respect to any agreement or transaction, that the terms thereof are at least as favorable to the Corporation (or any subsidiary) as could reasonably be obtained from an independent third party (including with respect to prevailing market terms and pricing provisions).

(iii)    “beneficially own” has the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(iv)    “Business Day” means any day other than a Saturday, Sunday or day on which commercial banks in the State of Texas or the State of New York are authorized or required by law to close for business.

(v)    “New Equity Securities” means any and all (i) shares of Common Stock or other equity securities of the Corporation, (ii) equity securities of any subsidiary of the Corporation, (iii) securities exchangeable into, or convertible or exercisable for, shares of securities of the type specified in clause (i) and (ii), and (iv) options, warrants or other rights to acquire securities of the type specified in clause (i) and (ii), in each case other than as issued (A) to employees, officers, directors or consultants pursuant to any equity-based compensation or incentive plans approved by the Board of Directors or included in the plan of reorganization of LINN Energy, Inc., confirmed by the United States Bankruptcy Court for the Southern District of Texas, Victoria Division, and securities issued upon exercise or conversion of such options, warrants, convertible securities or other rights, (B) in connection with a stock split, payment of dividends or any similar recapitalization, reclassification, distribution, exchange or readjustment of shares approved by the Board of Directors, (C) as consideration in any business

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combination, consolidation, merger or acquisition transaction or joint venture involving the Corporation or any of its subsidiaries, (D) as a bona fide equity kicker to one or more persons to whom the Corporation or any of its subsidiaries is becoming indebted in connection with the incurrence of such indebtedness approved by the Board of Directors so long as none of such persons are Affiliates of the Corporation or of any stockholder that beneficially owns (including all shares beneficially owned by such stockholder’s Affiliates) at least 5.0% of the outstanding shares of Common Stock and such indebtedness is on Arm’s Length Terms, and (E) to the Corporation or a direct or indirect wholly-owned subsidiary of the Corporation.

(c)    The Corporation shall give the Preemptive Rightsholders written notice of any proposed issuance or sale of New Equity Securities that is subject to the Equity Purchase Right, at least ten (10) Business Days prior to the proposed issuance or sale. Such notice (an “Issuance Notice”) shall set forth the material terms and conditions of the proposed transaction, including the proposed manner of issuance or sale, a description of the New Equity Securities, the total number of New Equity Securities proposed to be issued or sold, the proposed issuance or sale date, the proposed purchase price per share, including a reasonable description of any non-cash consideration, and (if known) the name and address of the proposed purchaser of the New Equity Securities.

(d)    At any time during the ten (10) Business Days following receipt of an Issuance Notice, each Preemptive Rightsholder shall have the right, but not the obligation, to irrevocably elect, by written notice to the Corporation, to purchase its pro rata portion of the New Equity Securities at the purchase price set forth in the Issuance Notice and upon the other terms and conditions specified in the Issuance Notice (except that to the extent the purchase price includes non-cash consideration, a Preemptive Rightsholder shall pay the cash equivalent thereof as reasonably determined by the Board of Directors and specified in the Issuance Notice); provided, however, that no Preemptive Rightsholder shall be obligated (or permitted without the Corporation’s consent) to purchase any New Equity Securities pursuant to this Section 6 of Article IV unless all required regulatory approvals, if any, applicable to such purchase have been obtained. Except as provided in the next sentence, the purchase of New Equity Securities by electing Preemptive Rightsholders shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice. The closing of the purchase of New Equity Securities by any electing Preemptive Rightsholder may be extended beyond the closing of the transaction described in the Issuance Notice, to the extent necessary to obtain required approvals of governmental authorities and other required approvals which such Preemptive Rightsholder shall be diligently pursuing in good faith (and the Corporation shall use its commercially reasonable efforts to obtain any approvals required to be obtained by it) and permit the Preemptive Rightsholder to complete its internal capital call process following receipt of the Issuance Notice; provided further, however, that the approval of the Board of Directors shall be required to extend any such closing beyond the date that is thirty (30) days after delivery of the applicable Issuance Notice. Notwithstanding anything to the contrary contained herein, in the event that the closing of any purchase of New Equity Securities by any Preemptive Rightsholder is extended pursuant to this paragraph, such extension shall not preclude the consummation of the issuance or sale of the remaining New Equity Securities described in the Issuance Notice from occurring prior to such closing.

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(e)    To the extent that one or more Preemptive Rightsholders do not fully and timely exercise their Equity Purchase Rights, in accordance with the terms and conditions set forth in this Section 6 of Article IV. with respect to all of the New Equity Securities described in the applicable Issuance Notice, the Corporation (or its applicable subsidiary) shall be free to consummate the proposed issuance or sale of all or any portion of the remaining New Equity Securities, on terms no less favorable to the Corporation than those set forth in the Issuance Notice; provided, that (i) such issuance or sale is closed within ninety (90) days after the date the related Issuance Notice was given, and (ii) the price at which the New Equity Securities are transferred must be equal to or higher than the purchase price described in the Issuance Notice. In the event that the Corporation (or its applicable subsidiary) has not sold such New Equity Securities within such 90-day period, the Corporation (or its applicable subsidiary) shall not thereafter issue or sell any New Equity Securities without first again offering such securities to the Stockholders entitled to preemptive rights in the manner provided in this Section 6 of Article IV.

(f)    The rights and obligations set forth in this Section 6 of Article IV shall automatically terminate upon, and shall cease to have any force or effect following, the earlier of (i) the date the Common Stock is listed on a national securities exchange in the United States (a “Listing”) or (ii) the consummation of the first public offering and sale of Common Stock (other than on Forms S-4 or S-8 or their equivalent), pursuant to an effective registration statement under the Securities Act (an “IPO”).

Notwithstanding anything to the contrary contained herein, the Corporation and/or any of its subsidiaries may issue or sell New Equity Securities to any purchaser (an “Accelerated Buyer”) without first complying with the provisions of this Section 6 of Article IV if the Board of Directors determines in good faith that it is in the best interests of the Corporation to consummate such issuance or sale without having first complied with such provisions; provided, that in connection with any such issuance or sale, the Corporation shall give the Preemptive Rightsholders written notice of such issuance or sale as promptly as practicable, which notice (an “Accelerated Sale Notice”) shall describe in reasonable detail (a) the material terms and conditions of the issuance or sale of the New Equity Securities to the Accelerated Buyer, including the number or amount and description of the New Equity Securities issued, the issuance or sale date, the purchase price per share (including a reasonable description of any non-cash consideration), and the name and address of the Accelerated Buyer and (b) the rights of the Preemptive Rightsholders to purchase New Equity Securities, pursuant to this paragraph, in connection with such issuance or sale. In the event of any such issuance or sale of New Equity Securities to an Accelerated Buyer, each Preemptive Rightsholder shall have the right, at any time during the ten (10) Business Days following receipt of the Accelerated Sale Notice, to elect to purchase New Equity Securities in an amount equal to all or any part of its pro rata portion (based upon the number of shares of Common Stock beneficially owned by such Preemptive Rightsholder as of the close of business on the record date as a percentage of the total number of shares of Common Stock then outstanding) of the New Equity Securities issued to the Accelerated Buyer, by delivering written notice of such election to the Corporation, whereupon the Corporation shall give effect to such exercise by either (i) requiring that the Accelerated Buyer sell down a portion of its

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New Equity Securities, or (ii) issuing additional New Equity Securities to such Preemptive Rightsholder, or a combination of (i) and (ii), so long as such action effectively provides such Preemptive Rightsholder with the same opportunity to maintain its ownership percentage of the total number of shares of Common Stock outstanding following the issuance or sale to such Preemptive Rightsholder it would have received had this paragraph not been utilized.

(7)    Tag-Along Right.

(a)    If at any time prior to the earlier of a Listing or the consummation of an IPO, any one or more stockholders (collectively, the “Tag-Along Seller”) propose to Transfer (as defined below) shares of Common Stock outside of the open market that constitute more than thirty percent (30%) of the total shares of Common Stock then outstanding to one or more non-Affiliate purchasers in any transaction or series of related transactions (a “Tag-Along Transfer”), then each other stockholder that beneficially owns (including all shares beneficially owned by such stockholder’s Affiliates) at least 2.0% of the total shares of Common Stock outstanding (collectively the “Tag-Along Offerees”) shall have the right to exercise tag-along rights in accordance with the terms and conditions set forth in this Section 7 of Article IV (any such stockholder exercising such rights, a “Tagging Stockholder”). As used herein, “Transfer” means any direct or indirect, voluntary or involuntary, sale, transfer, assignment, encumbrance or other disposition by operation of law or otherwise. The rights and obligations set forth in this Section 7 of Article IV shall automatically terminate upon, and shall cease to have any force or effect following, the earlier of (i) a Listing or (ii) the consummation of an IPO.

(b)    The Tag-Along Seller shall promptly give notice (a “Tag-Along Notice”) to the Company at least twenty (20) Business Days prior to consummation of the proposed Tag-Along Transfer, setting forth the number of shares of Common Stock proposed to be Transferred by the Tag-Along Seller, the name and address of the proposed transferee, the proposed purchase price for each such share of Common Stock (the “Tag-Along Per Share Consideration”), and any other material terms and conditions of the Tag-Along Transfer, and the Company shall promptly (and in no event more than one Business Day after its receipt of such notice) deliver a copy of the Tag-Along Notice to each Tag-Along Offeree; it being understood that such Tag-Along Notice may be given after the terms of the Tag-Along Transfer have been finalized and does not accord the Tagging Stockholder with any rights to information as to the Transfer not required to be included in the Tag-Along Notice. Each Tag-Along Offeree shall have a period of ten (10) Business Days from the date of the Tag-Along Notice within which to elect to sell up to its Tag-Along Pro Rata Portion of shares of Common Stock at a price per share equal to the Tag-Along Per Share Consideration in connection with such Tag-Along Transfer. Any Tag-Along Offeree may exercise such right by delivery of an irrevocable written notice to the Tag-Along Seller specifying the number of shares of Common Stock such Tag-Along Offeree desires to include in the Tag-Along Transfer. Unless the proposed Transferee agrees to purchase all the shares of Common Stock proposed to be Transferred by the Tag-Along Seller and the Tagging Stockholders, then the total number of shares of Common Stock proposed to be Transferred by the Tag-Along Seller and Tagging Stockholders in such Tag-Along Transfer shall be reduced by recalculating the allocation set forth in this paragraph assuming such smaller number of shares is to be Transferred. The

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Tag-Along Seller shall have a period of one hundred and twenty (120) calendar days following the expiration of the ten (10) Business Day period referred to above to consummate the Tag-Along Transfer, on the payment terms specified in the Tag-Along Notice. As used herein, “Tag-Along Pro Rata Portion” means a number of shares of Common Stock determined by multiplying (i) the number of shares of Common Stock proposed to be Transferred by the Tag-Along Seller in connection with the Tag-Along Transfer by (ii) a fraction, the numerator of which is the number of shares of Common Stock held by the applicable Tag-Along Offeree and the denominator of which is the aggregate number of shares of Common Stock held by the Tag-Along Seller and all of the Tag-Along Offerees electing to participate in the Tag-Along Transfer.

(c)    Each Tagging Stockholder shall agree (i) to make the same representations and warranties to the Transferee with respect to itself and related items as the Tag-Along Sellers make with respect to themselves and related items in connection with the Tag-Along Transfer, (ii) to the same covenants, indemnities and agreements with respect to itself and related items as agreed by the Tag-Along Sellers with respect to themselves and related items in connection with the Tag-Along Transfer, and (iii) to the same terms and conditions to the Transfer of shares of Common Stock as the Tag-Along Sellers agree. Notwithstanding the foregoing, however, all such representations, warranties, covenants, indemnities and agreements shall be made by each Tagging Stockholder and each Tag-Along Seller severally and not jointly.

ARTICLE V

STOCKHOLDER ACTION BY WRITTEN CONSENT

Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228 of the DGCL.

ARTICLE VI

CORPORATE GOVERNANCE

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1)    The business and affairs of the Corporation shall be managed by or under the direction of the board of directors of the Corporation (the “Board of Directors”). In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the bylaws of the Corporation then in effect, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the DGCL, this Certificate of Incorporation, and the bylaws of the Corporation.

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(2)    The directors of the Corporation need not be stockholders of the Corporation, and need not be elected by written ballot unless the bylaws of the Corporation so provide.

(3)    Special meetings of the stockholders, other than those required by statute, may be called at any time as set forth in the bylaws of the Corporation, and may be called upon the written request to the Secretary by one or more stockholders holding, in the aggregate, at least a majority of the voting power of the shares entitled to vote in the election of directors of the Corporation. Any such written request shall specify the time of such meeting and the general nature of the business proposed to be transacted and shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation, and the Secretary shall, promptly following his or her receipt of such request, cause notice of such meeting to be given in accordance with the bylaws of the Corporation to each of the stockholders entitled to vote at such meeting.

(4)    An annual meeting of stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

ARTICLE VII

BOARD OF DIRECTORS

(1)    The Board of Directors shall consist of one or more directors, and shall initially be comprised of six directors, including the individual serving as Chief Executive Officer of the Company from time to time (the “CEO Director”). The initial members of the Board of Directors shall be comprised of Mark E. Ellis as the initial CEO Director, and the following five individuals: Evan Lederman, Matthew Bonanno, Philip Brown, Andrew Taylor and David B. Rottino. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be of one class and each director shall serve until his or her successor shall have been duly elected and qualified or, if earlier, until his or her death, resignation or removal. At each annual meeting of stockholders, (i) directors shall be elected for a term of office to expire at the succeeding annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified or, if earlier, until his or her death, resignation or removal; and (ii) directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. Vacancies on the Board of Directors may also be filled in the manner provided in the bylaws of the Corporation. As used herein, “Whole Board” shall mean, at any given time, the total number of directorships then authorized, whether or not any vacancies exist with respect to such directorships.

(2)    Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation.

(3)    Except as otherwise required by applicable law and and subject to the rights of the holders of any series of Preferred Stock then outstanding, any one or more of the directors may be removed from office, with or without cause, by the affirmative vote or written consent of holders of a majority of the voting power of the shares entitled to vote generally in the election of directors of the Corporation, voting together as a single class.

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ARTICLE VIII

BYLAW AMENDMENTS

The Board of Directors is expressly authorized to adopt, amend and repeal the bylaws of the Corporation, provided, that any adoption, amendment or repeal of the bylaws of the Corporation by the Board of Directors (a) shall require the approval of a majority of the Whole Board and (b) shall be subject to such additional restrictions (which may include, without limitation, majority or supermajority stockholder approval to amend or repeal specifically enumerated provisions), if any, as are set forth in the bylaws of the Corporation as in effect at such time. The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation, by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock entitled to vote generally in the election of directors of the Corporation, voting together as a single class, provided, that any such adoption, amendment or repeal shall be subject to such additional restrictions (which may include, without limitation, supermajority stockholder approval to amend or repeal specifically enumerated provisions) if any, as are set forth in the bylaws of the Corporation as in effect at such time.

ARTICLE IX

SECTION 203 OF THE DGCL

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE X

LIMITATION ON DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. In the event that it is determined that Delaware law does not apply, the liability of a director of the Corporation to the company or its stockholders for monetary damages shall be eliminated to the fullest extent permissible under applicable law. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

(1)    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or an officer of the Corporation or is or was serving at

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the request of the Corporation as a director, officer, manager, employee, agent or trustee of another corporation or of a limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, a “Covered Person”), whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, manager, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended from time to time (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Covered Person in connection therewith, and that indemnification shall continue as to a Covered Person who has ceased to be a director, officer, manager, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and personal and legal representatives; provided, however, that, except as provided in Section 4 of this Article XI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Covered Person seeking indemnification in connection with a proceeding (or part thereof) initiated by that Covered Person, only if that proceeding (or part thereof) was authorized by the Board of Directors.

(2)    Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article XI. a Covered Person shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”): provided, however, that, if the DGCL requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or an officer of the Corporation (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such Covered Person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Section 2 of this Article XI or otherwise. No Covered Person will be required to post any bond or provide any other security with respect to any such undertaking.

(3)    Primary Indemnitor. The Corporation hereby acknowledges that certain Covered Persons may have rights to indemnification and advancement of expenses (directly or through insurance obtained by any such entity) provided by one or more third parties (collectively, the “Other Indemnitors”), and which may include third parties for whom such Covered Person serves as a manager, member, officer, employee or agent. The Corporation hereby agrees and acknowledges that notwithstanding any such rights that a Covered Person may have with respect to any Other Indemnitor(s), (i) the Corporation is the indemnitor of first resort with respect to all Covered Persons and all obligations to indemnify and provide advancement of expenses to Covered Persons, (ii) the Corporation shall be required to indemnify and advance the full amount of expenses incurred by the Covered Persons, to the fullest extent required by law, the terms of this Certificate of Incorporation, the Bylaws, any agreement to which the Corporation is a party, any vote of the stockholders or the Board of Directors, or otherwise, without regard to any rights the Covered Persons may have against the Other

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Indemnitors and (iii) to the fullest extent permitted by law, the Corporation irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors with respect to any claim for which the Covered Persons have sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of the Covered Persons against the Corporation. These rights shall be a contract right, and the Other Indemnitors are express third party beneficiaries of the terms of this paragraph.

(4)    Right of Claimant to Bring Suit. If a claim under this Article XI is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. It shall be a defense to any suit brought by a Covered Person to enforce a right to indemnification hereunder (other than a suit brought to enforce a claim for advancement of expenses where the required undertaking, if any, has been tendered to the Corporation) that the Covered Person has failed to meet any applicable standard of conduct for indemnification set forth in the DGCL, but the burden of proving such defense shall be on the Corporation. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors or a committee thereof, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is permissible in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors or a committee thereof, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall be a defense to the suit or create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit). In any suit brought by a Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the Corporation.

(5)    Non-Exclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Article XI shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, any provision of this Certificate of Incorporation, the bylaws of the Corporation, any agreement to which the Corporation is a party, any vote of the stockholders or the Board of Directors or otherwise.

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(6)    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, manager, employee or agent of the Corporation or another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against that expense, liability or loss under Delaware law.

(7)    Expenses as a Witness. To the extent any Covered Peron is by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager, employee, agent or trustee of another corporation or of a limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

(8)    Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(9)    Severability. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article XI (including, without limitation, each portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article XI (including, without limitation, each such portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(10)    Nature of Rights; Amendments to this Article. The rights conferred upon Covered Person in this Article XI shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, manager, employee, agent or trustee and shall inure to the benefit of the Covered Person’s heirs, executors and administrators. Any repeal, amendment or modification of this Article XI or any of the provisions hereof that adversely affects any right of a Covered Person or its successors hereunder shall be prospective only and shall not limit, eliminate, impair or otherwise adversely affect any rights to indemnification and to the advancement of expenses of a Covered Person with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such repeal, amendment or modification.

ARTICLE XII

BUSINESS OPPORTUNITIES

To the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision) and except as may be otherwise expressly agreed in

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writing by the Corporation and any Dual Role Person (as defined below), the Corporation, on behalf of itself and its subsidiaries, renounces and waives any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, directly or indirectly, any potential transactions, matters or business opportunities (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Corporation or any of its subsidiaries or any dealings with customers or clients of the Corporation or any of its subsidiaries) that are from time to time presented to any Dual Role Person, even if the transaction, matter or opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and no such person shall be liable to the Corporation or any of its subsidiaries or Affiliates for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues, acquires or participates in such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries. Without limiting the foregoing renunciation, the Corporation acknowledges that certain of the stockholders are in the business of making investments in, and have investments in, other businesses similar to and that may compete with the Corporation’s businesses (“Competing Businesses”), and agrees that each such stockholder shall have the right to make additional investments in or have relationships with other Competing Businesses independent of its investment in the Corporation. Any person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this paragraph. Neither the alteration, amendment or repeal of this paragraph, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this paragraph, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate or reduce the effect of this paragraph in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this paragraph, would accrue or arise, prior to such alteration, amendment, repeal, adoption or modification. If any provision or provisions of this paragraph shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this paragraph (including, without limitation, each portion of any paragraph of this paragraph containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this paragraph (including, without limitation, each such portion of any paragraph of this paragraph containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law. This paragraph shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Certificate of Incorporation, the bylaws of the Corporation, or applicable law. As used herein, “Dual Role Person” shall mean any individual who is a director of the Corporation and is otherwise an employee, officer or a director of a stockholder.

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ARTICLE XIII

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder of the Corporation (including a beneficial owner of stock) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the bylaws of the Corporation, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except as to each of (i) through (iv) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XIII (including, without limitation, each portion of any sentence of this Article XIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XIV

AMENDMENTS

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this corporation required by law or by this Certificate of Incorporation, and the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then- outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend or repeal any provisions of this Article XIV, Sections 6 or 7 of Article IV, Section 3 of Article XI, or any of Articles VIII or XII.

(Remainder of page intentionally left blank)

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I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation in pursuance of the DGCL, do make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this [●] day of September, 2018.

By:	/s/ Henry Rosas
Name:	Henry Rosas
Title:	Sole Incorporator

c/o Kirkland & Ellis LLP
609 Main Street
Houston, TX 77002

[Signature Page to Certificate of Incorporation]

Exhibit F-6

BYLAWS

OF

ROAN RESOURCES INC.

As adopted on September [●], 2018

ARTICLE I - STOCKHOLDERS

Section 1.	Annual Meeting.

(1)    An annual meeting of the stockholders of Roan Resources Inc. (the “Corporation”), for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors (as defined below) shall fix.

(2)    Nominations of persons for election to the Board of Directors and proposals of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s proxy materials with respect to such meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of record of the Corporation (the “Record Stockholder”) at the time of the giving of the Record Stockholder Notice (as defined below), who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1 of Article I. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to make nominations or propose business at an annual meeting of stockholders, other than, to the extent the Corporation is then subject to such Rule, business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”).

(3)    For nominations of directors or proposals of business to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (c) of the immediately preceding paragraph, (a) the Record Stockholder must have given timely notice thereof in writing (“Record Stockholder Notice”) to the Secretary of the Corporation (the “Secretary”) and (b) any such business must be a proper matter for stockholder action under Delaware law. To be timely, a Record Stockholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation not less than 45 nor more than 75 days prior to the one-year anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that, (i) subject to the last sentence of this Section 1(3) of Article I, if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the preceding year’s annual meeting, or if no annual meeting was held during the preceding year, notice by the Record Stockholder to be timely must be so received not later than the close of business on the later of (A) the 45th day before such annual meeting or (B) the 10th day following the date on which public announcement of the date of such meeting is first made and (ii) in the event that the number of directors to be elected to the Board of Directors is increased and a public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors is not made by the Corporation at least 10 days before the last day a Record Stockholder may timely deliver a notice of nomination in accordance with the foregoing provisions of this paragraph, a Record Stockholder Notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement is first made by the Corporation. Notwithstanding anything to the contrary in these Bylaws of the Corporation (these “Bylaws”), for the first annual meeting of the stockholders after the effective date of these Bylaws, to be timely, a Record Stockholder Notice shall be delivered to the Secretary at the principal executive offices of the Corporation no earlier than the close of business on the 75th day prior to the scheduled date of such annual meeting and not later than the close of business on the later of the date that is 45 days prior to the scheduled date of such annual meeting or 10 days following the date on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a Record Stockholder Notice.

(4)    Any Record Stockholder Notice shall set forth the following information:

(a)    if such notice pertains to the nomination of directors, as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in a solicitation of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a nominee and to serve as a director if elected;

(b)    with respect to any other business that the Record Stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting, and any material interest that such Record Stockholder (and, if applicable, the beneficial owner on whose behalf the proposal is made) has in such business; and

(c)    with respect to the Record Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “party”):

(i)    the name and address of each such party;

(ii)    (A) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to Settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract,

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arrangement, understanding, or relationship pursuant to which each such party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (D) any short interest in any security of the Corporation held by each such party (for purposes hereof, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which each such party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, and each such party shall supplement the information provided pursuant to the foregoing clauses (A) through (G), to the extent necessary, by the earlier of the 10th day after the record date for determining the stockholders entitled to vote at the meeting and the day prior to the meeting; and

(iii)    any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

(5)    A person shall not be eligible for election or re-election as a director at an annual meeting unless (i) the person is nominated by a Record Stockholder in accordance with Section 1(2)(c) of this Article I or (ii) the person is nominated by or at the direction of the Board of Directors. Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1 of Article I. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(6)    As used in these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

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(7)    Notwithstanding the foregoing provisions of this Section 1 of Article I, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1 of Article I. Nothing in this Section 1 of Article I shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, to the extent applicable.

Section 2.	Special Meetings.

(1)    Special meetings of the stockholders, other than those required by statute, may be called at any time pursuant to a resolution adopted by the Board of Directors, or upon the written request to the Secretary by one or more stockholders holding, in the aggregate, at least a majority of the voting power of the shares entitled to vote in the election of directors of the Corporation. Any such written request shall specify the time of such meeting and the general nature of the business proposed to be transacted and shall be delivered to the Secretary at the principal executive offices of the Corporation, and the Secretary shall, promptly following his or her receipt of such request, cause notice of such meeting to be given in accordance with these Bylaws to each of the stockholders entitled to vote at such meeting. The Board of Directors may postpone or reschedule any previously scheduled special meeting called by the Board of Directors.

(2)    The notice of a special meeting shall include the purpose for which such meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been specified in the notice of such special meeting (or any supplement thereto).

(3)    Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected, as follows: (a) by or at the direction of the Board of Directors or by any stockholder of record of the Corporation who is entitled to vote at such meeting and delivers (while it is a Record Stockholder) a written notice to the Secretary setting forth the information required by Sections 1(4)(a) and 1(4)(c) of Article I. Nominations by stockholders of persons for election to the Board of Directors may be made at such meeting only if the Record Stockholder’s notice required by the immediately preceding sentence is received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 45th day prior to such special meeting and the 10th day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period for the giving of a Record Stockholder’s notice. A person shall not be eligible for election or reelection as a director at a special meeting of stockholders unless the person is nominated in accordance with this paragraph. Notwithstanding anything in this Section 2(3) of Article I or otherwise in these Bylaws to the contrary, this Section 2(3) of Article I shall not apply to any special meetings of the stockholders called at the request of stockholders to the extent permitted by Section 2(1) of Article I.

(4)    Notwithstanding the foregoing provisions of this Section 2 of Article I, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2 of Article I. Nothing in this Section 2 of Article I shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, if the Corporation is then subject to such Rule.

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Section 3.	Notice of Meetings; Adjournment.

Notice of the place, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than 10 days nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law.

Any meeting of stockholders, whether annual or special, may be adjourned from time to time for any reason by either the chairman of the meeting, or by the vote of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present. When a meeting of stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting) are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, notice of the adjourned meeting shall be given to each stockholder in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote at such meeting is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be less than 10 nor more than 60 days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each Record Stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.	Quorum.

At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the rules of any stock exchange upon which the Corporation’s securities are listed. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote

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thereon, by a majority in voting power thereof, present in person or represented by proxy, may adjourn the meeting in the manner provided in Section 3 of Article I, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the withdrawal of enough stockholders to leave less than a quorum.

Section 5.	Organization.

Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

Section 6.	Conduct of Business.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 7.	Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

All elections of directors of the Corporation shall be determined by a plurality of the votes cast, and except as otherwise required by law or the rules of any stock exchange upon which the Corporation’s securities are listed or as otherwise provided in these Bylaws or the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), all other matters shall be determined by a majority of the votes cast affirmatively or negatively, on such matter.

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Section 8.	Stockholder List.

The officer who has charge of the stock ledger of the Corporation shall, at least 10 days before every meeting of stockholders, prepare and make a complete list of stockholders entitled to vote at any meeting of stockholders, provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder for a period of at least 10 days prior to the meeting in the manner provided by law.

A stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine (a) the identity of the stockholders entitled to examine such stock list and to vote at the meeting and (b) the number of shares held by each of them.

ARTICLE II - BOARD OF DIRECTORS AND GOVERNANCE

Section 1.	Number, Election and Term of Directors.

Subject to the rights of the holders of any series of preferred stock of the Corporation to elect additional directors under specified circumstances and except as provided otherwise in the Certificate of Incorporation, the total authorized number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board (as defined below). The directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be of one class and each director shall serve until his or her successor shall have been duly elected and qualified or, if earlier, until his or her death, resignation or removal. As used in these Bylaws, “Whole Board” shall mean, at any given time, the total number of directorships then authorized, whether or not any vacancies exist with respect to such directorships.

Section 2.	Newly Created Directorships and Vacancies.

Subject to the rights of the holders of any series of preferred stock of the Corporation then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause may be filled (a) by the stockholders at a special meeting or an annual meeting, or by the written consent of holders of a majority of the voting power of the shares entitled to vote in connection with the election of the directors of the Corporation, voting together as a single class or (b) by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director. Any director elected in accordance with this Section 2 of Article II shall hold office for the remainder of the term of the director for whom the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified or, if earlier, such director’s death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

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Section 3.	Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 4.	Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer, or by any two or more directors and shall be held on such date and at such place and time as the person(s) calling such meeting shall fix. At least 24 hours’ notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived and such notice will be effective (i) when received if given in a writing delivered by hand or courier, (ii) when given, if by telephone or in person, or (iii) when transmitted with transmission confirmed, if sent by e-mail or by facsimile to the director’s residence or usual place of business, to an email address or facsimile number, as applicable to which the director has expressly consented to receive notice. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5.	Quorum.

A majority of the Whole Board shall constitute a quorum for all purposes at any meeting of the Board of Directors (unless the Certificate of Incorporation provides for a vote on a particular matter by the Disinterested Directors (as defined in Section 6 of Article VIII), in which case a majority of the Disinterested Directors shall constitute a quorum for such matter). If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6.	Participation in Meetings by Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 7.	Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and, except as otherwise expressly required by law or the Certificate of Incorporation, all matters shall be determined by the affirmative vote of a majority of the directors present at any meeting at which a quorum is present. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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Section 8.	Resignations and Removal of Directors.

Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing to the Chairman of the Board, if there be one, or the Chief Executive Officer or the Secretary and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights of the holders of any series of preferred stock of the Corporation then outstanding, directors may be removed from office with or without cause by the affirmative vote of holders of a majority of the voting power of the shares entitled to vote in connection with the election of the directors of the Corporation, voting together as a single class. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 9.	Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

ARTICLE III - COMMITTEES

Section 1.	Committees of the Board of Directors.

The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2.	Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. The presence of at least a majority of the members of the committee shall constitute a quorum for the transaction of business. All matters shall be determined by a majority vote of the members present at any meeting at which a quorum is present. Action may be taken by any committee without a meeting if all members thereof

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consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV - OFFICERS

Section 1.	Generally.

The Board of Directors, at its next meeting following each annual meeting of the stockholders, shall elect officers of the Corporation, including a Chief Executive Officer and a Secretary. The Board of Directors may also from time to time elect such other officers as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors or the Chief Executive Officer may determine. Any two or more offices may be held by the same person. The Board may also elect or appoint a Chairman of the Board, who may or may not also be an officer of the Corporation.

Section 2.	Terms of Office.

All officers of the Corporation elected by the Board of Directors shall hold office for such terms as may be determined by the Board or, except with respect to his or her own office, the Chief Executive Officer, or until their respective successors are chosen and qualified or until his or her earlier resignation or removal. Any officer may be removed from office at any time either with or without cause by affirmative vote of a majority of the members of the Board then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors. A vacancy in any office because of death, resignation, removal, disqualification or otherwise shall be filled by the Board in the manner prescribed in these Bylaws for election or appointment to such office.

Section 3.	Powers and Duties.

Each of the officers of the Corporation elected by the Board of Directors or appointed by an officer in accordance with these Bylaws shall have the powers and duties prescribed by law, by these Bylaws or by the Board and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by these Bylaws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office. The Chief Executive Officer shall have authority over the general direction of the affairs of the Corporation.

Section 4.	Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

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Section 5.	Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation or entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation or entity.

ARTICLE V - INFORMATION RIGHTS

Section 1.	Financial Statements and Periodic Reports.

At all times when the Corporation is not obligated to file reports under Section 13 or Section 15(d) of the Exchange Act, the Corporation shall provide the following information to each holder of the Corporation’s Class A Common Stock, par value $0.001 per share (the “Common Stock” and each such holder, a “Common Stockholder”), and shall satisfy such obligation by timely posting all such information to its website and making such information accessible to the general public, or by timely and publicly filing all such information with the Securities and Exchange Commission on Form 10-K, Form 10-Q or Form 8-K as applicable, as if the Corporation were required to file such reports under the Exchange Act:

(1)    for each fiscal year of the Corporation ending on or after December 31, 2018, copies of an annual report on Form 10-K for such fiscal year, which report shall be delivered no later than ninety (90) days following the end of such fiscal year and shall include the same information and disclosures as the Corporation would be required to include in such report if it were a reporting company under the Exchange Act, including, without limitation, (a) consolidated financial statements of the Corporation and its subsidiaries as of the end of such fiscal year, which financial statements shall (i) include a comparison to the prior fiscal year results, (ii) be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”) and (iii) be audited by a nationally recognized accounting firm approved by the Board of Directors and accompanied by a report and opinion thereon by such accounting firm prepared in accordance with GAAP and (b) a management discussion and analysis of financial condition and results of operations with respect to such financial statements (an “MD&A”);

(2)    for each of the first three (3) fiscal quarters of each fiscal year of the Corporation, copies of a quarterly report on Form 10-Q for such fiscal quarter, which report shall be delivered no later than forty-five (45) days following the end of such fiscal quarter and shall include the same information and disclosures as the Corporation would be required to include in such report if it were a reporting company under the Exchange Act, including, without limitation, (a) consolidated financial statements of the Corporation and its subsidiaries as of the end of such fiscal quarter, which statements shall (i) include year-to-date results and a comparison to the corresponding period in the prior fiscal year and (ii) be prepared in accordance with GAAP, and (b) an MD&A with respect to such financial statements; provided, however, that with respect to the second fiscal quarter of 2018, such quarterly report shall be delivered no later than 60 days following the end of such quarter;

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(3)    from time to time after the occurrence of any event that the Corporation would be required to report on a Form 8-K if it had been a reporting company under the Exchange Act, a current report on Form 8-K containing the same information as would be required to be contained in, and within the timing required by, a Current Report on Form 8-K under the Exchange Act;

(4)    a complete transcript of each quarterly conference call hosted by the Corporation pursuant to Section 2 of this Article V, which transcript shall be provided no later than two Business Days after the date of such conference call; and

(5)    such additional information as is required to ensure that sufficient “current public information” with respect to the Corporation is available on the Corporation’s website to satisfy the requirements of Section 4(a)(7) (as may be amended from time to time, “Section 4(a)(7)”) of the Securities Act of 1933, as amended (such act, and the rules and regulations promulgated thereunder, the “Securities Act”) and Rule 144A and Rule 144(c) promulgated under the Securities Act. As used in these Bylaws, “Business Day” shall mean any day other than a Saturday, Sunday or day on which commercial banks in the State of Texas or the State of New York are authorized or required by law to close for business.

Section 2.	Quarterly Conference Calls.

The Corporation shall host, and each Common Stockholder shall have access to, quarterly conference calls with senior officers of the Corporation to discuss the results of operations for the relevant reporting period, which calls shall (except as otherwise determined by the Board of Directors with respect to any particular reporting period) include a reasonable and customary question and answer session; provided, that such obligation with respect to quarterly conference calls shall commence in connection with the Corporation’s results of operations for the three months ended June 30, 2018. Each such quarterly and annual call shall be hosted no later than thirty days after the Corporation provides the corresponding annual or quarterly financial statements to Common Stockholders in accordance with this Article V.

Section 3.	Rule 144, 144A and Section 4(a)(7) Information.

With a view to making available to Common Stockholders the benefits of Section 4(a)(7), Rule 144A promulgated under the Securities Act (as may be amended from time to time, “Rule 144 A”) and Rule 144 promulgated under the Securities Act (as may be amended from time to time, “Rule 144”) and other rules and regulations of the U.S. Securities and Exchange Commission that may at any time permit a Common Stockholder to sell shares of Common Stock to the public without registration, the Corporation shall use commercially reasonable efforts to (i) post to the Corporation’s website in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) make and keep publicly available all information necessary to comply with Section 4(a)(7), Rule 144A and Rule 144 with respect to resales of shares of Common Stock, to the extent required from time to time to enable Common Stockholders to sell shares of Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (x) Section 4(a)(7), Rule 144A and Rule 144 or (y) any other rules or regulations now existing or hereafter adopted by the U.S. Securities and Exchange Commission. Upon the

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reasonable request of any Common Stockholder, the Corporation will deliver to such Common Stockholder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

ARTICLE VI -STOCK

Section 1.	Certificates of Stock.

The shares of capital stock of the Corporation may be in certificated or uncertificated form at the discretion of the Board. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile. If an officer, transfer agent or registrar of the Corporation who has signed or whose facsimile signature has been placed upon a certificate is no longer serving in that capacity when the certificate is issued, it may be issued by the Corporation with the same effect as if that person were still serving in that capacity at the time of issue.

Section 2.	Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article VI of these Bylaws, an outstanding certificate for the number of shares involved, if one has been issued, shall be surrendered for cancellation before a new certificate, if any, is issued therefor.

Section 3.	Record Date.

In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be less than 10 days nor more than 60 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 3 of Article VI at the adjourned meeting.

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In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 4.	Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.	Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 6.	Additional Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish from time to time.

ARTICLE VII - NOTICES

Section 1.	Notices.

If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.	Waivers.

A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at any meeting, present in person or represented by proxy, shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

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ARTICLE VIII - MISCELLANEOUS

Section 1.	Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.	Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3.	Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4.	Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5.	Time Periods.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 6.	Affiliate Transactions; Certain Definitions.

The Corporation shall not, and shall not cause or permit any of its subsidiaries to, enter into, consummate, amend, modify (including by waiver) or terminate any Affiliate Transaction or any agreement with respect thereto, unless it (a) is on Arm’s Length Terms and (b) is approved by a majority of the directors who were not appointed by, are not otherwise affiliated with, the Related Party to which the Affiliate Transaction relates or any Affiliate of such Related Party (such directors, the “Disinterested Directors”).

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As used in these Bylaws, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with, such person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any investment fund the primary investment manager or investment advisor to which is such person or its Affiliate). For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” shall mean any contract, agreement, transaction or other arrangement (whether written or unwritten) between the Corporation or any of its subsidiaries, on the one hand, and any Stockholder or any Affiliate (including any portfolio company or funds under management of such Stockholder or its Affiliates) of any stockholder of the Corporation, on the other hand; provided, that it shall not include any contract, agreement, transaction or other arrangement that is solely between the Corporation and/or any one or more of its wholly-owned subsidiaries.

“Arm’s Length Terms” shall mean, with respect to any agreement or transaction, that the terms thereof are at least as favorable to the Corporation (or any subsidiary) as could reasonably be obtained from an independent third party (including with respect to prevailing market terms and pricing provisions).

“Majority Stockholder Approval” means, with respect to any matter, the affirmative vote or written consent of one or more stockholders then holding, in the aggregate, a majority of the voting power of all of the then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

“Related Party” shall mean a stockholder of the Corporation who, collectively with its Affiliates (including any controlled portfolio companies and funds under management of such stockholder or its Affiliates), holds more than ten percent (10.0%) of the voting power of all of the then-outstanding shares of capital stock entitled to vote generally in the election of directors of the Corporation.

“Supermajority Stockholder Approval” means, with respect to any matter, the affirmative vote or written consent of one or more stockholders then holding, in the aggregate, at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then- outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Section 7.	Actions Requiring Stockholder Approval.

(1)    Notwithstanding anything to the contrary contained in these Bylaws or that a lesser percentage vote or consent may be required under the DGCL or other applicable law, until the earlier of (i) the date the Common Stock is listed on a national securities exchange in the United

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States (a “Listing”) or (ii) the consummation of the first public offering and sale of Common Stock (other than on Forms S-4 or S-8 or their equivalent), pursuant to an effective registration statement under the Securities Act (an “IPO”), the Corporation shall not, and shall not permit or cause any of its subsidiaries to, cause or engage in any of the following transactions or take any of the following actions, without first obtaining (in addition to authorization by the Board of Directors) Majority Stockholder Approval, and any such transaction or action shall not be authorized unless and until such approval is obtained:

(a)    any merger, consolidation, recapitalization, reorganization or other similar transaction involving the Corporation or any of its material subsidiaries in which the holders of the Common Stock (or equivalent securities of any subsidiary) immediately prior to such transaction hold in the aggregate less than a majority of the outstanding voting equity securities of the surviving entity immediately after such transaction (other than pursuant to any merger, consolidation, recapitalization, reorganization or similar transactions solely between wholly-owned subsidiaries of the Corporation);

(b)    any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries on a consolidated basis, or of any of its material subsidiaries (other than pursuant to any sale, lease, conveyance or other disposition solely between wholly-owned subsidiaries of the Corporation);

(c)    the liquidation, dissolution or winding up of any material subsidiary of the Corporation, or the taking of any action that results in the liquidation, dissolution or winding up of any material subsidiary of the Corporation; or

(d)    the entering into of any contract, agreement, or binding arrangement or commitment to do or engage in any of the foregoing, unless such transaction or action is conditioned on such Majority Stockholder Approval.

(2)    Notwithstanding anything to the contrary contained in these Bylaws or that a lesser percentage vote or consent may be required under the DGCL or other applicable law, until the earlier of a Listing or the consummation of an IPO, the Corporation shall not, and shall not permit or cause any of its subsidiaries to, cause or engage in any of the following transactions or take any of the following actions, without first obtaining (in addition to authorization by the Board of Directors) Supermajority Stockholder Approval, and any such transaction or action shall not be authorized unless and until such approval is obtained:

(a)    the liquidation, dissolution or winding up of the Corporation on a going concern basis, or the taking of any action that results in the liquidation, dissolution or winding up of the Corporation on a going concern basis; or

(b)    the entering into of any contract, agreement, or binding arrangement or commitment to do or engage in any of the foregoing, unless such transaction or action is conditioned on such Supermajority Stockholder Approval.

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ARTICLE IX - AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws pursuant to a resolution adopted by a majority of the Whole Board, subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal these Bylaws by Majority Stockholder Approval (in addition to any approval by the holders of any particular class or series of capital stock required by law or these Bylaws or the terms of any preferred stock of the Corporation). Notwithstanding the foregoing, until the earlier of a Listing and the consummation of an IPO, none of the provisions of Article V, Sections 6 or 7 of Article VIII, or this Article IX shall be repealed or amended in any manner that is materially adverse to any stockholder, unless such repeal or amendment shall have been approved by Supermajority Stockholder Approval.

ARTICLE X - CONFLICTS WITH CERTIFICATE OF INCORPORATION

Notwithstanding anything to the contrary contained in these Bylaws, to the extent that any provision set forth herein conflicts with or is inconsistent with any provision of the Certificate of Incorporation, the provision set forth in the Certificate of Incorporation shall take precedence and shall control, to the fullest extent permitted by applicable law.

[Remainder of page intentionally left blank]

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Exhibit G

Form of Roan Holdco Formation Documents

[See attached]

Exhibit G - 1

Exhibit G-1

CERTIFICATE OF FORMATION

OF

ROAN HOLDINGS HOLDCO, LLC

This Certificate of Formation, dated September [●], 2018, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.    Name. The name of the Company is:

Roan Holdings Holdco, LLC

2.    Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801.

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

By:
Name:
Title:

SIGNATURE PAGE TO

CERTIFICATE OF FORMATION OF ROAN HOLDINGS HOLDCO, LLC

Exhibit G-2

LIMITED LIABILITY COMPANY AGREEMENT

OF

ROAN HOLDINGS HOLDCO, LLC

a Delaware Limited Liability Company

This LIMITED LIABILITY COMPANY AGREEMENT of ROAN HOLDINGS HOLDCO, LLC (this “Agreement”), dated as of September [●], 2018, is adopted, executed and agreed to by the Sole Member (as defined below).

1.    Formation. Roan Holdings Holdco, LLC (the “Company”) has been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the “Act”).

2.    Term. The Company shall have perpetual existence unless dissolved in accordance with Section 9 of this Agreement.

3.    Purposes. The purposes of the Company shall be to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

4.    Member. Roan Holdings, LLC, a Delaware limited liability company (the “Sole Member”), shall be the sole member of the Company.

5.    Contributions. Without creating any rights in favor of any third party, the Sole Member may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligation to do so.

6.    Distributions. The Sole Member shall be entitled to (a) receive all distributions (including, without limitation, liquidating distributions) made by the Company, and (b) enjoy all other rights, benefits and interests in the Company.

7.    Management. The management of the Company shall be exclusively vested in the Sole Member, and the Company shall not have “managers” as that term is used in the Act. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Sole Member.

8.    Officers.

(a)    General. The Sole Member may designate one or more persons to be officers of the Company. Officers are not “managers” as that term is used in the Act. Any officers who are so designated shall have such titles and authority and perform such duties as the Sole Member may delegate to them. The salaries or other compensation, if any, of the officers of the Company shall be fixed by the Sole Member. Any officer may be removed as such, either with or without cause, by the Sole Member. Designation of an officer shall not of itself create contract rights.

(b)    Titles. To the extent appointed by the Sole Member, the officers of the Company may be a Chief Executive Officer, President, a Secretary, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer and such other officers as the Sole Member may from time to time elect or appoint. Any number of offices may be held by the same person.

9.    Dissolution. The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Sole Member may elect. No other event will cause the Company to dissolve.

10.    Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

11.    Amendments. This Agreement may be modified, altered, supplemented or amended at any time by a written agreement executed and delivered by the Sole Member.

12.    Liability. The Sole Member, including any of its officers or members, and the officers of the Company shall not have any liability for the obligations, debts or liabilities of the Company, except to the extent required in the Act.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the undersigned, being the Sole Member of the Company, has caused this Limited Liability Company Agreement to be duly executed effective as of the date first set forth above.

SOLE MEMBER:

ROAN HOLDINGS, LLC

By:
Name:
Title:

SIGNATURE PAGE TO

LIMITED LIABILITY COMPANY AGREEMENT OF ROAN HOLDINGS HOLDCO, LLC

Exhibit H

Form of Roan Resources Assignment

[See attached]

Exhibit H - 1

Exhibit H

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into as of September [●], 2018, by and among Roan Holdings Holdco, LLC, a Delaware limited liability company (the “Company”), and Roan Holdings, LLC, a Delaware limited liability company (“Roan Holdings”). Each of the Company and Roan Holdings may be referred to herein individually, as a “Party”, and collectively, as the “Parties”.

WHEREAS, Roan Holdings owns fifty percent (50%) of the issued and outstanding member interests (the “Roan Resources Interests”) of Roan Resources LLC, a Delaware limited liability company (“Roan Resources”), and therefore is a member of Roan Resources;

WHEREAS, pursuant to Section 8.3 of the Amended and Restated Limited Liability Company Agreement of Roan Resources, dated August 31, 2017 (as may be amended or modified from time to time, the “Roan Resources LLCA”), a member of Roan Resources may transfer the Roan Resources Interests to (a) any affiliate or subsidiary of such member and (b) any equity owner of such holder or a subsidiary or affiliate of such member;

WHEREAS, pursuant to that certain Master Reorganization Agreement, dated as of September [●], 2018, by and among Linn Energy, Inc., a Delaware corporation (“Linn”), Roan Holdings, and Roan Resources, Linn and Roan Holdings have agreed to, among other things, reorganize their respective interests in Roan Resources under Roan Resources Inc., a Delaware corporation, on the terms and conditions set forth therein (collectively, the “Reorganization”); and

WHEREAS, as part of the Reorganization, Roan Holdings desires to assign and contribute to the Company, its wholly owned subsidiary, and the Company desires to accept such assignment and contribution of, all of the Roan Resources Interests pursuant to this Agreement such that, from and after the date hereof, the Company will be a member of Roan Resources.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the Parties hereby agree as follows:

1.    Assignment of Roan Resources Interests. On the date hereof, for good and valuable consideration, Roan Holdings hereby irrevocably assigns, transfers, delivers, contributes and conveys to the Company, and the Company hereby accepts, all of the Roan Resources Interests, and, in consideration of such assignment, the Company assumes all of Roan Holdings’ liabilities, duties and obligations with respect to the Roan Resources Interests (such transaction, the “Roan Resources Interest Assignment”).

2.    Admittance As a Member of Roan Resources. As of the date hereof, immediately following the Roan Resources Interest Assignment and in accordance with the terms and provisions of the Roan Resources LLCA, the Company is admitted as a member of Roan Resources and will be the sole owner of the Roan Resources Interests.

3.    As Is, Where Is. IT IS THE EXPLICIT INTENT OF EACH PARTY THAT THE ROAN RESOURCES INTERESTS BEING ASSIGNED, TRANSFERRED, DELIVERED, CONTRIBUTED AND CONVEYED BY ROAN HOLDINGS PURSUANT TO THIS AGREEMENT ARE

BEING SO ASSIGNED, TRANSFERRED, DELIVERED, CONTRIBUTED AND CONVEYED “AS IS, WHERE IS,” WITH ALL FAULTS, AND THAT ROAN HOLDINGS IS MAKING NO REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION: (A) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; (B) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY; OR (C) ANY OTHER IMPLIED WARRANTY OR REPRESENTATION OF ANY NATURE) REGARDING, RELATING TO OTHERWISE WITH RESPECT TO, THE ROAN RESOURCES INTERESTS AND HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY SUCH REPRESENTATION, WARRANTY OR COVENANT. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

4.    Further Assurances. Each Party agrees to take such further actions and to execute, acknowledge and deliver all such further documents that are reasonably requested by the other Party as necessary or useful in carrying out the purposes of this Agreement or of any other document delivered pursuant hereto.

5.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

6.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute but one and the same agreement.

7.    Amendments. This Agreement may be amended, modified or supplemented only by written agreement of the Parties.

8.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof. Each Party hereto irrevocably submits to the non-exclusive jurisdiction of any Delaware state court or any federal court sitting in the State of Delaware in any cause of action arising out of or relating to this Agreement.

9.    No Third Party Beneficiaries. The provisions of this Agreement are not intended to confer (and shall not confer) upon any person not a party hereto any rights or remedies hereunder.

10.    Entire Agreement; Interpretation. This Agreement sets forth all of the Parties’ rights, responsibilities, liabilities and obligations with respect to the transactions contemplated by this Agreement and constitutes the entire agreement between the Parties with respect to the subject matter hereof.

11.    Headings. The Section headings contained in this Agreement are inserted for convenience only and will not affect the meaning or interpretation of this Agreement.

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12.    Waivers. Any Party may, only by an instrument in writing, waive compliance by any other Party with any term or provision of this Agreement. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any Party, and no course of dealing between the Parties, shall constitute a waiver of any such right, power or remedy.

[Signature page follows]

3

IN WITNESS WHEREOF, the Parties hereto have executed this Assignment Agreement as of the date first written above.

ROAN HOLDINGS HOLDCO, LLC

By:
Name:
Title:

ROAN HOLDINGS, LLC

By:
Name:
Title:

SIGNATURE PAGE TO

ASSIGNMENT AGREEMENT

Exhibit I

Form of Roan Resources LLCA Addendum

[See attached]

Exhibit I - 1

Exhibit I

ADDENDUM AGREEMENT

This ADDENDUM AGREEMENT (this “Addendum Agreement) is made this [●] day of September, 2018, by and between Roan Holdings Holdco, LLC, a Delaware limited liability company (the “Acquirer”), and Roan Resources LLC, a Delaware limited liability company (the “Company”), pursuant to the terms of that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of August 31, 2017 (as the same may be amended, supplemented and restated from time to time, including all appendices and exhibits thereto, the “LLC Agreement”). Capitalized terms used but not otherwise defined in this Addendum Agreement shall have the meanings ascribed to them in the LLC Agreement.

RECITALS

WHEREAS, the Company and the Members entered into the LLC Agreement to impose certain restrictions and obligations upon themselves, and to provide certain rights, in each case, with respect to the Company and the Member Interests (and associated Units); and

WHEREAS, the Company and the Members have required in the LLC Agreement that all Persons to whom Member Interests (and associated Units) of the Company are Transferred and all other Persons acquiring Member Interests (and associated Units) must enter into an Addendum Agreement binding the transferee or acquirer to the LLC Agreement to the same extent as if such transferee or acquirer was an original party to the LLC Agreement and imposing the same restrictions and obligations on such transferee or acquirer and the Member Interests (and associated Units) to be acquired by such transferee or acquirer as are imposed upon the Members under the LLC Agreement;

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and as a condition of the Transfer or acquisition by the Acquirer of the Member Interests (and associated Units) being so Transferred or acquired (the “Subject Interests”), the Acquirer acknowledges and agrees as follows:

AGREEMENTS

1.    The Acquirer has received and read the LLC Agreement and acknowledges that the Acquirer is acquiring the Subject Interests subject to the terms and conditions of the LLC Agreement.

2.    The Acquirer (a) agrees that the Subject Interests are bound by and subject to all of the terms and conditions of the LLC Agreement, and (b) hereby joins in, agrees to be bound by and shall have the benefit of all of the terms and conditions of the LLC Agreement to the same extent as if the Acquirer were an original party to the LLC Agreement. This Addendum Agreement shall be attached to and become a part of the LLC Agreement.

3.    The Acquirer hereby represents and warrants to the Company and the Members, as of the date hereof, as follows:

(a)    Independent Evaluation. Acquirer is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities. In making its decision to enter into this Addendum Agreement and the LLC Agreement and to consummate the transactions contemplated hereby and thereby, Acquirer has relied solely on its own independent investigation and evaluation of the Company Entities and the Assets and the advice of its own legal, tax, economic, environmental, engineering, geological and geophysical advisors and the express provisions of this Addendum Agreement and the LLC Agreement and not on any comments, statements, projections or other materials made or given by any other Member, any Affiliate of such other Member or any representatives, consultants or advisors engaged by such other Member or any such Affiliate of such other Member. Acquirer has completed its independent investigation, verification, analysis, and evaluation of the Company Entities and/or the Assets and made all such reviews and inspections of the Company Entities and/or the Assets as it has deemed necessary or appropriate to consummate the transaction contemplated hereunder.

(b)    Organization; Existence. Acquirer is duly formed or incorporated, as applicable, and validly existing under the Laws of the state of its formation or incorporation, as applicable. Acquirer has all requisite power and authority to own and operate its property and to carry on its business as now conducted. Acquirer is duly licensed or qualified to do business as a foreign entity in all jurisdictions in which such qualification is required by Law, except where the failure to qualify would not have a material adverse effect on the ability of Acquirer to perform its obligations contained in this Addendum Agreement or the LLC Agreement or otherwise contemplated hereby or thereby.

(c)    Authorization. Acquirer has full power and authority to enter into and perform its obligations under this Addendum Agreement and the LLC Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Acquirer of this Addendum Agreement and the LLC Agreement have been duly and validly authorized and approved by all necessary partnership, company or corporate action, as applicable, on the part of Acquirer. This Addendum Agreement and the LLC Agreement are the valid and binding obligations of Acquirer and enforceable against Acquirer in accordance with their respective terms, subject to the effects of Bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the rights of creditors generally, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(d)    No Conflicts. The execution, delivery and performance by Acquirer of this Addendum Agreement and the LLC Agreement and the consummation by Acquirer of the transactions contemplated hereby and thereby do not (i) conflict with or result in a breach of any provisions of the organizational documents or other governing documents of Acquirer, (ii) result in a default or the creation of any Encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material Contract, note, bond, mortgage, indenture, license or other material agreement to which Acquirer is a party or by which Acquirer may be bound or (iii) violate any Law applicable to Acquirer, except in the case of clauses (ii) and (iii) where such default, Encumbrance, termination, cancellation, acceleration or violation would not have a material adverse effect on the ability of Acquirer to perform its obligations contained in this Addendum Agreement or the LLC Agreement or otherwise contemplated hereby or thereby.

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(e)    Litigation. There (i) is no investigation, suit, action or litigation by or before any Governmental Authority and (ii) are no legal, administrative or arbitration proceedings, in each case, that are pending, or to Acquirer’s knowledge, threatened in writing, against Acquirer that would have a material adverse effect on the ability of Acquirer to perform its obligations contained in this Addendum Agreement or the LLC Agreement or otherwise contemplated hereby or thereby.

4.    The Subject Interests (a) entitle Acquirer to the Percentage Interest in the Company, and (b) are represented by the Units, in each case, as set forth on Exhibit A hereto.

5.    Any notice required or permitted to be given to the Members under the LLC Agreement shall be given to Acquirer at the address listed for the Acquirer on Exhibit A hereto.

6.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.

[Signature page follows]

3

ACQUIRER

ROAN HOLDINGS HOLDCO, LLC

By:
Name:
Title:

AGREED TO on behalf of the Members of the Company pursuant to Section 8.7 of the LLC Agreement

ROAN RESOURCES LLC

By:
Name:
Title:

SIGNATURE PAGE TO

ROAN RESOURCES LLC

ADDENDUM AGREEMENT

EXHIBIT A

ACQUIRER INFORMATION

Acquirer Name	Units	Percentage Interest	Address
Roan Holdings Holdco, LLC	1,500,000,000	50.0%	Roan Holdings Holdco, LLC 10000 Memorial Dr. Suite 550 Houston, TX 77024

EXHIBIT A TO

ROAN RESOURCES LLC

ADDENDUM AGREEMENT

Exhibit J

Form of Governing Document Voting Agreement

[See attached]

Exhibit J - 1

Exhibit J

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of September [●], 2018 (the “Effective Date”), is entered into by and among Roan Resources Inc., a Delaware corporation (the “Company”), Fir Tree Capital Opportunity Master Fund III, L.P., Fir Tree Capital Opportunity Master Fund, L.P., Fir Tree E&P Holdings VI, LLC, FT SOF IV Holdings, LLC, FT SOF V Holdings, LLC, FT COF(E) Holdings, LLC, York Capital Management, L.P., York Credit Opportunities Investments Master Fund, L.P., York Credit Opportunities Fund, L.P., York Multi-Strategy Master Fund, L.P., (xi) York Select Strategy Master Fund, L.P., Exuma Capital, L.P., Jorvik Multi-Strategy Master Fund, L.P., Spraberry Investments Inc., The Liverpool Limited Partnership and Elliott Associates, L.P. (the “Existing LINN Owners”), Roan Holdings, LLC, a Delaware limited liability company (“Roan Holdings”), and any other persons signatory hereto from time to time (together with the Existing LINN Owners and Roan Holdings, the “Principal Stockholders”).

RECITALS

WHEREAS, pursuant to that certain Master Reorganization Agreement (the “Master Reorganization Agreement”), dated as of September [●], 2018, by and among Linn Energy, Inc., a Delaware corporation (“Linn”), Roan Holdings, and Roan Resources LLC, a Delaware limited liability company (“Roan Resources”), Linn and Roan Holdings agreed to, among other things, reorganize their respective interests in Roan Resources under the Company on the terms and conditions set forth therein (collectively, the “Reorganization”);

WHEREAS, on the Effective Date and immediately following the consummation of each of the transactions contemplated by Section 2.1 of the Master Reorganization Agreement, the Principal Stockholders will own beneficially and of record [●] shares (collectively, the “Principal Shares”) of Class A common stock, par value $0.001 per share, of the Company (“Common Stock”), representing [●]% of the the voting power of all of the then-outstanding shares of the capital stock of the Company;

WHEREAS, the Amended and Restated Certificate of Incorporation of the Company (the “Roan Charter”), the Amended and Restated Bylaws of the Company (the “Roan Bylaws”) and the Certificate of Incorporation of Linn (as amended, the “Linn Charter” and together with the Roan Charter and the Roan Bylaws, the “Original Charter Documents”), each as in effect as of the Effective Date, require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company to amend certain provisions set forth therein; and

WHEREAS, as part of the Reorganization, the Principal Stockholders wish to amend and restate the Original Charter Documents in accordance with the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

VOTING MATTERS

Section 1.1    Agreement to Vote.

(a)    Each Principal Stockholder agrees that it shall, at least one (1) Business Day following the Effective Date, but no later than three (3) Business Days following the Effective Date, execute and deliver a duly executed counterpart to the written consent in the form attached hereto as Exhibit A (the “Affirmative Vote”) in respect of all Principal Shares held by such Principal Stockholder in favor of the adoption and approval of (i) the Second Amended and Restated Certificate of Incorporation of the Company in substantially the form attached hereto as Exhibit B; (ii) the Second Amended and Restated Bylaws of the Company in substantially the form attached hereto as Exhibit C; (iii) the Amended and Restated Certificate of Incorporation of Linn in substantially the form attached hereto as Exhibit D; and (iv) any other actions contemplated by this Agreement and any actions required in furtherance thereof and hereof. Each Principal Stockholder further agrees that it shall, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, vote or consent (or caused to be voted or consented), in person or by proxy, all Principal Shares (x) against approval of any proposal made in opposition to, or in competition with, such amendment and restatement of the Original Charter Documents, and (y) against any other proposal, action or transaction involving the Company, Linn or any of the Company’s other subsidiaries, which proposal, action or transaction would reasonably be expected to impede, frustrate, prevent or materially delay the amendment and restatement of the Original Charter Documents or the other transactions contemplated by this Agreement.

(b)    Each Principal Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that such Principal Stockholder has heretofore granted with respect to the Principal Shares owned by such Principal Stockholder.

Section 1.2    Company Actions. The Company agrees, to the fullest extent permitted by applicable law (including with respect to any applicable fiduciary duties under Delaware law), to take all Necessary Action to effectuate the above. For purposes of this Agreement, “Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by applicable law and, in the case of any action by the Company that requires a vote or other action on the part of the Board of Directors of the Company, to the extent such action is consistent with the fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to shares of Common Stock, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company and Linn, (iii) executing agreements and instruments and (iv) making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

2

ARTICLE II

MISCELLANEOUS

Section 2.1    Effectiveness. This Agreement shall be deemed to be effective upon the consummation of the Reorganization. For the avoidance of doubt, to the extent the Reorganization is not consummated, the provisions of this Agreement shall be without any force or effect.

Section 2.2    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)    THIS AGREEMENT AND ANY CLAIMS AND CAUSES OF ACTION HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).

(b)    WITH RESPECT TO ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED WITHIN HARRIS COUNTY, TEXAS AND THE APPELLATE COURTS THEREFROM (THE “SELECTED COURTS”) AND WAIVES ANY OBJECTION TO VENUE BEING LAID IN THE SELECTED COURTS WHETHER BASED ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE AND HEREBY AGREES NOT TO COMMENCE ANY SUCH PROCEEDING OTHER THAN BEFORE ONE OF THE SELECTED COURTS; PROVIDED, HOWEVER, THAT A PARTY MAY COMMENCE ANY PROCEEDING IN A COURT OTHER THAN A SELECTED COURT SOLELY FOR THE PURPOSE OF ENFORCING AN ORDER OR JUDGMENT ISSUED BY ONE OF THE SELECTED COURTS; (B) CONSENTS, TO THE FULLEST EXTENT PERMITTED BY LAW, TO SERVICE OF PROCESS IN ANY PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY RECOGNIZED INTERNATIONAL EXPRESS CARRIER OR DELIVERY SERVICE, TO THEIR RESPECTIVE ADDRESSES REFERRED TO IN SECTION 2.7 HEREOF; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW; AND (C) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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Section 2.3    Binding Effect. This Agreement shall inure to the benefit of and be legally binding upon permitted successors and assigns of the parties hereto. Neither this Agreement nor any of the rights or obligations hereunder may be assigned without the prior written consent of each of the parties hereto. No assignment of this Agreement will relieve the assigning party of any of its obligations hereunder in any respect.

Section 2.4    Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

Section 2.5    Severability. If any one or more of the provisions of this Agreement is held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intent of the parties hereto. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 2.6    No Third Party Beneficiaries. This Agreement is not intended to confer upon any person or entity, other than the parties hereto, any rights or remedies hereunder.

Section 2.7    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such party at the address set forth below (or such other address as shall be specified by like notice). Notices will be deemed to have been duly given hereunder if (a) personally delivered, when received, (b) sent by nationally recognized overnight courier, one business day after deposit with the nationally recognized overnight courier, (c) mailed by registered or certified mail, five business days after the date on which it is so mailed, and (d) sent by facsimile or electronic mail, on the date sent so long as such communication is transmitted before 5:00 p.m. in the time zone of the receiving party on a business day, otherwise, on the next business day.

If to the Company, to:

Roan Resources Inc.

14701 Hertz Quail Springs Pkwy

Oklahoma City, OK 73134

Attn: Attn: General Counsel

Facsimile: 405-753-9041

With copy (which shall not constitute notice) to:

Vinson & Elkins LLP

1001 Fannin St., Suite 2500

Houston, TX 77002

Attn: Alan Beck

Facsimile: (713) 615.5620

Email: abeck@velaw.com

4

If to the Existing LINN Owners, to:

Fir Tree Capital Management, LP

55 West 46th Street, 29th Floor

New York, New York 10036

Email: legalnotices@firtree.com

With copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, TX 77002

Attn: Andrew Calder, P.C., Julian Seiguer, P.C. and Kim Hicks

Facsimile: 713-836-3601

Email: andrew.calder@kirkland.com; julian.seiguer@kirkland.com;

kim.hicks@kirkland.com

and:

[●]

[●]

[●]

Attn: [●]

Facsimile: [●]

Email: [●]

(c)	If to Roan Holdings, to:

Roan Holdings, LLC

10000 Memorial Dr., Suite 550

Houston, TX 77024

Attn: Board of Managers

Facsimile: 713-579-2611

Email: pbl@loydhouse.com; mraleigh@domain-energy.com;

kloyd@jvladvisors.com; james@ce2ok.com

With a copy (which shall not constitute notice) to:

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, Texas 77002

Attention:        Timothy T. Samson

Facsimile:         832-397-8068

Email: timothy.samson@tklaw.com

Section 2.8    Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by facsimile or electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

5

[Signature Pages Follow.]

6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY

ROAN RESOURCES INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]

PRINCIPAL STOCKHOLDERS:

Fir Tree Capital Opportunity Master Fund III, L.P.

By:
Name:	Brian Meyer
Title:	Authorized Person

Fir Tree Capital Opportunity Master Fund, L.P.

By:
Name:	Brian Meyer
Title:	Authorized Person

Fir Tree E&P Holdings VI, LLC

By:
Name:	Brian Meyer
Title:	Authorized Person

[Signature Page to Voting Agreement]

FT SOF IV Holdings, LLC

By:
Name:	Brian Meyer
Title:	Authorized Person

FT SOF V Holdings, LLC

By:
Name:	Brian Meyer
Title:	Authorized Person

FT COF(E) Holdings, LLC

By:
Name:	Brian Meyer
Title:	Authorized Person

[Signature Page to Voting Agreement]

York Capital Management, L.P.

By:
Name:
Title:

York Credit Opportunities Investments Master Fund, L.P.

By:
Name:
Title:

York Credit Opportunities Fund, L.P.

By:
Name:
Title:

York Multi-Strategy Master Fund, L.P.

By:
Name:
Title:

[Signature Page to Voting Agreement]

York Select Strategy Master Fund, L.P.

By:
Name:
Title:

Exuma Capital, L.P.

By:
Name:
Title:

Jorvik Multi-Strategy Master Fund, L.P.

By:
Name:
Title:

[Signature Page to Voting Agreement]

Spraberry Investments Inc.

By:
Name:
Title:

The Liverpool Limited Partnership

By:
Name:
Title:

Elliott Associates, L.P.

By:
Name:
Title:

[Signature Page to Voting Agreement]

ROAN HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to Voting Agreement]

EXHIBIT A

FORM OF WRITTEN CONSENT

[See attached.]

Exhibit A to Voting Agreement

Exhibit A

ROAN RESOURCES INC.

WRITTEN CONSENT OF THE STOCKHOLDERS

September [●], 2018

The undersigned stockholders (the “Stockholders”) of Roan Resources Inc., a Delaware corporation (the “Corporation”), collectively holding, in the aggregate, at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding Class A common stock, par value $0.001 (the “Common Stock”), of the Corporation, in lieu of holding a special meeting of the stockholders, hereby take the following actions and adopt the following resolutions by written consent pursuant to Article V of the Amended and Restated Certificate of Incorporation of the Corporation, dated September [●], 2018 (the “Charter”), and the General Corporation Law of the State of Delaware (“DGCL”):

I.	GENERAL

WHEREAS, the Stockholders own beneficially and of record [●] shares (collectively, the “Principal Shares”) of Common Stock, representing [●]% of the voting power of the outstanding shares of the capital stock of the Company;

WHEREAS, pursuant to that certain Voting Agreement, dated as of September [●], 2018, each of the Stockholders has agreed to execute and deliver a duly executed counterpart to this written consent in respect of all of Principal Shares held by such Stockholders in favor of the adoption and approval of the (i) Second Amended and Restated Certificate of Incorporation of the Corporation, in substantially the form attached hereto as Exhibit A (the “Second A&R Certificate of Incorporation”), (ii) Second Amended and Restated Bylaws of the Corporation, in substantially the form attached hereto as Exhibit B (the “Second A&R Bylaws”) and (iii) Amended and Restated Certificate of Incorporation of Linn Energy, Inc., a Delaware corporation and wholly owned subsidiary of the Corporation (“Linn”), in substantially the form attached hereto as Exhibit C (the “Linn A&R Certificate of Incorporation”);

WHEREAS, pursuant to Article XIV of the Charter, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, is required to amend or repeal certain provisions of the Charter, and such affirmative vote is required to adopt and approve the Second A&R Certificate of Incorporation;

WHEREAS, pursuant to Article IX of the Amended and Restated Bylaws of the Corporation (the “Bylaws”), until the earlier of a Listing (as defined in the Bylaws) or an IPO (as defined in the Bylaws) the affirmative vote or written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, is required to amend or repeal certain provisions of the Bylaws, and such affirmative vote is required to adopt and approve the Second A&R Bylaws;

WHEREAS, pursuant to Article XV of the Certificate of Incorporation of Linn (as amended, the “Linn Charter”), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, is required to amend or repeal certain provisions of the Linn Charter, and such affirmative vote is required to adopt and approve Linn A&R Certificate of Incorporation ;

WHEREAS, as of the dates indicated on the signature pages hereto, the Stockholders hold the number of shares indicated on the signature pages hereto with respect to each such Stockholder; and

WHEREAS, the Stockholders (i) deem that it is advisable and in the best interests of the Corporation to (a) amend and restate the Charter and to adopt the Second A&R Certificate of Incorporation and (b) amend and restate the Bylaws and to adopt the Second A&R Bylaws and (ii) deem that it is advisable and in the best interests of Linn to amend and restate the Linn Charter and to adopt the Linn A&R Certificate of Incorporation.

II.	SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Second A&R Certificate of Incorporation, together with such changes thereto as any officer of the Corporation (collectively, the “Authorized Officers”) deems necessary or advisable as evidenced by any such Authorized Officer’s delivery thereof, to be dated on or around the date hereof, be, and hereby are, in all respects, authorized, approved and adopted; and

FURTHER RESOLVED, the Authorized Officers be, and each of them with full power to act without the others hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, to execute and deliver the Second A&R Certificate of Incorporation and take, or cause to be taken, any and all actions necessary, appropriate or advisable to cause the Corporation to adopt the Second A&R Certificate of Incorporation as stated above, including, without limitation, executing a Certificate of Amended and Restated Certificate of Incorporation (the “Certificate”), and to cause the Certificate to be filed with the office of the Secretary of State of the State of Delaware (the “Delaware Secretary of State”).

III.	SECOND AMENDED AND RESTATED BYLAWS

RESOLVED, that, effective upon the filing of the Certificate with the Delaware Secretary of State, the form, terms and provisions of the Second A&R Bylaws, together with such changes thereto as any Authorized Officer deems necessary or advisable as evidenced by any such Authorized Officer’s delivery thereof, be, and they hereby are, authorized, approved and adopted; and

RESOLVED FURTHER, that the Authorized Officers be, and each of them with full power to act without the others hereby is, authorized, empowered and directed to take, or cause to be taken, for and on behalf of the Corporation, any and all actions necessary, appropriate or advisable to cause the Corporation to adopt the Second A&R Bylaws as stated above.

IV.	AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF LINN

RESOLVED, that the form, terms and provisions of the Linn A&R Certificate of Incorporation, together with such changes thereto as any Authorized Officer deems necessary or advisable as evidenced by any such Authorized Officer’s delivery thereof, to be dated on or around the date hereof, be, and hereby are, in all respects authorized, approved and adopted; and

RESOLVED FURTHER, that any officer of the Corporation be, and each of them with full power to act without the others hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation in its capacity as the sole stockholder of Linn and under Linn’s corporate seal or otherwise, to execute and deliver the Linn A&R Certificate of Incorporation and take, or cause to be taken, any and all actions necessary, appropriate or advisable to cause Linn to adopt the Linn A&R Certificate of Incorporation as stated above, including, without limitation, executing a Certificate of Amended and Restated Certificate of Incorporation (the “Linn Certificate”), and to cause the Linn Certificate to be filed with the Delaware Secretary of State.

V.	GENERAL

RESOLVED, that in order to fully carry out the intent and effectuate the purposes of the foregoing resolutions, each of the Authorized Officers be, and each hereby is, authorized to take all such further actions, and to execute and deliver all such further agreements, instruments, documents or certificates, in the name and on behalf of the Corporation, and under its corporate seal or otherwise, and to pay all such fees and expenses, which are reasonably necessary, proper or advisable to perform the obligations of the Corporation approved hereby.

RESOLVED FURTHER, that all acts and deeds performed prior to the date of these resolutions by any Authorized Person or other authorized agent of the Corporation, for and on behalf of the Corporation, that are within the authority conferred by the foregoing resolutions, are hereby approved, ratified and confirmed in all respects as the authorized acts and deeds of the Corporation.

RESOLVED FURTHER, that the actions taken by this written consent shall have the same force and effect as taken at a special meeting of the stockholders, duly called and constituted, pursuant to the Charter, the Bylaws and the DGCL.

IN WITNESS WHEREOF, the undersigned stockholders do hereby consent to the foregoing resolutions as of the date first above written.

Spraberry Investments Inc.

By:
Name:
Title:
Number of Shares of Common Stock: [●]
Date:

The Liverpool Limited Partnership

By:
Name:
Title:
Number of Shares of Common Stock: [●]
Date:

Elliott Associates, L.P.

By:
Name:
Title:
Number of Shares of Common Stock: [●]
Date:

[Signature Page to Roan Resources Inc. Stockholder Consent]

Fir Tree Capital Opportunity Master Fund III, L.P.

By:
Name:
Title:
Number of Shares of Common Stock: [●]
Date:

Fir Tree Capital Opportunity Master Fund, L.P.

By:
Name:
Title:
Number of Shares of Common Stock: [●]
Date:

Fir Tree E&P Holdings VI, LLC

By:
Name:
Title:
Number of Shares of Common Stock: [●]
Date:

FT SOF IV Holdings, LLC

By:
Name:
Title:
Number of Shares of Common Stock: [●]
Date:

[Signature Page to Roan Resources Inc. Stockholder Consent]

FT SOF V Holdings, LLC

By:
Name:
Title:
Number of Shares of Common Stock: [●]
Date:

FT COF(E) Holdings, LLC

By:
Name:
Title:
Number of Shares of Common Stock: [●]
Date:

[Signature Page to Roan Resources Inc. Stockholder Consent]

York Capital Management, L.P.

By:
Name:
Title:
Number of Shares of Common Stock: [●]
Date:

York Credit Opportunities Investments Master Fund, L.P.

By:
Name:
Title:
Number of Shares of Common Stock: [●]
Date:

York Credit Opportunities Fund, L.P.

By:
Name:
Title:
Number of Shares of Common Stock: [●]
Date:

York Multi-Strategy Master Fund, L.P.

By:
Name:
Title:
Number of Shares of Common Stock: [●]
Date:

[Signature Page to Roan Resources Inc. Stockholder Consent]

York Select Strategy Master Fund, L.P.

By:
Name:
Title:
Number of Shares of Common Stock: [●]
Date:

Exuma Capital, L.P.

By:
Name:
Title:
Number of Shares of Common Stock: [●]
Date:

Jorvik Multi-Strategy Master Fund, L.P.

By:
Name:
Title:
Number of Shares of Common Stock: [●]
Date:

[Signature Page to Roan Resources Inc. Stockholder Consent]

Roan Holdings, LLC

By:
Name:
Title:
Number of Shares of Common Stock: [●]
Date:

[Signature Page to Roan Resources Inc. Stockholder Consent]

Exhibit A

Amended and Restated Certificate of Incorporation

[See attached.]

[Exhibit A to Roan Resources Inc. Stockholder Consent]

Exhibit B

Amended and Restated Bylaws

[See attached.]

[Exhibit B to Roan Resources Inc. Stockholder Consent]

Exhibit C

Linn Amended and Restated Certificate of Incorporation

[See attached.]

[Exhibit C to Roan Resources Inc. Stockholder Consent]

EXHIBIT B

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF THE COMPANY

[See attached.]

Exhibit B to Voting Agreement

Exhibit B

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ROAN RESOURCES INC.

Roan Resources Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

1.    The Amended and Restated Certificate of Incorporation of the Corporation (the “A&R Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on September [●], 2018 under the name Roan Resources Inc.

2.    This Second Amended and Restated Certificate of Incorporation, which restates, integrates and also further amends the A&R Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the DGCL. References to this “Certificate of Incorporation” herein refer to the Certificate of Incorporation, as amended, restated, supplemented and otherwise modified from time to time.

3.    The A&R Certificate of Incorporation is hereby amended, integrated and restated in its entirety to read as follows:

ARTICLE I

NAME

SECTION 1.1    Name. The name of the Corporation is Roan Resources Inc.

ARTICLE II

REGISTERED AGENT

SECTION 2.1    Registered Agent. The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

SECTION 3.1    Purpose. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL as it currently exists or may hereafter be amended.

ARTICLE IV

CAPITALIZATION

SECTION 4.1    Number of Shares.

(A)    The total number of shares of stock that the Corporation shall have authority to issue is [●] shares of stock, classified as:

(1)    [●] shares of preferred stock, par value $0.001 per share (“Preferred Stock”); and

(2)    [●] shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”).

(B)    The number of authorized shares of any of the Preferred Stock or Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of Preferred Stock or Class A Common Stock voting separately as a class shall be required therefor.

SECTION 4.2    Provisions Relating to Preferred Stock.

(A)    Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations and powers, preferences, privileges and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the “Board”) as hereafter prescribed (a “Preferred Stock Designation”).

(B)    Subject to any limitations prescribed by law and the rights of any series of the Preferred Stock then outstanding, if any, authority is hereby expressly granted to and vested in the Board to authorize the issuance of Preferred Stock from time to time in one or more series, and with respect to each series of Preferred Stock, to fix and state by the resolution or resolutions set forth in the Preferred Stock Designation the number of shares of such series and the designations and the powers, preferences, privileges and rights, and qualifications, limitations and restrictions relating to each series of Preferred Stock, including, but not limited to, the following:

(1)    whether or not the series is to have voting power, full, special or limited, or is to be without voting power, and whether or not such series is to be entitled to vote separately either alone or together with the holders of one or more other classes or series of stock;

(2)    the number of shares to constitute the series and the designation thereof;

(3)    restrictions on the issuance of shares of the same series or of any other class or series;

(4)    whether or not the shares of any series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable or issuable in the form of cash, notes, securities or other property), and the time or times at which, and the other terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

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(5)    whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

(6)    the dividend rate, if any, whether dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(7)    the preferences, if any, and the amounts thereof that the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

(8)    whether or not the shares of any series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable or redeemable for, the shares of any other class or classes or of any other series of the same or any other class or classes or series of stock, securities or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange or redemption may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(9)    such other powers, preferences, privileges and rights, and qualifications, limitations and restrictions with respect to any series as may to the Board seem advisable.

(C)    The shares of each series of Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects.

SECTION 4.3    Provisions Relating to Class A Common Stock.

(A)    Voting Rights.

(1)    Except as may otherwise be provided in this Certificate of Incorporation, each share of Class A Common Stock shall have identical rights, powers and privileges in every respect. Class A Common Stock shall be subject to the express terms of Preferred Stock and any series thereof. Except as may otherwise be required by this Certificate of Incorporation (including any Preferred Stock Designation) or by applicable law, the holders of shares of Class A Common Stock shall be entitled to one vote for each such share on all matters upon which the stockholders are generally entitled to vote, the holders of shares of Class A Common Stock shall have the exclusive right to vote for the election

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of directors and on all other matters upon which the stockholders are entitled to vote, and the holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders. Each holder of Class A Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law on all matters put to a vote of the stockholders of the Corporation. Except as otherwise required in this Certificate of Incorporation (including any Preferred Stock Designation) or by applicable law, the holders of Class A Common Stock shall vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Class A Common Stock, the holders of Class A Common Stock and the Preferred Stock shall vote together as a single class).

(2)    Notwithstanding the foregoing, except as otherwise required by applicable law, holders of Class A Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.

(B)    Dividends and Distributions. Subject to applicable law and the prior rights and preferences, if any, applicable to outstanding shares of Preferred Stock or any series thereof, the holders of shares of Class A Common Stock shall be entitled to receive ratably in proportion to the number of shares of Class A Common Stock held by them such dividends and distributions (payable in cash, stock or property), if, when and as may be declared thereon by the Board at any time and from time to time out of any funds of the Corporation legally available therefor.

(C)    Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any series thereof, the holders of shares of Class A Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them. A dissolution, liquidation or winding-up of the Corporation, as such terms are used in this paragraph (C), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

SECTION 4.4    Preemptive Rights. No stockholder shall, by reason of the holding of shares of any class or series of capital stock of the Corporation, have any preemptive or preferential right to acquire or subscribe for any shares or securities of any class or series, whether now or hereafter authorized, that may at any time be issued, sold or offered for sale by the Corporation, unless specifically provided for in a Preferred Stock Designation.

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ARTICLE V

DIRECTORS

SECTION 5.1    Term and Classes.

(A)    The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation, the bylaws of the Corporation or the then-applicable terms and conditions of the Stockholders’ Agreement, dated as of September [●], 2018, by and among the Corporation and certain of its stockholders, as it may be amended, restated, supplemented and otherwise modified from time to time (the “Stockholders’ Agreement”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

(B)    Until the date of the 2020 annual meeting of stockholders of the Corporation (the “Trigger Date”), and subject to the then-applicable terms and conditions of the Stockholders’ Agreement, the directors, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, shall be divided, with respect to the time for which they severally hold office, into two classes, with the initial term of office of the first class to expire at the first annual meeting of stockholders of the Corporation following the date of this Certificate of Incorporation and the initial term of office of the second class to expire at the 2020 annual meeting of stockholders of the Corporation, with each director to hold office until his successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal.

(C)    On and after the Trigger Date, and subject to the then-applicable terms and conditions of the Stockholders’ Agreement, the directors, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, shall consist of a single class, with the initial term of office to expire at the 2021 annual meeting of stockholders of the Corporation, and each director shall hold office until his successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal. At each annual meeting of stockholders of the Corporation following the Trigger Date, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the next succeeding annual meeting of stockholders of the Corporation after their election, with each director to hold office until his successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal.

SECTION 5.2     Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock then outstanding and the then-applicable terms and conditions of the Stockholders’ Agreement, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, resignation, disqualification or removal of any director or from any other cause shall, unless otherwise required by resolution of the Board, be filled by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director, or by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the

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stockholders in accordance with the DGCL, this Certificate of Incorporation and the bylaws of the Corporation. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his predecessor. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

SECTION 5.3    Removal. Subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to this Certificate of Incorporation (including any Preferred Stock Designation thereunder) and the then-applicable terms and conditions of the Stockholders’ Agreement, any director may be removed at any time either for or without cause, upon the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders in accordance with the DGCL, this Certificate of Incorporation and the bylaws of the Corporation.

SECTION 5.4    Number. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, and the then-applicable terms and conditions of the Stockholders’ Agreement, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board (as defined below). Unless and except to the extent that the bylaws of the Corporation so provide, the election of directors need not be by written ballot. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of directors whether or not there exist any vacancies in previously authorized directorships.

ARTICLE VI

STOCKHOLDER ACTION

SECTION 6.1    Written Consents. Subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in lieu of a meeting of such stockholders.

ARTICLE VII

SPECIAL MEETINGS

SECTION 7.1    Special Meetings. Special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board. The Board may fix the date, time and place, if any, of such special meeting. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, the stockholders of the Corporation shall not have the power to call or request a special meeting of stockholders of the Corporation. The Board may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board.

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ARTICLE VIII

BYLAWS

SECTION 8.1    Bylaws. In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the Board shall require (A) prior to the Trigger Date, the approval of not less than 66 2/3% of the Whole Board, and (B) on and after the Trigger Date, the approval of a majority of the Whole Board. Stockholders shall also have the power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation or the then-applicable terms and conditions of the Stockholders’ Agreement, the bylaws of the Corporation may be adopted, altered, amended or repealed, in whole or in part, by the affirmative vote of holders of not less than 66 2/3% in voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class. No bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board that was valid at the time it was taken. So long as the Stockholders’ Agreement remains in effect, the Board shall not approve any amendment, alteration or repeal of any provision of the bylaws of the Corporation, or the adoption of any new bylaw, that would be contrary to or inconsistent with the then-applicable terms and conditions of the Stockholders’ Agreement.

ARTICLE IX

LIMITATION OF DIRECTOR LIABILITY

SECTION 9.1    Limitation of Director Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it now exists. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, a director of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director. Any amendment, repeal or modification of this Article IX shall be prospective only and shall not affect any limitation on liability of a director for acts or omissions occurring prior to the date of such amendment, repeal or modification.

ARTICLE X

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

SECTION 10.1    Indemnification and Advancement of Expenses.

(A)    The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was

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serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent, or in any other capacity while serving as a director, officer, trustee, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding.

(B)    The Corporation shall, to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that the Covered Person is not entitled to be indemnified under this Article X or otherwise.

(C)    The rights to indemnification and advancement of expenses under this Article X shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his heirs, executors and administrators. Notwithstanding the foregoing provisions of this Article X, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

(D)    If a claim for indemnification under this Article X (following the final disposition of such proceeding) is not paid in full within 60 days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article X is not paid in full within 30 days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim, or a claim brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, to the fullest extent permitted by applicable law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. In (1) any suit brought by a Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of

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such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article X or otherwise shall be on the Corporation.

(E)    The rights conferred on any Covered Person by this Article X shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, any provision of this Certificate of Incorporation, the bylaws of the Corporation, any agreement or vote of stockholders or disinterested directors or otherwise.

(F)    This Article X shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

(G)    Any Covered Person entitled to indemnification and/or advancement of expenses, in each case pursuant to this Article X may have certain rights to indemnification, advancement and/or insurance provided by one or more persons with whom or which such Covered Person may be associated (including, without limitation, any member of the Sponsor Group or the Existing Stockholder Group). The Corporation hereby acknowledges and agrees that (1) the Corporation shall be the indemnitor of first resort with respect to any proceeding, expense, liability or matter that is the subject of this Article X, (2) the Corporation shall be primarily liable for all such obligations and any indemnification afforded to a Covered Person in respect of a proceeding, expense, liability or matter that is the subject of this Article X, whether created by law, organizational or constituent documents, contract or otherwise, (3) any obligation of any persons with whom or which a Covered Person may be associated (including, without limitation, any member of the Sponsor Group or the Existing Stockholder Group) to indemnify such Covered Person and/or advance expenses or liabilities to such Covered Person in respect of any proceeding shall be secondary to the obligations of the Corporation hereunder, (4) the Corporation shall be required to indemnify each Covered Person and advance expenses to each Covered Person hereunder to the fullest extent provided herein without regard to any rights such Covered Person may have against any other person with whom or which such Covered Person may be associated (including, without limitation, any member of the Sponsor Group or the Existing Stockholder Group) or insurer of any such person, and (5) the Corporation irrevocably waives, relinquishes and releases any other person with whom or which a Covered Person may be associated (including, without limitation, any member of the Sponsor Group or the Existing Stockholder Group) from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Corporation hereunder.

(H)    The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer,

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employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ARTICLE XI

CORPORATE OPPORTUNITY

SECTION 11.1     Corporate Opportunities. Members of the Sponsor Group and the Existing Stockholder Group own and will own substantial equity interests in other entities (existing and future) that participate in the energy industry (“Portfolio Companies”) and may make investments and enter into advisory service agreements and other agreements from time to time with those Portfolio Companies. Certain officers and directors of the Corporation may also serve as employees, partners, officers or directors of members of the Sponsor Group, the Existing Stockholder Group or Portfolio Companies and, at any given time, members of the Sponsor Group, the Existing Stockholder Group or Portfolio Companies may be in direct or indirect competition with the Corporation and/or its subsidiaries. The Corporation waives, to the maximum extent permitted by law, the application of the doctrine of corporate opportunity (or any analogous doctrine) with respect to the Corporation, to the Sponsor Group, the Existing Stockholder Group or Portfolio Companies or any directors or officers of the Corporation or Portfolio Companies who are also employees, partners, members, managers, officers or directors of any of the Sponsor Group, the Existing Stockholder Group or Portfolio Companies. As a result of such waiver, no member of the Sponsor Group, the Existing Stockholder Group or Portfolio Companies, nor any director or officer of the Corporation who is also an employee, partner, member, manager, officer or director of any member of the Sponsor Group, the Existing Stockholder Group or Portfolio Companies, shall, to the fullest extent permitted by law, have any obligation to refrain from: (A) engaging in or managing the same or similar activities or lines of business as the Corporation or any of its subsidiaries or developing or marketing any products or services that compete (directly or indirectly) with those of the Corporation or any of its subsidiaries; (B) investing in, owning or disposing of any (public or private) interest in any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Corporation or any of its subsidiaries (including any member of the Sponsor Group or the Existing Stockholder Group, a “Competing Person”); (C) developing a business relationship with any Competing Person; or (D) entering into any agreement to provide any service(s) to any Competing Person or acting as an officer, director, member, manager or advisor to, or other principal of, any Competing Person, regardless (in the case of each of (A) through (D)) of whether such activities are in direct or indirect competition with the business or activities of the Corporation or any of its subsidiaries (the activities described in (A) through (D) are referred to herein as “Specified Activities”). To the fullest extent permitted by law, the Corporation hereby renounces (for itself and on behalf of its subsidiaries) any interest or expectancy in, or in being notified of or offered an opportunity to participate in, any Specified Activity that may be presented to or become known to any member of the Sponsor Group, the Existing Stockholder Group or Portfolio Companies or any director or officer of the Corporation who is also an employee, partner, member, manager, officer or director of any member of the Sponsor Group, the Existing Stockholder Group or Portfolio Companies; provided, however that the Corporation does not renounce any interest in any Specified Activity that is expressly offered to any director or officer of the Corporation solely in such person’s capacity as a director or officer of the Corporation or that is identified by the Sponsor Group, the Existing Stockholder Group or Portfolio Companies solely through the disclosure of information provided by or on behalf of the Corporation.

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SECTION 11.2    Definitions. For purposes of this Article XI, the following terms have the following definitions:

(A)    “Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person; with respect to any Sponsor Group or Existing Stockholder Group member, an “Affiliate” shall include (1) any Person who is the direct or indirect ultimate holder of “equity securities” (as such term is described in Rule 405 under the Securities Act of 1933, as amended) of such Sponsor Group or Existing Stockholder Group member, and (2) any investment fund, alternative investment vehicle, special purpose vehicle or holding company that is directly or indirectly managed, advised or controlled by such Sponsor Group or Existing Stockholder Group member.

(B)    “Elliot Funds” means, collectively, Elliott Associates, L.P., The Liverpool Limited Partnership and Spraberry Investments Inc.

(C)    “Existing Stockholders” means each member of the Elliot Funds, the Fir Tree Funds and the York Capital Funds.

(D)    “Existing Stockholder Group” means the Existing Stockholders, each of their respective Affiliates (other than the Corporation) and each of their respective Portfolio Companies.

(E)    “Fir Tree Funds” means, collectively, Fir Tree Capital Opportunity Master Fund III, L.P., Fir Tree Capital Opportunity Master Fund, L.P., Fir Tree E&P Holdings VI, LLC, FT SOF IV Holdings, LLC and FT SOF V Holdings, LLC.

(F)    “Sponsor Group” means Roan Holdings, LLC and its Affiliates (other than the Corporation) and all of its Portfolio Companies.

(G)    “York Capital Funds” means, collectively, York Capital Management, L.P., York Credit Opportunities Investments Master Fund, L.P., York Credit Opportunities Fund, L.P., York Multi-Strategy Master Fund, L.P., Exuma Capital, L.P., York Select Strategy Master Fund, L.P. and Jorvik Multi-Strategy Master Fund, L.P.

(H)    “Person” means any individual, corporation, partnership, limited liability company, joint venture, firm, association, or other entity.

To the fullest extent permitted by applicable law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of, and to have consented to, the provisions of this Article XI. This Article XI shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Certificate of Incorporation, the bylaws of the Corporation or any applicable law. Further, neither the amendment nor repeal of this Article XI, nor the adoption of any provision of

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this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of any Person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

ARTICLE XII

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

SECTION 12.1    Business Combinations with Interested Stockholders. The Corporation shall not be governed by or subject to the provisions of Section 203 of the DGCL as now in effect or hereafter amended, or any successor statute thereto.

ARTICLE XIII

AMENDMENT OF CERTIFICATE OF INCORPORATION

SECTION 13.1    Amendments.

(A)    The Corporation shall have the right, subject to any express provisions or restrictions contained in this Certificate of Incorporation, from time to time, to amend this Certificate of Incorporation or any provision hereof in any manner now or hereafter provided by applicable law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Certificate of Incorporation or any amendment hereof are subject to such right of the Corporation.

(B)    Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation (and in addition to any other vote that may be required by applicable law or this Certificate of Incorporation (including any Preferred Stock Designation thereunder)), the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, alter or repeal any provision of this Certificate of Incorporation if such amendment, alteration or repeal is required to be submitted to the stockholders of the Corporation pursuant to applicable law; provided, however, that the amendment, alteration or repeal of Article I and Article IV shall only require the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

ARTICLE XIV

MISCELLANEOUS

SECTION 14.1    Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (C)

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any action asserting a claim against the Corporation, its directors, officers or employees or agents arising pursuant to any provision of the DGCL, this Certificate of Incorporation or bylaws of the Corporation or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (D) any action asserting a claim governed by the internal affairs doctrine. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIV.

SECTION 14.2    Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any sentence of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any sentence of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

SECTION 14.3    Stockholder Consent to Personal Jurisdiction. To the fullest extent permitted by law, if any action the subject matter of which is within the scope of Section 14.1 above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (A) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 14.1 (an “FSC Enforcement Action”) and (B) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation as of this [●] day of September, 2018.

[ROAN RESOURCES INC.]

By:
Name:
Title:

[Signature Page to Amended and Restated Certificate of Incorporation]

EXHIBIT C

SECOND AMENDED AND RESTATED

BYLAWS OF THE COMPANY

[See attached.]

Exhibit C to Voting Agreement

Exhibit C

SECOND AMENDED AND RESTATED BYLAWS

OF

ROAN RESOURCES INC.

Incorporated under the Laws of the State of Delaware

Date of Adoption: September [●], 2018

ARTICLE I

OFFICES AND RECORDS

SECTION 1.1    Registered Office. The registered office of Roan Resources Inc. (the “Corporation”) in the State of Delaware shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation, as it may be amended, restated, supplemented and otherwise modified from time to time (the “Certificate of Incorporation”), and the name of the Corporation’s registered agent at such address is as set forth in the Certificate of Incorporation. The registered office and registered agent of the Corporation may be changed from time to time by the board of directors of the Corporation (the “Board”) in the manner provided by applicable law.

SECTION 1.2    Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the Corporation may from time to time require.

SECTION 1.3     Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board.

ARTICLE II

STOCKHOLDERS

SECTION 2.1     Annual Meetings. If required by applicable law, an annual meeting of the stockholders of the Corporation for the election of directors of the Corporation shall be held at such date, time and place, if any, either within or outside of the State of Delaware, as may be fixed by resolution of the Board or as determined in accordance with Section 2.5, which date shall be within 13 months of the last annual meeting of stockholders of the Corporation. In lieu of holding an annual meeting of the stockholders at a designated place, the Board may, in its sole discretion, determine that an annual meeting of stockholders may be held solely by means of remote communication. The Board may postpone, reschedule or cancel any annual meeting of stockholders of the Corporation previously scheduled by the Board. Any other proper business may be transacted at the annual meeting.

SECTION 2.2    Special Meetings. Special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board. The Board may fix the date, time and place, if any, of such meeting and may postpone, reschedule or cancel any such meeting previously scheduled by the Board. Except as otherwise required by law and subject to the rights of holders of any series of preferred stock of the Corporation (“Preferred Stock”), the stockholders of the Corporation shall not have the power to call or request a special meeting of stockholders of the Corporation. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

SECTION 2.3     Record Date.

(A)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by applicable law, not be more than 60 nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(C)    Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by applicable law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by applicable law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

SECTION 2.4    Stockholder List. The officer who has charge of the stock ledger shall prepare, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of

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shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the principal place of business of the Corporation. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise required by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of the stockholders.

SECTION 2.5    Place of Meeting. The Board, the Chairman of the Board, the Chief Executive Officer or the President, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal executive offices of the Corporation. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

SECTION 2.6     Notice of Meeting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, notice, stating the place, if any, date and time of the meeting, shall be given, not less than ten days nor more than 60 days before the date of the meeting, to each stockholder of record entitled to vote at such meeting. The notice shall specify (A) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), (B) the place, if any, date and time of such meeting, (C) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and (D) in the case of a special meeting, the purpose or purposes for which such meeting is called. If the stockholder list referred to in Section 2.4 of these Bylaws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed. If the meeting of stockholders is to be held solely by means of electronic communications, the notice of meeting must provide the information required to access such stockholder list during the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the Corporation. The Corporation may provide stockholders with notice of a meeting by electronic transmission provided such stockholders have consented to receiving electronic notice in accordance with the DGCL. Such further notice shall be given as may be required by applicable law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting.

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SECTION 2.7         Quorum and Adjournment of Meetings.

(A)    Except as otherwise required by applicable law or by the Certificate of Incorporation, the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the voting power of all of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. For purposes of these Bylaws, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The chairman of the meeting may adjourn the meeting from time to time for any reason, whether or not there is such a quorum. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(B)    Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

SECTION 2.8     Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such other manner prescribed by the DGCL) by the stockholder or by his duly authorized attorney-in-fact. Any copy, facsimile transmission or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation.

SECTION 2.9    Notice of Stockholder Business and Nominations.

(A)    Annual Meetings of Stockholders.

(1)    Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be

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made at an annual meeting of stockholders of the Corporation in accordance with the then-applicable terms and conditions of the Stockholders’ Agreement, dated as of September [●], 2018, by and among the Corporation and certain of its stockholders, as it may be amended, restated, supplemented and otherwise modified from time to time (the “Stockholders’ Agreement”) (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof or (c) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures and other requirements set forth in these Bylaws and applicable law. Section 2.9(A)(1)(c) of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of the stockholders of the Corporation.

(2)    For any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.9(A)(1)(c) of these Bylaws, (a) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (b) such other business must otherwise be a proper matter for stockholder action under the DGCL and (c) the record stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 2.9(A)(2)(a)) required by these Bylaws. To be timely, a stockholder’s notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that subject to the following sentence, in the event that the date of the annual meeting is scheduled for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.9(A)(2) or Section 2.9(B)) to the Secretary of the Corporation must:

(a)    set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such stockholder’s Stockholder Associated Person (as defined in Section 2.9(C)(2)), if any, (ii) (A) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and such Stockholder Associated Person, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in

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part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder or by any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation held by such stockholder or by any Stockholder Associated Person, (C) a complete and accurate description of any agreement, arrangement or understanding between or among such stockholder and such stockholder’s Stockholder Associated Person and any other person or persons in connection with such stockholder’s director nomination and the name and address of any other person(s) or entity or entities known to the stockholder to support such nomination, (D) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote, directly or indirectly, any shares of any security of the Corporation, (E) any short interest in any security of the Corporation held by such stockholder or any Stockholder Associated Person (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or by any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (H) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to base on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household, (iii) any other information relating to such stockholder and any Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and (v) a representation as to whether or not such stockholder or any Stockholder Associated Person will deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding stock required to approve or adopt the proposal or, in the case of a nomination or nominations, at least the percentage of the voting power of the Corporation’s

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outstanding stock reasonably believed by the stockholder or Stockholder Associated Person, as the case may be, to be sufficient to elect such nominee or nominees (such representation, a “Solicitation Statement”).

(b)    if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and Stockholder Associated Person, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment) and (iii) a complete and accurate description of all agreements, arrangements and understandings between or among such stockholder and such stockholder’s Stockholder Associated Person, if any, and the name and address of any other person(s) or entity or entities in connection with the proposal of such business by such stockholder;

(c)    set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the Corporation’s proxy statement as a nominee of the stockholder and to serving as a director if elected), (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and Stockholder Associated Person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (iii) a representation that such person intends to serve a full term, if elected as director; and

(d)    with respect to each nominee for election or reelection to the Board, include (i) a completed and signed questionnaire, representation and agreement in a form provided by the Corporation, which form the stockholder must request from the Secretary of the Corporation in writing with no less than 7 days advance notice and (ii) a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that such person (A) is not and will not become a party to (1) any agreement,

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arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3)    A stockholder providing notice of a nomination or proposal of other business to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (a) as of the record date for the meeting and (b) as of the date that is ten business days prior to the meeting or any adjournment, recess, cancellation, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven business days prior to the date for the meeting or any postponement or adjournment thereof, if practicable (or, if not practicable, on the first practicable date prior to any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment, recess or postponement thereof)).

(B)    Special Meetings of Stockholders.

Only such business as shall have been brought pursuant to the Corporation’s notice of meeting shall be conducted at a special meeting of stockholders. Subject to the then-applicable terms and conditions of the Stockholders’ Agreement, nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to a notice of meeting by or at the direction of the Board or any committee thereof or by any stockholder of the Corporation who (a) is a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the special meeting, (b) is entitled to vote at the meeting, and (c) complies with the notice procedures set forth in these Bylaws and applicable law. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board, any such

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stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder delivers notice with the information required by Section 2.9(A)(2) (with the updates required by Section 2.9(A)(3)) of these Bylaws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.9(A)(2)(d) of these Bylaws). Such notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement or the announcement thereof of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(C)    General.

(1)    Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in these Bylaws and applicable law shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws and applicable law. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and applicable law and, if any proposed nomination or business is not in compliance with these Bylaws and applicable law, to declare that such defective proposal or nomination shall be disregarded.

(2)    For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, the Associated Press, or any other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder, and “Stockholder Associated Person” shall mean, for any stockholder, (a) any person or entity controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or (c) any person or entity controlling, controlled by or under common control with any person or entity referred to in the preceding clauses (a) or (b).

(3)    Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.9(A) or Section 2.9(B) of these

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Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock if and to the extent provided for under applicable law, the Certificate of Incorporation or these Bylaws.

(4)    Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 2.9 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

SECTION 2.10    Conduct of Business. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate in its sole discretion. The Chairman of the Board, if one shall have been elected, or in the Chairman of the Board’s absence or if one shall not have been elected, the director or officer designated by the majority of the Whole Board, shall preside at all meetings of the stockholders as “chairman of the meeting.” Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting shall have the right and authority to convene and for any reason to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (A) the establishment of an agenda or order of business for the meeting; (B) rules and procedures for maintaining order at the meeting and the safety of those present; (C) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (D) restrictions on entry to the meeting after the time fixed for the commencement thereof; (E) limitations on the time allotted to questions or comments by participants; and (F) restrictions of the use of audio and video recording devices. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting, and if such chairman of the meeting should so determine, such chairman of the meeting shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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SECTION 2.11    Required Vote. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, at any meeting at which directors are to be elected, so long as a quorum is present, directors shall be elected by a plurality of the votes validly cast in such election. Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited. Unless the matter is one on which a different or minimum vote is otherwise required or provided by applicable law, the rules and regulations of any stock exchange applicable to the Corporation or its stock, the Certificate of Incorporation or these Bylaws, in which case such different or minimum vote shall be the required vote, in all matters other than the election of directors and certain non-binding advisory votes described below, the affirmative vote of a majority of the voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. In non-binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the stockholders.

SECTION 2.12    Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock belonging to it or any other corporation, if a majority of shares entitled to vote in the election of directors of such corporation is held, directly or indirectly by the Corporation, and such shares will not be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or such other corporation, to vote stock of the Corporation held in a fiduciary capacity.

SECTION 2.13    Inspectors of Elections; Opening and Closing the Polls. The Corporation may, and when required by applicable law, shall, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders and the appointment of an inspector is required by applicable law, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall have the duties prescribed by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

SECTION 2.14    Stockholder Action by Written Consent. Subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing in lieu of a meeting of such stockholders.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition

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to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws or by the Stockholders’ Agreement required to be exercised or done by the stockholders. The directors shall act only as a Board or a committee thereof, and the individual directors shall have no power as such.

SECTION 3.2    Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, and the then-applicable terms and conditions of the Stockholders’ Agreement, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board. The election and term of directors shall be as set forth in the Certificate of Incorporation.

SECTION 3.3    Regular Meetings. Subject to Section 3.5, regular meetings of the Board shall be held on such dates, and at such times and places, as are determined from time to time by resolution of the Board.

SECTION 3.4    Special Meetings. Special meetings of the Board shall be called at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the Board then in office. The person or persons authorized to call special meetings of the Board may fix the place, if any, date and time of the meetings. Any business may be conducted at a special meeting of the Board.

SECTION 3.5    Notice. Notice of regular meetings of the Board need not be given. Notice of any special meeting of directors shall be given to each director at his business or residence in writing by hand delivery, first-class or overnight mail, courier service or facsimile or electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered if deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered if the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile or electronic transmission, such notice shall be deemed adequately delivered if the notice is transmitted at least 24 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 24 hours prior to the time set for the meeting and shall be confirmed by facsimile or electronic transmission that is sent promptly thereafter. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for as provided in Section 8.1.

SECTION 3.6    Action by Consent of Board. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, including by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware.

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SECTION 3.7    Conference Telephone Meetings. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.8    Quorum. A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may, to the fullest extent permitted by law, adjourn the meeting from time to time without further notice unless (A) the date, time and place, if any, of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 3.5 of these Bylaws shall be given to each director, or (B) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (A) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting. Except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws, all matters shall be determined by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present. To the fullest extent permitted by law, the directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 3.9     Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock then outstanding and the then-applicable terms and conditions of the Stockholders’ Agreement, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, resignation, disqualification or removal of any director or from any other cause shall, unless otherwise required by law or by resolution of the Board, be filled by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director, or by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders in accordance with the DGCL, the Certificate of Incorporation and these Bylaws. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his predecessor. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

SECTION 3.10    Removal. Subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to the Certificate of Incorporation (including any certificate of designation thereunder) and the then-applicable terms and conditions of the Stockholders’ Agreement, any director may be removed at any time either for or without cause, upon the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders in accordance with the DGCL, the Certificate of Incorporation and these Bylaws. Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (1) has been convicted of a felony by a court of competent jurisdiction in connection with the duties of such director to the Corporation and that conviction is no

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longer subject to direct appeal; (2) has been found to have committed a breach of the duty of loyalty in connection with the duties of such director to the Corporation or to have engaged in intentional or willful misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by a court of competent jurisdiction; or (3) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation.

SECTION 3.11    Records. The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

SECTION 3.12    Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have authority to fix the compensation of directors, including fees and reimbursement of expenses. Members of committees may be allowed like compensation for attending committee meetings.

SECTION 3.13    Regulations. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate.

ARTICLE IV

COMMITTEES

SECTION 4.1    Designation; Powers. Subject to the then-applicable terms and conditions of the Stockholders’ Agreement, the Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

SECTION 4.2    Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.1 shall choose its own chairman in the event the chairman has not been selected by the Board by a majority vote of the members then in attendance at a meeting of the committee so long as a quorum is present, shall keep regular minutes of its proceedings, and shall meet at such times and at such place or places as may be provided by the charter of such committee or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present at a meeting where a quorum is present shall be necessary for the adoption by it of any resolution. The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the governance of any committee not inconsistent with the provisions of these Bylaws or any such charter, and each committee may adopt its own rules and regulations of governance, to the extent not inconsistent with these Bylaws or any charter or other rules and regulations adopted by the Board.

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SECTION 4.3    Substitution of Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

ARTICLE V

OFFICERS

SECTION 5.1    Officers. The Board shall elect the officers of the Corporation, which shall include a Chairman of the Board, a Chief Executive Officer, a President, Executive Vice Presidents, Senior Vice Presidents, a Secretary, a Treasurer and such other officers as the Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof or, with respect to any Executive Vice President, Senior Vice President, Treasurer or Secretary, by the Chairman of the Board, Chief Executive Officer or President, if any. The Board or any committee thereof may from time to time elect, or the Chairman of the Board, Chief Executive Officer or President, if any, may appoint, such other officers (including a Chief Financial Officer, Chief Operating Officer and one or more Senior Vice Presidents, Assistant Secretaries and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee thereof or by the Chairman of the Board, Chief Executive Officer or President, as the case may be. Any number of offices may be held by the same person.

SECTION 5.2    Election and Term of Office. Each officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified or until his death or until he shall resign, but any officer may be removed from office at any time by the affirmative vote of a majority of the Board or, except in the case of an officer or agent elected by the Board, by the Chairman of the Board, Chief Executive Officer or President, if any. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

SECTION 5.3    Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office that may be required by law and all such other duties as are properly required of him by the Board.

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He shall make reports to the Board and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chairman of the Board may also serve as Chief Executive Officer, if so elected by the Board.

SECTION 5.4    Chief Executive Officer. The Chief Executive Officer shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The Chief Executive Officer shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and, if the Chief Executive Officer is also a director, preside at all meetings of the Board. The Chief Executive Officer shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation.

SECTION 5.5    President. The President, if any, shall have such powers and shall perform such duties as shall be assigned to him by the Board. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if any and if he or she shall be a director) shall preside when present at all meetings of the Board.

SECTION 5.6    Executive Vice Presidents and Senior Vice Presidents. Each Executive Vice President and Senior Vice President, if any, shall have such powers and shall perform such duties as shall be assigned to him by the Board or the Chairman of the Board, the Chief Executive Officer or the President, if any.

SECTION 5.7    Treasurer. The Treasurer, if any, shall exercise general supervision over the receipt, custody and disbursement of corporate funds. He shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Board, the Chairman of the Board, the Chief Executive Officer or the President, if any.

SECTION 5.8    Secretary. The Secretary, if any, shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; he shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by applicable law; he shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and he shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board, the Chief Executive Officer or the President, if any.

SECTION 5.9    Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board. Any vacancy in an office appointed by the Chairman of the Board, the Chief Executive Officer or the President, if any, because of death, resignation or removal may also be filled by the Chairman of the Board, the Chief Executive Officer or the President, if any.

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SECTION 5.10    Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the Chief Executive Officer or any officer authorized by the Chairman of the Board, the Chief Executive Officer or the President, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation or entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities in such other corporation.

SECTION 5.11    Delegation. The Board may from time to time delegate the powers and duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE VI

STOCK CERTIFICATES AND TRANSFERS

SECTION 6.1    Stock Certificates and Transfers.

(A)    The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, certifying the number of shares owned by such holder in the Corporation. Any or all the signatures on the certificate may be a facsimile. The shares of the stock of the Corporation shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares. Subject to the provisions of the Certificate of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation, which may be maintained by a third-party registrar or transfer agent, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require or upon receipt of proper transfer instructions from the registered holder of uncertificated shares and upon compliance with appropriate procedures for transferring shares in uncertificated form, at which time the Corporation shall issue a new certificate to the person entitled thereto (if the stock is then represented by certificates), cancel the old certificate and record the transaction upon its books.

(B)    Each certificated share of stock shall be signed, countersigned and registered in the manner required by law. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 6.2    Lost, Stolen or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued

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in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer may in its or his discretion require.

SECTION 6.3    Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

SECTION 6.4    Regulations Regarding Certificates. The Board shall have the power and authority to make all such rules and regulations concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation. The Corporation may enter into additional agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1    Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December of each year.

SECTION 7.2    Dividends. Except as otherwise provided by law or the Certificate of Incorporation, the Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock, which dividends may be paid in either cash, property or shares of stock of the Corporation. A member of the Board, or a member of any committee designated by the Board, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

SECTION 7.3    Seal. If the Board determines that the Corporation shall have a corporate seal, the corporate seal shall have inscribed thereon the words “Corporate Seal,” the year of incorporation and the words “Roan Resources Inc. — Delaware.”

SECTION 7.4    Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, including by electronic transmission, signed or given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board or committee thereof

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need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 7.5    Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice, including by electronic transmission, of such resignation to the Chairman of the Board, the Chief Executive Officer, the President (if any) or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board or the stockholders to make any such resignation effective.

SECTION 7.6    Indemnification and Advancement of Expenses.

(A)    The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent, or in any other capacity while serving as a director, officer, trustee, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding.

(B)    The Corporation shall, to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that the Covered Person is not entitled to be indemnified under this Section 7.6 or otherwise.

(C)    The rights to indemnification and advancement of expenses under this Section 7.6 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 7.6, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

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(D)    If a claim for indemnification under this Section 7.6 (following the final disposition of such proceeding) is not paid in full within 60 days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Section 7.6 is not paid in full within 30 days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim, or a claim brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, to the fullest extent permitted by applicable law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. In (1) any suit brought by a Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Section 7.6 or otherwise shall be on the Corporation.

(E)    The rights conferred on any Covered Person by this Section 7.6 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, any provision of the Certificate of Incorporation, these Bylaws, any agreement or vote of stockholders or disinterested directors or otherwise.

(F)    This Section 7.6 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

(G)    Any Covered Person entitled to indemnification and/or advancement of expenses, in each case pursuant to this Section 7.6, may have certain rights to indemnification, advancement and/or insurance provided by one or more persons with whom or which such Covered Person may be

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associated (including, without limitation, any member of the Sponsor Group (as defined in the Certificate of Incorporation) or the Existing Stockholder Group (as defined in the Certificate of Incorporation). The Corporation hereby acknowledges and agrees that (1) the Corporation shall be the indemnitor of first resort with respect to any proceeding, expense, liability or matter that is the subject of this Section 7.6, (2) the Corporation shall be primarily liable for all such obligations and any indemnification afforded to a Covered Person in respect of a proceeding, expense, liability or matter that is the subject of this Section 7.6, whether created by law, organizational or constituent documents, contract or otherwise, (3) any obligation of any persons with whom or which a Covered Person may be associated (including, without limitation, any member of the Sponsor Group or the Existing Stockholder Group) to indemnify such Covered Person and/or advance expenses or liabilities to such Covered Person in respect of any proceeding shall be secondary to the obligations of the Corporation hereunder, (4) the Corporation shall be required to indemnify each Covered Person and advance expenses to each Covered Person hereunder to the fullest extent provided herein without regard to any rights such Covered Person may have against any other person with whom or which such Covered Person may be associated (including, without limitation, any member of the Sponsor Group or the Existing Stockholder Group) or insurer of any such person, and (5) the Corporation irrevocably waives, relinquishes and releases any other person with whom or which a Covered Person may be associated (including, without limitation, any member of the Sponsor Group or the Existing Stockholder Group) from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Corporation hereunder.

(H)    The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 7.7    Facsimile and Electronic Signatures. In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these Bylaws, facsimile or electronic signatures of any officer or officers of the Corporation may be used.

SECTION 7.8    Time Periods. In applying any provision of these Bylaws that require an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECTION 7.9    Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

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ARTICLE VIII

AMENDMENTS

SECTION 8.1     Amendments. In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that where an amendment to the Bylaws of the Corporation is to be acted upon at a special meeting of directors, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such special meeting. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require (A) prior to the date of the 2020 annual meeting of stockholders of the Corporation (the “Trigger Date”), the approval of not not less than 66 2/3% of the Whole Board, and (B) on and after the Trigger Date, the approval of a majority of the Whole Board. Stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation at any time; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation or the then-applicable terms and conditions of the Stockholders’ Agreement, the Bylaws of the Corporation may be adopted, altered, amended or repealed by the stockholders of the Corporation only by the affirmative vote of holders of not less than 66 2/3% in voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class. No Bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board that was valid at the time it was taken. So long as the Stockholders’ Agreement remains in effect, the Board shall not approve any amendment, alteration or repeal of any provision of these Bylaws, or the adoption of any new Bylaw, that would be contrary to or inconsistent with the then-applicable terms and conditions of the Stockholders’ Agreement.

Notwithstanding the foregoing, (1) no amendment to the Stockholders’ Agreement (whether or not such amendment modifies any provision of the Stockholders’ Agreement to which these Bylaws are subject) shall be deemed an amendment of these Bylaws for purposes of this Section 8.1, and (2) no amendment, alteration or repeal of Section 7.6 shall adversely affect any right or protection existing under these Bylaws immediately prior to such amendment, alteration or repeal, including any right or protection of a present or former director, officer or employee thereunder in respect of any act or omission occurring prior to the time of such amendment.

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EXHIBIT D

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF LINN

[See attached.]

Exhibit D to Voting Agreement

Exhibit D

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

LINN ENERGY, INC.

Linn Energy, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

(1)    The Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on July 11, 2018.

(2)    This Amended and Restated Certificate of Incorporation, which restates, integrates and also further amends the Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the DGCL. References to this “Certificate of Incorporation” herein refer to the Certificate of Incorporation, as amended, restated, supplemented and otherwise modified from time to time.

(3)    The Certificate of Incorporation is hereby amended, integrated and restated in its entirety to read as follows:

FIRST: The name of the corporation is Linn Energy, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, DE 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is [one thousand (1,000)] shares of common stock, par value of One Cent ($0.01) per share.

FIFTH: The name of the incorporator is [●] and his mailing address is c/o [●].

SIXTH: The name of the initial directors, who shall serve until the first annual meeting of stockholders or until their successors are elected and qualified, are as follows:

[●]

The mailing address of each of the initial directors is 600 Travis Street, Houston, Texas 77002.

SEVENTH: In furtherance of, and not in limitation of, the powers conferred by the DGCL, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the bylaws of the Corporation.

EIGHTH: The number of directors of the Corporation shall be as specified in, or determined in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation so provide, the election of directors need not be by written ballot.

NINTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

TENTH: No director of the corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article TENTH shall be prospective only and shall not adversely affect any right or protection of, or limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

ELEVENTH: The Corporation reserves the right at any time, and from time to time, to amend, change, or repeal any provision contained in this certificate of incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon directors, stockholders, or any other persons by and pursuant to this certificate of incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article ELEVENTH.

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this certificate, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this [●] day of September, 2018.

/s/ [●]
[●], Incorporator

Exhibit K

Representations and Assumptions (Section 351 Tax Opinion)

[Omitted]

Exhibit K - 1

Exhibit L

Roan Inc. Amended and Restated Certificate of Incorporation

[See attached]

Exhibit L - 1

Exhibit L

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ROAN RESOURCES INC.

Roan Resources Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

1.    The original Certificate of Incorporation of the Corporation (the “Original Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on September [●], 2018.

2.    This Amended and Restated Certificate of Incorporation, which restates, integrates and also further amends the Original Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the DGCL. References to this “Certificate of Incorporation” herein refer to the Certificate of Incorporation, as amended, restated, supplemented and otherwise modified from time to time.

The Original Certificate of Incorporation is hereby amended, integrated and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is Roan Resources Inc.

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, DE 19801. The name of the registered agent of the Corporation at that address is The Corporation Trust Company.

ARTICLE III

CORPORATE PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

(1)    Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is three hundred million (300,000,000) shares, consisting of two hundred seventy million (270,000,000) shares of Class A Common Stock, par value $0.001 per share (the “Common Stock”), and thirty million (30,000,000) shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

(2)    Common Stock. The powers, preferences, and rights and the qualifications, limitations, and restrictions of the Common Stock are as follows:

(a)    Voting Rights. Except as otherwise required by the DGCL or as provided by or pursuant to the provisions of this Certificate of Incorporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder (excluding any shares that constitute Excess Voting Stock (as defined below)). The holders of shares of Common Stock shall not have cumulative voting rights.

(b)    Stock Splits and Reclassifications. The shares of Common Stock shall not be subdivided, consolidated, reclassified, or otherwise changed.

(3)    Preferred Stock.

(a)    The Board of Directors (as defined below) is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

(b)    There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as otherwise expressly provided in this Article IV, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

(4)    Limitation on Voting. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, J.P. Morgan Securities LLC (“JPMS”) and its Affiliates (as defined below), collectively, shall not be entitled to vote, directly or indirectly, any shares of Common Stock or other equity securities of the Corporation representing, in the aggregate, greater than 4.99% of the total combined voting power of any class of equity securities of the Corporation entitled to vote on any matter (any shares of Common Stock or other equity securities held by JPMS and its Affiliates,

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collectively, in excess of such 4.99% limitation, the “Excess Voting Stock”). For the avoidance of doubt, if JPMS or any of its Affiliates shall transfer any Excess Voting Stock to any other person that is not an Affiliate of JPMS, the limitation set forth in this paragraph shall no longer apply to such Excess Voting Stock. Excess Voting Stock may only be transferred by JPMS or any of its Affiliates: (a) among or between JPMS and its Affiliates; (b) in a widespread public distribution; (c) in transfers in which no transferee (or group of associated transferees) would receive from JPMS and its Affiliates in such sale or transfer two percent (2%) or more of any class of voting securities of the Corporation, which for the avoidance of doubt, does not include the amount of securities already owned by such transferee (together with its Affiliates or group of associated transferees) prior to such transfer; (d) to an underwriter for the purpose of conducting a widespread public distribution of the voting securities of the Corporation; (e) to the Corporation; or (f) to a transferee that would control more than fifty percent (50%) of the voting securities of the Corporation without any transfer of Excess Voting Stock from JPMS or its Affiliates. Shares of Common Stock or other equity securities that constitute Excess Voting Stock, for so long as they constitute Excess Voting Stock, shall not be entitled to vote in any election of directors or any other matter with respect to which stockholders of the Corporation are entitled to vote.

(5)    Non-voting Equity Securities. The Corporation shall not issue any non-voting equity securities to the extent prohibited by Section 1123(a) (6) of Title 11 of the United States Code (the “Bankruptcy Code”) as in effect on the date of filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware; provided, however, that the foregoing restriction (i) shall have such force and effect only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Corporation, (ii) shall not have any further force or effect beyond that required under Section 1123(a)(6), and (iii) may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

(6)    Preemptive Rights; Certain Definitions.

(a)    The Corporation hereby grants to each stockholder that beneficially owns (including all shares beneficially owned by such stockholder’s Affiliates (as defined below)) at least 2.0% of the total shares of Common Stock outstanding as of the close of business on the record date determined by the Board of Directors (each such stockholder, a “Preemptive Rightsholder”). which record date shall not be more than ten (10) Business Days (as defined below) prior to the Corporation’s delivery of the Issuance Notice (as defined below), the right to purchase up to its pro rata portion (based on the number of shares of Common Stock beneficially owned by such stockholder as of the close of business on the record date, as a percentage of the total number of then-outstanding shares of Common Stock) of any New Equity Securities (as defined below) that the Corporation or any of its subsidiaries proposes to sell or issue at any time and from time to time after the date hereof. The rights of Preemptive Rightsholders to purchase New Equity Securities pursuant to this Section 6 of Article IV (the “Equity Purchase Right”) shall apply at the time of issuance of any right, warrant, or option or convertible or exchangeable security that constitutes a New Equity Security, and not to the subsequent conversion, exchange or exercise of such New Equity Security in accordance with its terms.

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(b)    As used herein, the following terms shall have the meanings set forth below:

(i)    “Affiliate” means with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with, such person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any investment fund the primary investment manager or investment advisor to which is such person or its Affiliate). For purposes of this definition, (a) the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise and (b) the term “person” means any individual, corporation, partnership, limited liability company, unincorporated association or other entity.

(ii)    “Arm’s Length Terms” shall mean, with respect to any agreement or transaction, that the terms thereof are at least as favorable to the Corporation (or any subsidiary) as could reasonably be obtained from an independent third party (including with respect to prevailing market terms and pricing provisions).

(iii)    “beneficially own” has the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(iv)    “Business Day” means any day other than a Saturday, Sunday or day on which commercial banks in the State of Texas or the State of New York are authorized or required by law to close for business.

(v)    “New Equity Securities” means any and all (i) shares of Common Stock or other equity securities of the Corporation, (ii) equity securities of any subsidiary of the Corporation, (iii) securities exchangeable into, or convertible or exercisable for, shares of securities of the type specified in clause (i) and (ii), and (iv) options, warrants or other rights to acquire securities of the type specified in clause (i) and (ii), in each case other than as issued (A) to employees, officers, directors or consultants pursuant to any equity-based compensation or incentive plans approved by the Board of Directors or included in the plan of reorganization of LINN Energy, Inc., confirmed by the United States Bankruptcy Court for the Southern District of Texas, Victoria Division, and securities issued upon exercise or conversion of such options, warrants, convertible securities or other rights, (B) in connection with a stock split, payment of dividends or any similar recapitalization, reclassification, distribution, exchange or readjustment of shares approved by the Board of Directors, (C) as consideration in any business combination, consolidation, merger or acquisition transaction or joint venture involving the Corporation or any of its subsidiaries, (D) as a bona fide equity kicker to one or more persons to whom the Corporation or any of its subsidiaries is becoming indebted in connection with the incurrence of such indebtedness approved by the Board of Directors so long as none of such persons are Affiliates of the Corporation

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or of any stockholder that beneficially owns (including all shares beneficially owned by such stockholder’s Affiliates) at least 5.0% of the outstanding shares of Common Stock and such indebtedness is on Arm’s Length Terms, and (E) to the Corporation or a direct or indirect wholly-owned subsidiary of the Corporation.

(c)    The Corporation shall give the Preemptive Rightsholders written notice of any proposed issuance or sale of New Equity Securities that is subject to the Equity Purchase Right, at least ten (10) Business Days prior to the proposed issuance or sale. Such notice (an “Issuance Notice”) shall set forth the material terms and conditions of the proposed transaction, including the proposed manner of issuance or sale, a description of the New Equity Securities, the total number of New Equity Securities proposed to be issued or sold, the proposed issuance or sale date, the proposed purchase price per share, including a reasonable description of any non-cash consideration, and (if known) the name and address of the proposed purchaser of the New Equity Securities.

(d)    At any time during the ten (10) Business Days following receipt of an Issuance Notice, each Preemptive Rightsholder shall have the right, but not the obligation, to irrevocably elect, by written notice to the Corporation, to purchase its pro rata portion of the New Equity Securities at the purchase price set forth in the Issuance Notice and upon the other terms and conditions specified in the Issuance Notice (except that to the extent the purchase price includes non-cash consideration, a Preemptive Rightsholder shall pay the cash equivalent thereof as reasonably determined by the Board of Directors and specified in the Issuance Notice); provided, however, that no Preemptive Rightsholder shall be obligated (or permitted without the Corporation’s consent) to purchase any New Equity Securities pursuant to this Section 6 of Article IV unless all required regulatory approvals, if any, applicable to such purchase have been obtained. Except as provided in the next sentence, the purchase of New Equity Securities by electing Preemptive Rightsholders shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice. The closing of the purchase of New Equity Securities by any electing Preemptive Rightsholder may be extended beyond the closing of the transaction described in the Issuance Notice, to the extent necessary to obtain required approvals of governmental authorities and other required approvals which such Preemptive Rightsholder shall be diligently pursuing in good faith (and the Corporation shall use its commercially reasonable efforts to obtain any approvals required to be obtained by it) and permit the Preemptive Rightsholder to complete its internal capital call process following receipt of the Issuance Notice; provided further, however, that the approval of the Board of Directors shall be required to extend any such closing beyond the date that is thirty (30) days after delivery of the applicable Issuance Notice. Notwithstanding anything to the contrary contained herein, in the event that the closing of any purchase of New Equity Securities by any Preemptive Rightsholder is extended pursuant to this paragraph, such extension shall not preclude the consummation of the issuance or sale of the remaining New Equity Securities described in the Issuance Notice from occurring prior to such closing.

(e)    To the extent that one or more Preemptive Rightsholders do not fully and timely exercise their Equity Purchase Rights, in accordance

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with the terms and conditions set forth in this Section 6 of Article IV. with respect to all of the New Equity Securities described in the applicable Issuance Notice, the Corporation (or its applicable subsidiary) shall be free to consummate the proposed issuance or sale of all or any portion of the remaining New Equity Securities, on terms no less favorable to the Corporation than those set forth in the Issuance Notice; provided, that (i) such issuance or sale is closed within ninety (90) days after the date the related Issuance Notice was given, and (ii) the price at which the New Equity Securities are transferred must be equal to or higher than the purchase price described in the Issuance Notice. In the event that the Corporation (or its applicable subsidiary) has not sold such New Equity Securities within such 90-day period, the Corporation (or its applicable subsidiary) shall not thereafter issue or sell any New Equity Securities without first again offering such securities to the Stockholders entitled to preemptive rights in the manner provided in this Section 6 of Article IV.

(f)    The rights and obligations set forth in this Section 6 of Article IV shall automatically terminate upon, and shall cease to have any force or effect following, the earlier of (i) the date the Common Stock is listed on a national securities exchange in the United States (a “Listing”) or (ii) the consummation of the first public offering and sale of Common Stock (other than on Forms S-4 or S-8 or their equivalent), pursuant to an effective registration statement under the Securities Act (an “IPO”).

Notwithstanding anything to the contrary contained herein, the Corporation and/or any of its subsidiaries may issue or sell New Equity Securities to any purchaser (an “Accelerated Buyer”) without first complying with the provisions of this Section 6 of Article IV if the Board of Directors determines in good faith that it is in the best interests of the Corporation to consummate such issuance or sale without having first complied with such provisions; provided, that in connection with any such issuance or sale, the Corporation shall give the Preemptive Rightsholders written notice of such issuance or sale as promptly as practicable, which notice (an “Accelerated Sale Notice”) shall describe in reasonable detail (a) the material terms and conditions of the issuance or sale of the New Equity Securities to the Accelerated Buyer, including the number or amount and description of the New Equity Securities issued, the issuance or sale date, the purchase price per share (including a reasonable description of any non-cash consideration), and the name and address of the Accelerated Buyer and (b) the rights of the Preemptive Rightsholders to purchase New Equity Securities, pursuant to this paragraph, in connection with such issuance or sale. In the event of any such issuance or sale of New Equity Securities to an Accelerated Buyer, each Preemptive Rightsholder shall have the right, at any time during the ten (10) Business Days following receipt of the Accelerated Sale Notice, to elect to purchase New Equity Securities in an amount equal to all or any part of its pro rata portion (based upon the number of shares of Common Stock beneficially owned by such Preemptive Rightsholder as of the close of business on the record date as a percentage of the total number of shares of Common Stock then outstanding) of the New Equity Securities issued to the Accelerated Buyer, by delivering written notice of such election to the Corporation, whereupon the Corporation shall give effect to such exercise by either (i) requiring that the Accelerated Buyer sell down a portion of its New Equity Securities, or (ii) issuing additional New Equity Securities to such Preemptive Rightsholder, or a combination of (i) and (ii), so long as such action effectively provides such Preemptive Rightsholder with the same opportunity to maintain its ownership percentage of the total number of shares of Common Stock outstanding following the issuance or sale to such Preemptive Rightsholder it would have received had this paragraph not been utilized.

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(7)    Tag-Along Right.

(a)    If at any time prior to the earlier of a Listing or the consummation of an IPO, any one or more stockholders (collectively, the “Tag-Along Seller”) propose to Transfer (as defined below) shares of Common Stock outside of the open market that constitute more than thirty percent (30%) of the total shares of Common Stock then outstanding to one or more non-Affiliate purchasers in any transaction or series of related transactions (a “Tag-Along Transfer”), then each other stockholder that beneficially owns (including all shares beneficially owned by such stockholder’s Affiliates) at least 2.0% of the total shares of Common Stock outstanding (collectively the “Tag-Along Offerees”) shall have the right to exercise tag-along rights in accordance with the terms and conditions set forth in this Section 7 of Article IV (any such stockholder exercising such rights, a “Tagging Stockholder”). As used herein, “Transfer” means any direct or indirect, voluntary or involuntary, sale, transfer, assignment, encumbrance or other disposition by operation of law or otherwise. The rights and obligations set forth in this Section 7 of Article IV shall automatically terminate upon, and shall cease to have any force or effect following, the earlier of (i) a Listing or (ii) the consummation of an IPO.

(b)    The Tag-Along Seller shall promptly give notice (a “Tag-Along Notice”) to the Company at least twenty (20) Business Days prior to consummation of the proposed Tag-Along Transfer, setting forth the number of shares of Common Stock proposed to be Transferred by the Tag-Along Seller, the name and address of the proposed transferee, the proposed purchase price for each such share of Common Stock (the “Tag-Along Per Share Consideration”), and any other material terms and conditions of the Tag-Along Transfer, and the Company shall promptly (and in no event more than one Business Day after its receipt of such notice) deliver a copy of the Tag-Along Notice to each Tag-Along Offeree; it being understood that such Tag-Along Notice may be given after the terms of the Tag-Along Transfer have been finalized and does not accord the Tagging Stockholder with any rights to information as to the Transfer not required to be included in the Tag-Along Notice. Each Tag-Along Offeree shall have a period of ten (10) Business Days from the date of the Tag-Along Notice within which to elect to sell up to its Tag-Along Pro Rata Portion of shares of Common Stock at a price per share equal to the Tag-Along Per Share Consideration in connection with such Tag-Along Transfer. Any Tag-Along Offeree may exercise such right by delivery of an irrevocable written notice to the Tag-Along Seller specifying the number of shares of Common Stock such Tag-Along Offeree desires to include in the Tag-Along Transfer. Unless the proposed Transferee agrees to purchase all the shares of Common Stock proposed to be Transferred by the Tag-Along Seller and the Tagging Stockholders, then the total number of shares of Common Stock proposed to be Transferred by the Tag-Along Seller and Tagging Stockholders in such Tag-Along Transfer shall be reduced by recalculating the allocation set forth in this paragraph assuming such smaller number of shares is to be Transferred. The Tag-Along Seller shall have a period of one hundred and twenty (120) calendar days following the expiration of the ten (10) Business Day period referred to above to consummate the Tag-Along Transfer, on the payment terms specified in the Tag-Along Notice. As used herein, “Tag-Along Pro Rata Portion” means a number of shares of Common Stock determined by multiplying (i) the number of shares of Common Stock proposed to be Transferred by the Tag-Along Seller in connection with the Tag-Along Transfer by (ii) a fraction, the numerator of which is the number of

7

shares of Common Stock held by the applicable Tag-Along Offeree and the denominator of which is the aggregate number of shares of Common Stock held by the Tag-Along Seller and all of the Tag-Along Offerees electing to participate in the Tag-Along Transfer.

(c)    Each Tagging Stockholder shall agree (i) to make the same representations and warranties to the Transferee with respect to itself and related items as the Tag-Along Sellers make with respect to themselves and related items in connection with the Tag-Along Transfer, (ii) to the same covenants, indemnities and agreements with respect to itself and related items as agreed by the Tag-Along Sellers with respect to themselves and related items in connection with the Tag-Along Transfer, and (iii) to the same terms and conditions to the Transfer of shares of Common Stock as the Tag-Along Sellers agree. Notwithstanding the foregoing, however, all such representations, warranties, covenants, indemnities and agreements shall be made by each Tagging Stockholder and each Tag-Along Seller severally and not jointly.

ARTICLE V

STOCKHOLDER ACTION BY WRITTEN CONSENT

Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228 of the DGCL.

ARTICLE VI

CORPORATE GOVERNANCE

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1)    The business and affairs of the Corporation shall be managed by or under the direction of the board of directors of the Corporation (the “Board of Directors”). In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the bylaws of the Corporation then in effect, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the DGCL, this Certificate of Incorporation, and the bylaws of the Corporation.

(2)    The directors of the Corporation need not be stockholders of the Corporation, and need not be elected by written ballot unless the bylaws of the Corporation so provide.

(3)    Special meetings of the stockholders, other than those required by statute, may be called at any time as set forth in the bylaws of the Corporation, and may be called upon the written request to the Secretary by one or more stockholders holding, in the aggregate, at least a majority of the voting power of the shares entitled to vote in the election of directors of the Corporation.

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Any such written request shall specify the time of such meeting and the general nature of the business proposed to be transacted and shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation, and the Secretary shall, promptly following his or her receipt of such request, cause notice of such meeting to be given in accordance with the bylaws of the Corporation to each of the stockholders entitled to vote at such meeting.

(4)    An annual meeting of stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

ARTICLE VII

BOARD OF DIRECTORS

(1)    Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total authorized number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board (as defined below). The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, may be divided, with respect to the time for which they severally hold office, into two classes until the date of the annual meeting of stockholders to take place in the year 2020 (the “Trigger Date”) pursuant to a resolution adopted by a majority of the Whole Board prior to the Trigger Date. In the event of such classification: (i) the term of office of the first class shall expire at the first annual meeting after the adoption of such resolution; and of the second class, one year thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal, (ii) on and after the Trigger Date, the directors, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, shall consist of a single class, with the initial term of office to expire at the 2021 annual meeting, and each director shall hold office until his or her successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal and (iii) at each annual meeting following the Trigger Date, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the next succeeding annual meeting after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal. As used herein, “Whole Board” shall mean, at any given time, the total number of directorships then authorized, whether or not any vacancies exist with respect to such directorships.

(2)    Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation.

(3)    Except as otherwise required by applicable law and and subject to the rights of the holders of any series of Preferred Stock then outstanding, any one or more of the directors may be removed from office, with or without cause, by the affirmative vote or written consent of holders of a majority of the voting power of the shares entitled to vote generally in the election of directors of the Corporation, voting together as a single class.

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ARTICLE VIII

BYLAW AMENDMENTS

The Board of Directors is expressly authorized to adopt, amend and repeal the bylaws of the Corporation, provided, that any adoption, amendment or repeal of the bylaws of the Corporation by the Board of Directors (a) shall require the approval of a majority of the Whole Board and (b) shall be subject to such additional restrictions (which may include, without limitation, majority or supermajority stockholder approval to amend or repeal specifically enumerated provisions), if any, as are set forth in the bylaws of the Corporation as in effect at such time. The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation, by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock entitled to vote generally in the election of directors of the Corporation, voting together as a single class, provided, that any such adoption, amendment or repeal shall be subject to such additional restrictions (which may include, without limitation, supermajority stockholder approval to amend or repeal specifically enumerated provisions) if any, as are set forth in the bylaws of the Corporation as in effect at such time.

ARTICLE IX

SECTION 203 OF THE DGCL

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE X

LIMITATION ON DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. In the event that it is determined that Delaware law does not apply, the liability of a director of the Corporation to the company or its stockholders for monetary damages shall be eliminated to the fullest extent permissible under applicable law. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

(1)    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or an officer of the Corporation or is or was serving at

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the request of the Corporation as a director, officer, manager, employee, agent or trustee of another corporation or of a limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, a “Covered Person”), whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, manager, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended from time to time (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Covered Person in connection therewith, and that indemnification shall continue as to a Covered Person who has ceased to be a director, officer, manager, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and personal and legal representatives; provided, however, that, except as provided in Section 4 of this Article XI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Covered Person seeking indemnification in connection with a proceeding (or part thereof) initiated by that Covered Person, only if that proceeding (or part thereof) was authorized by the Board of Directors.

(2)    Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article XI. a Covered Person shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”): provided, however, that, if the DGCL requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or an officer of the Corporation (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such Covered Person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Section 2 of this Article XI or otherwise. No Covered Person will be required to post any bond or provide any other security with respect to any such undertaking.

(3)    Primary Indemnitor. The Corporation hereby acknowledges that certain Covered Persons may have rights to indemnification and advancement of expenses (directly or through insurance obtained by any such entity) provided by one or more third parties (collectively, the “Other Indemnitors”), and which may include third parties for whom such Covered Person serves as a manager, member, officer, employee or agent. The Corporation hereby agrees and acknowledges that notwithstanding any such rights that a Covered Person may have with respect to any Other Indemnitor(s), (i) the Corporation is the indemnitor of first resort with respect to all Covered Persons and all obligations to indemnify and provide advancement of expenses to Covered Persons, (ii) the Corporation shall be required to indemnify and advance the full amount of expenses incurred by the Covered Persons, to the fullest extent required by law, the terms of this Certificate of Incorporation, the Bylaws, any agreement to which the Corporation is a party, any vote of the stockholders or the Board of Directors, or otherwise, without regard to any rights the Covered Persons may have against the

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Other Indemnitors and (iii) to the fullest extent permitted by law, the Corporation irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors with respect to any claim for which the Covered Persons have sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of the Covered Persons against the Corporation. These rights shall be a contract right, and the Other Indemnitors are express third party beneficiaries of the terms of this paragraph.

(4)    Right of Claimant to Bring Suit. If a claim under this Article XI is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. It shall be a defense to any suit brought by a Covered Person to enforce a right to indemnification hereunder (other than a suit brought to enforce a claim for advancement of expenses where the required undertaking, if any, has been tendered to the Corporation) that the Covered Person has failed to meet any applicable standard of conduct for indemnification set forth in the DGCL, but the burden of proving such defense shall be on the Corporation. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors or a committee thereof, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is permissible in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors or a committee thereof, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall be a defense to the suit or create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit). In any suit brought by a Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the Corporation.

(5)    Non-Exclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Article XI shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, any provision of this Certificate of Incorporation, the bylaws of the Corporation, any agreement to which the Corporation is a party, any vote of the stockholders or the Board of Directors or otherwise.

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(6)    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, manager, employee or agent of the Corporation or another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against that expense, liability or loss under Delaware law.

(7)    Expenses as a Witness. To the extent any Covered Peron is by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager, employee, agent or trustee of another corporation or of a limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

(8)    Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(9)    Severability. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article XI (including, without limitation, each portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article XI (including, without limitation, each such portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(10)    Nature of Rights; Amendments to this Article. The rights conferred upon Covered Person in this Article XI shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, manager, employee, agent or trustee and shall inure to the benefit of the Covered Person’s heirs, executors and administrators. Any repeal, amendment or modification of this Article XI or any of the provisions hereof that adversely affects any right of a Covered Person or its successors hereunder shall be prospective only and shall not limit, eliminate, impair or otherwise adversely affect any rights to indemnification and to the advancement of expenses of a Covered Person with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such repeal, amendment or modification.

ARTICLE XII

BUSINESS OPPORTUNITIES

To the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision) and except as may be otherwise expressly agreed in

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writing by the Corporation and any Dual Role Person (as defined below), the Corporation, on behalf of itself and its subsidiaries, renounces and waives any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, directly or indirectly, any potential transactions, matters or business opportunities (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Corporation or any of its subsidiaries or any dealings with customers or clients of the Corporation or any of its subsidiaries) that are from time to time presented to any Dual Role Person, even if the transaction, matter or opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and no such person shall be liable to the Corporation or any of its subsidiaries or Affiliates for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues, acquires or participates in such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries. Without limiting the foregoing renunciation, the Corporation acknowledges that certain of the stockholders are in the business of making investments in, and have investments in, other businesses similar to and that may compete with the Corporation’s businesses (“Competing Businesses”), and agrees that each such stockholder shall have the right to make additional investments in or have relationships with other Competing Businesses independent of its investment in the Corporation. Any person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this paragraph. Neither the alteration, amendment or repeal of this paragraph, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this paragraph, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate or reduce the effect of this paragraph in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this paragraph, would accrue or arise, prior to such alteration, amendment, repeal, adoption or modification. If any provision or provisions of this paragraph shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this paragraph (including, without limitation, each portion of any paragraph of this paragraph containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this paragraph (including, without limitation, each such portion of any paragraph of this paragraph containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law. This paragraph shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Certificate of Incorporation, the bylaws of the Corporation, or applicable law. As used herein, “Dual Role Person” shall mean any individual who is a director of the Corporation and is otherwise an employee, officer or a director of a stockholder.

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ARTICLE XIII

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder of the Corporation (including a beneficial owner of stock) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the bylaws of the Corporation, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except as to each of (i) through (iv) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XIII (including, without limitation, each portion of any sentence of this Article XIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XIV

AMENDMENTS

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this corporation required by law or by this Certificate of Incorporation, and the affirmative vote of the holders of at least sixty-six and two-thirds percent

(66 2/3%) of the voting power of all of the then- outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend or repeal any provisions of this Article XIV, Sections 6 or 7 of Article IV, Section 3 of Article XI, or any of Articles VIII or XII.

(Remainder of page intentionally left blank)

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IN WITNESS WHEREOF, Roan Resources Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this [●] day of September, 2018.

ROAN RESOURCES INC.

By:
Name:
Title:

[Signature Page to A&R Certificate of Incorporation]

Exhibit M

Roan Inc. Amended and Restated Bylaws

[See attached]

Exhibit M - 1

Exhibit M

AMENDED AND RESTATED BYLAWS

OF

ROAN RESOURCES INC.

As adopted on September [●], 2018

ARTICLE I - STOCKHOLDERS

Section 1.	Annual Meeting.

(1)    An annual meeting of the stockholders of Roan Resources Inc. (the “Corporation”), for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors (as defined below) shall fix.

(2)    Nominations of persons for election to the Board of Directors and proposals of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s proxy materials with respect to such meeting, (b) by or at the direction of the Board of Directors or a committee of the Board of Directors appointed by the Board of Directors for such purposes, or (c) by any stockholder of record of the Corporation (the “Record Stockholder”) at the time of the giving of the Record Stockholder Notice (as defined below), who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1 of Article I. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to make nominations or propose business at an annual meeting of stockholders, other than, to the extent the Corporation is then subject to such Rule, business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”).

(3)    For nominations of directors or proposals of business to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (c) of the immediately preceding paragraph, (a) the Record Stockholder must have given timely notice thereof in writing (“Record Stockholder Notice”) to the Secretary of the Corporation (the “Secretary”) and (b) any such business must be a proper matter for stockholder action under Delaware law. To be timely, a Record Stockholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation not less than 45 nor more than 75 days prior to the one-year anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that, (i) subject to the last sentence of this Section 1(3) of Article I, if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the preceding year’s annual meeting, or if no annual meeting was held during the preceding year, notice by the Record Stockholder to be timely must be so received not later than the close of business on the later of (A) the 45th day before such annual meeting or (B) the 10th day following the date on which public announcement of the date of such meeting is first made and (ii) in the event that the number of directors to be elected to the Board of Directors is increased and a public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors is not made by the Corporation at least 10 days before the last day a Record Stockholder may timely deliver a notice of nomination in accordance with the foregoing provisions of this paragraph, a Record Stockholder Notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement is first made by the Corporation. Notwithstanding anything to the contrary in these Bylaws of the Corporation (these “Bylaws”), for the first annual meeting of the stockholders after the effective date of these Bylaws, to be timely, a Record Stockholder Notice shall be delivered to the Secretary at the principal executive offices of the Corporation no earlier than the close of business on the 75th day prior to the scheduled date of such annual meeting and not later than the close of business on the later of the date that is 45 days prior to the scheduled date of such annual meeting or 10 days following the date on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a Record Stockholder Notice.

(4)    Any Record Stockholder Notice shall set forth the following information:

(a)    if such notice pertains to the nomination of directors, as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in a solicitation of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a nominee and to serve as a director if elected;

(b)    with respect to any other business that the Record Stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting, and any material interest that such Record Stockholder (and, if applicable, the beneficial owner on whose behalf the proposal is made) has in such business; and

(c)    with respect to the Record Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “party”):

(i)    the name and address of each such party;

(ii)    (A) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to Settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to

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profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which each such party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (D) any short interest in any security of the Corporation held by each such party (for purposes hereof, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which each such party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, and each such party shall supplement the information provided pursuant to the foregoing clauses (A) through (G), to the extent necessary, by the earlier of the 10th day after the record date for determining the stockholders entitled to vote at the meeting and the day prior to the meeting; and

(iii)    any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

(5)    A person shall not be eligible for election or re-election as a director at an annual meeting unless (i) the person is nominated by a Record Stockholder in accordance with Section 1(2)(c) of this Article I or (ii) the person is nominated by or at the direction of the Board of Directors. Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1 of Article I. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(6)    As used in these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

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(7)    Notwithstanding the foregoing provisions of this Section 1 of Article I, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1 of Article I. Nothing in this Section 1 of Article I shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, to the extent applicable.

Section 2.	Special Meetings.

(1)    Special meetings of the stockholders, other than those required by statute, may be called at any time pursuant to a resolution adopted by the Board of Directors, or upon the written request to the Secretary by one or more stockholders holding, in the aggregate, at least a majority of the voting power of the shares entitled to vote in the election of directors of the Corporation. Any such written request shall specify the time of such meeting and the general nature of the business proposed to be transacted and shall be delivered to the Secretary at the principal executive offices of the Corporation, and the Secretary shall, promptly following his or her receipt of such request, cause notice of such meeting to be given in accordance with these Bylaws to each of the stockholders entitled to vote at such meeting. The Board of Directors may postpone or reschedule any previously scheduled special meeting called by the Board of Directors.

(2)    The notice of a special meeting shall include the purpose for which such meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been specified in the notice of such special meeting (or any supplement thereto).

(3)    Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected, as follows: (a) by or at the direction of the Board of Directors or by any stockholder of record of the Corporation who is entitled to vote at such meeting and delivers (while it is a Record Stockholder) a written notice to the Secretary setting forth the information required by Sections 1(4)(a) and 1(4)(c) of Article I. Nominations by stockholders of persons for election to the Board of Directors may be made at such meeting only if the Record Stockholder’s notice required by the immediately preceding sentence is received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 45th day prior to such special meeting and the 10th day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period for the giving of a Record Stockholder’s notice. A person shall not be eligible for election or reelection as a director at a special meeting of stockholders unless the person is nominated in accordance with this paragraph. Notwithstanding anything in this Section 2(3) of Article I or otherwise in these Bylaws to the contrary, this Section 2(3) of Article I shall not apply to any special meetings of the stockholders called at the request of stockholders to the extent permitted by Section 2(1) of Article I.

(4)    Notwithstanding the foregoing provisions of this Section 2 of Article I, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2 of Article I. Nothing in this Section 2 of Article I shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, if the Corporation is then subject to such Rule.

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Section 3.	Notice of Meetings; Adjournment.

Notice of the place, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than 10 days nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law.

Any meeting of stockholders, whether annual or special, may be adjourned from time to time for any reason by either the chairman of the meeting, or by the vote of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present. When a meeting of stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting) are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, notice of the adjourned meeting shall be given to each stockholder in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote at such meeting is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be less than 10 nor more than 60 days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each Record Stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.	Quorum.

At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the rules of any stock exchange upon which the Corporation’s securities are listed. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote

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thereon, by a majority in voting power thereof, present in person or represented by proxy, may adjourn the meeting in the manner provided in Section 3 of Article I, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the withdrawal of enough stockholders to leave less than a quorum.

Section 5.	Organization.

Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

Section 6.	Conduct of Business.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 7.	Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

All elections of directors of the Corporation shall be determined by a plurality of the votes cast, and except as otherwise required by law or the rules of any stock exchange upon which the Corporation’s securities are listed or as otherwise provided in these Bylaws or the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), all other matters shall be determined by a majority of the votes cast affirmatively or negatively, on such matter.

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Section 8.    Stockholder List.

The officer who has charge of the stock ledger of the Corporation shall, at least 10 days before every meeting of stockholders, prepare and make a complete list of stockholders entitled to vote at any meeting of stockholders, provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder for a period of at least 10 days prior to the meeting in the manner provided by law.

A stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine (a) the identity of the stockholders entitled to examine such stock list and to vote at the meeting and (b) the number of shares held by each of them.

ARTICLE II - BOARD OF DIRECTORS AND GOVERNANCE

Section 1.    Number, Election and Term of Directors.

Subject to the rights of the holders of any series of preferred stock of the Corporation to elect additional directors under specified circumstances and except as provided otherwise in the Certificate of Incorporation, the total authorized number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board (as defined below). Except as may be provided in the Certificate of Incorporation, the directors, other than those who may be elected by the holders of any series of preferred stock of the Corporation under specified circumstances, may be divided, with respect to the time for which they severally hold office, into two classes until the date of the annual meeting of stockholders to take place in the year 2020 (the “Trigger Date”) pursuant to a resolution adopted by a majority of the Whole Board prior to the Trigger Date. In the event of such classification: (i) the term of office of the first class shall expire at the first annual meeting after the adoption of such resolution; and of the second class, one year thereafter, with each director to hold office until his successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal; (ii) on and after the Trigger Date, the directors, other than those who may be elected by the holders of any series of preferred stock of the Corporation under specified circumstances, shall consist of a single class, with the initial term of office to expire at the 2021 annual meeting, and each director shall hold office until his or her successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal and (iii) at each annual meeting following the Trigger Date, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the next succeeding annual meeting after their election, with each director to hold office until his successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal. As used in these Bylaws, “Whole Board” shall mean, at any given time, the total number of directorships then authorized, whether or not any vacancies exist with respect to such directorships.

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Section 2.    Newly Created Directorships and Vacancies.

Subject to the rights of the holders of any series of preferred stock of the Corporation then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause may be filled (a) by the stockholders at a special meeting or an annual meeting, or by the written consent of holders of a majority of the voting power of the shares entitled to vote in connection with the election of the directors of the Corporation, voting together as a single class or (b) by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director. Any director elected in accordance with this Section 2 of Article II shall hold office for the remainder of the term of the director for whom the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified or, if earlier, such director’s death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.    Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 4.    Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer, or by any two or more directors and shall be held on such date and at such place and time as the person(s) calling such meeting shall fix. At least 24 hours’ notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived and such notice will be effective (i) when received if given in a writing delivered by hand or courier, (ii) when given, if by telephone or in person, or (iii) when transmitted with transmission confirmed, if sent by e-mail or by facsimile to the director’s residence or usual place of business, to an email address or facsimile number, as applicable to which the director has expressly consented to receive notice. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5.    Quorum.

A majority of the Whole Board shall constitute a quorum for all purposes at any meeting of the Board of Directors (unless the Certificate of Incorporation provides for a vote on a particular matter by the Disinterested Directors (as defined in Section 6 of Article VIII), in which case a majority of the Disinterested Directors shall constitute a quorum for such matter). If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

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Section 6.    Participation in Meetings by Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 7.    Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and, except as otherwise expressly required by law or the Certificate of Incorporation, all matters shall be determined by the affirmative vote of a majority of the directors present at any meeting at which a quorum is present. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 8.    Resignations and Removal of Directors.

Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing to the Chairman of the Board, if there be one, or the Chief Executive Officer or the Secretary and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights of the holders of any series of preferred stock of the Corporation then outstanding, directors may be removed from office with or without cause by the affirmative vote of holders of a majority of the voting power of the shares entitled to vote in connection with the election of the directors of the Corporation, voting together as a single class. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 9.    Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

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ARTICLE III - COMMITTEES

Section 1.    Committees of the Board of Directors.

The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2.    Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. The presence of at least a majority of the members of the committee shall constitute a quorum for the transaction of business. All matters shall be determined by a majority vote of the members present at any meeting at which a quorum is present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV - OFFICERS

Section 1.    Generally.

The Board of Directors, at its next meeting following each annual meeting of the stockholders, shall elect officers of the Corporation, including a Chief Executive Officer and a Secretary. The Board of Directors may also from time to time elect such other officers as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors or the Chief Executive Officer may determine. Any two or more offices may be held by the same person. The Board may also elect or appoint a Chairman of the Board, who may or may not also be an officer of the Corporation.

Section 2.    Terms of Office.

All officers of the Corporation elected by the Board of Directors shall hold office for such terms as may be determined by the Board or, except with respect to his or her own office, the Chief Executive Officer, or until their respective successors are chosen and qualified or until his or her

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earlier resignation or removal. Any officer may be removed from office at any time either with or without cause by affirmative vote of a majority of the members of the Board then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors. A vacancy in any office because of death, resignation, removal, disqualification or otherwise shall be filled by the Board in the manner prescribed in these Bylaws for election or appointment to such office.

Section 3.    Powers and Duties.

Each of the officers of the Corporation elected by the Board of Directors or appointed by an officer in accordance with these Bylaws shall have the powers and duties prescribed by law, by these Bylaws or by the Board and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by these Bylaws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office. The Chief Executive Officer shall have authority over the general direction of the affairs of the Corporation.

Section 4.    Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 5.    Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation or entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation or entity.

ARTICLE V - INFORMATION RIGHTS

Section 1.    Financial Statements and Periodic Reports.

At all times when the Corporation is not obligated to file reports under Section 13 or Section 15(d) of the Exchange Act, the Corporation shall provide the following information to each holder of the Corporation’s Class A Common Stock, par value $0.001 per share (the “Common Stock” and each such holder, a “Common Stockholder”), and shall satisfy such obligation by timely posting all such information to its website and making such information accessible to the general public, or by timely and publicly filing all such information with the Securities and Exchange Commission on Form 10-K, Form 10-Q or Form 8-K as applicable, as if the Corporation were required to file such reports under the Exchange Act:

(1)    for each fiscal year of the Corporation ending on or after December 31, 2018, copies of an annual report on Form 10-K for such fiscal year, which report shall be delivered no later than ninety (90) days following the end of such fiscal year and shall include the same information and disclosures as the Corporation would be required to include in such report if it were a reporting company under the Exchange Act, including, without

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limitation, (a) consolidated financial statements of the Corporation and its subsidiaries as of the end of such fiscal year, which financial statements shall (i) include a comparison to the prior fiscal year results, (ii) be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”) and (iii) be audited by a nationally recognized accounting firm approved by the Board of Directors and accompanied by a report and opinion thereon by such accounting firm prepared in accordance with GAAP and (b) a management discussion and analysis of financial condition and results of operations with respect to such financial statements (an “MD&A”);

(2)    for each of the first three (3) fiscal quarters of each fiscal year of the Corporation, copies of a quarterly report on Form 10-Q for such fiscal quarter, which report shall be delivered no later than forty-five (45) days following the end of such fiscal quarter and shall include the same information and disclosures as the Corporation would be required to include in such report if it were a reporting company under the Exchange Act, including, without limitation, (a) consolidated financial statements of the Corporation and its subsidiaries as of the end of such fiscal quarter, which statements shall (i) include year-to-date results and a comparison to the corresponding period in the prior fiscal year and (ii) be prepared in accordance with GAAP, and (b) an MD&A with respect to such financial statements; provided, however, that with respect to the second fiscal quarter of 2018, such quarterly report shall be delivered no later than 60 days following the end of such quarter;

(3)    from time to time after the occurrence of any event that the Corporation would be required to report on a Form 8-K if it had been a reporting company under the Exchange Act, a current report on Form 8-K containing the same information as would be required to be contained in, and within the timing required by, a Current Report on Form 8-K under the Exchange Act;

(4)    a complete transcript of each quarterly conference call hosted by the Corporation pursuant to Section 2 of this Article V, which transcript shall be provided no later than two Business Days after the date of such conference call; and

(5)    such additional information as is required to ensure that sufficient “current public information” with respect to the Corporation is available on the Corporation’s website to satisfy the requirements of Section 4(a)(7) (as may be amended from time to time, “Section 4(a)(7)”) of the Securities Act of 1933, as amended (such act, and the rules and regulations promulgated thereunder, the “Securities Act”) and Rule 144A and Rule 144(c) promulgated under the Securities Act. As used in these Bylaws, “Business Day” shall mean any day other than a Saturday, Sunday or day on which commercial banks in the State of Texas or the State of New York are authorized or required by law to close for business.

Section 2.    Quarterly Conference Calls.

The Corporation shall host, and each Common Stockholder shall have access to, quarterly conference calls with senior officers of the Corporation to discuss the results of operations for the relevant reporting period, which calls shall (except as otherwise determined by the Board of Directors with respect to any particular reporting period) include a reasonable and customary question and answer session; provided, that such obligation with respect

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to quarterly conference calls shall commence in connection with the Corporation’s results of operations for the three months ended June 30, 2018. Each such quarterly and annual call shall be hosted no later than thirty days after the Corporation provides the corresponding annual or quarterly financial statements to Common Stockholders in accordance with this Article V.

Section 3.    Rule 144, 144A and Section 4(a)(7) Information.

With a view to making available to Common Stockholders the benefits of Section 4(a)(7), Rule 144A promulgated under the Securities Act (as may be amended from time to time, “Rule 144 A”) and Rule 144 promulgated under the Securities Act (as may be amended from time to time, “Rule 144”) and other rules and regulations of the U.S. Securities and Exchange Commission that may at any time permit a Common Stockholder to sell shares of Common Stock to the public without registration, the Corporation shall use commercially reasonable efforts to (i) post to the Corporation’s website in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) make and keep publicly available all information necessary to comply with Section 4(a)(7), Rule 144A and Rule 144 with respect to resales of shares of Common Stock, to the extent required from time to time to enable Common Stockholders to sell shares of Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (x) Section 4(a)(7), Rule 144A and Rule 144 or (y) any other rules or regulations now existing or hereafter adopted by the U.S. Securities and Exchange Commission. Upon the reasonable request of any Common Stockholder, the Corporation will deliver to such Common Stockholder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

ARTICLE VI -STOCK

Section 1.    Certificates of Stock.

The shares of capital stock of the Corporation may be in certificated or uncertificated form at the discretion of the Board. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile. If an officer, transfer agent or registrar of the Corporation who has signed or whose facsimile signature has been placed upon a certificate is no longer serving in that capacity when the certificate is issued, it may be issued by the Corporation with the same effect as if that person were still serving in that capacity at the time of issue.

Section 2.    Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article VI of these Bylaws, an outstanding certificate for the number of shares involved, if one has been issued, shall be surrendered for cancellation before a new certificate, if any, is issued therefor.

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Section 3.    Record Date.

In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be less than 10 days nor more than 60 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 3 of Article VI at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 4.    Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.    Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

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Section 6.    Additional Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish from time to time.

ARTICLE VII - NOTICES

Section 1.    Notices.

If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.    Waivers.

A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at any meeting, present in person or represented by proxy, shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE VIII - MISCELLANEOUS

Section 1.    Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.    Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3.    Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated,

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or by any other person as to matters which such director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4.    Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5.    Time Periods.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 6.    Affiliate Transactions; Certain Definitions.

The Corporation shall not, and shall not cause or permit any of its subsidiaries to, enter into, consummate, amend, modify (including by waiver) or terminate any Affiliate Transaction or any agreement with respect thereto, unless it (a) is on Arm’s Length Terms and (b) is approved by a majority of the directors who were not appointed by, are not otherwise affiliated with, the Related Party to which the Affiliate Transaction relates or any Affiliate of such Related Party (such directors, the “Disinterested Directors”).

As used in these Bylaws, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with, such person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any investment fund the primary investment manager or investment advisor to which is such person or its Affiliate). For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” shall mean any contract, agreement, transaction or other arrangement (whether written or unwritten) between the Corporation or any of its subsidiaries, on the one hand, and any Stockholder or any Affiliate (including any portfolio company or funds under management of such Stockholder or its Affiliates) of any stockholder of the Corporation, on the other hand; provided, that it shall not include any contract, agreement, transaction or other arrangement that is solely between the Corporation and/or any one or more of its wholly-owned subsidiaries.

“Arm’s Length Terms” shall mean, with respect to any agreement or transaction, that the terms thereof are at least as favorable to the Corporation (or any subsidiary) as could reasonably be obtained from an independent third party (including with respect to prevailing market terms and pricing provisions).

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“Majority Stockholder Approval” means, with respect to any matter, the affirmative vote or written consent of one or more stockholders then holding, in the aggregate, a majority of the voting power of all of the then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

“Related Party” shall mean a stockholder of the Corporation who, collectively with its Affiliates (including any controlled portfolio companies and funds under management of such stockholder or its Affiliates), holds more than ten percent (10.0%) of the voting power of all of the then-outstanding shares of capital stock entitled to vote generally in the election of directors of the Corporation.

“Supermajority Stockholder Approval” means, with respect to any matter, the affirmative vote or written consent of one or more stockholders then holding, in the aggregate, at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then- outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Section 7.    Actions Requiring Stockholder Approval.

(1)    Notwithstanding anything to the contrary contained in these Bylaws or that a lesser percentage vote or consent may be required under the DGCL or other applicable law, until the earlier of (i) the date the Common Stock is listed on a national securities exchange in the United States (a “Listing”) or (ii) the consummation of the first public offering and sale of Common Stock (other than on Forms S-4 or S-8 or their equivalent), pursuant to an effective registration statement under the Securities Act (an “IPO”), the Corporation shall not, and shall not permit or cause any of its subsidiaries to, cause or engage in any of the following transactions or take any of the following actions, without first obtaining (in addition to authorization by the Board of Directors) Majority Stockholder Approval, and any such transaction or action shall not be authorized unless and until such approval is obtained:

(a)    any merger, consolidation, recapitalization, reorganization or other similar transaction involving the Corporation or any of its material subsidiaries in which the holders of the Common Stock (or equivalent securities of any subsidiary) immediately prior to such transaction hold in the aggregate less than a majority of the outstanding voting equity securities of the surviving entity immediately after such transaction (other than pursuant to any merger, consolidation, recapitalization, reorganization or similar transactions solely between wholly-owned subsidiaries of the Corporation);

(b)    any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries on a consolidated basis, or of any of its material subsidiaries (other than pursuant to (i) any sale, lease, conveyance or other disposition solely between wholly-owned subsidiaries of the Corporation or (ii) a pro rata distribution or stock dividend to the holders of Common Stock);

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(c)    the liquidation, dissolution or winding up of any material subsidiary of the Corporation, or the taking of any action that results in the liquidation, dissolution or winding up of any material subsidiary of the Corporation; or

(d)    the entering into of any contract, agreement, or binding arrangement or commitment to do or engage in any of the foregoing, unless such transaction or action is conditioned on such Majority Stockholder Approval.

(2)    Notwithstanding anything to the contrary contained in these Bylaws or that a lesser percentage vote or consent may be required under the DGCL or other applicable law, until the earlier of a Listing or the consummation of an IPO, the Corporation shall not, and shall not permit or cause any of its subsidiaries to, cause or engage in any of the following transactions or take any of the following actions, without first obtaining (in addition to authorization by the Board of Directors) Supermajority Stockholder Approval, and any such transaction or action shall not be authorized unless and until such approval is obtained:

(a)    the liquidation, dissolution or winding up of the Corporation on a going concern basis, or the taking of any action that results in the liquidation, dissolution or winding up of the Corporation on a going concern basis; or

(b)    the entering into of any contract, agreement, or binding arrangement or commitment to do or engage in any of the foregoing, unless such transaction or action is conditioned on such Supermajority Stockholder Approval.

ARTICLE IX - AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws pursuant to a resolution adopted by a majority of the Whole Board, subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal these Bylaws by Majority Stockholder Approval (in addition to any approval by the holders of any particular class or series of capital stock required by law or these Bylaws or the terms of any preferred stock of the Corporation). Notwithstanding the foregoing, until the earlier of a Listing and the consummation of an IPO, none of the provisions of Article V, Sections 6 or 7 of Article VIII, or this Article IX shall be repealed or amended in any manner that is materially adverse to any stockholder, unless such repeal or amendment shall have been approved by Supermajority Stockholder Approval.

ARTICLE X - CONFLICTS WITH CERTIFICATE OF INCORPORATION

Notwithstanding anything to the contrary contained in these Bylaws, to the extent that any provision set forth herein conflicts with or is inconsistent with any provision of the Certificate of Incorporation, the provision set forth in the Certificate of Incorporation shall take precedence and shall control, to the fullest extent permitted by applicable law.

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